Exhibit 10.2

Execution Version

INCREMENTAL JOINDER AND REFINANCING AMENDMENT TO CREDIT AGREEMENT

THIS INCREMENTAL JOINDER AND REFINANCING AMENDMENT TO CREDIT AGREEMENT, dated as of November 6, 2026 (this “Agreement”), by and among each Person identified as an Incremental Term A-9 Lender (the “Incremental Term A-9 Lenders”) on the signature pages hereto, each Person identified as a 2026 Incremental Revolving Lender (the “2026 Incremental Revolving Lenders”) on the signature pages hereto, the Revolving Lenders (each a “Revolving Lender”) party hereto and identified on the signature pages hereto, the Term A-9 Lenders (each a “Term A-9 Lender”) party hereto and identified on the signature pages hereto, SS&C TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as term facilities administrative agent (in such capacity, the “Term Facility Administrative Agent”) and as revolving facility administrative agent (in such capacity, the “Revolving Facility Administrative Agent” and, together with the Term Facility Administrative Agent, the “Administrative Agents”).

R E C I T A L S:

WHEREAS, the Borrower, SS&C Technologies Holdings, Inc. (the “Parent”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Morgan Stanley, as Administrative Agents, and Morgan Stanley Bank, N.A as an L/C Issuer, are party to the Amended and Restated Credit Agreement dated as of April 16, 2018 (such credit agreement as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, pursuant to and in accordance with Section 2.01(f) of the Existing Credit Agreement, the Borrower has requested that the Incremental Term A-9 Lenders provide Incremental Term Loans as an increase to the Term A-9 Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement (the “Existing Term A-9 Loans”) by an aggregate principal amount of $240,000,000 (such Incremental Term Loans, the “Incremental Term A-9 Loans”, and the commitments related thereto, the “Incremental Term A-9 Commitments”) on terms identical to those applicable to the Existing Term A-9 Facility (including with respect to the Guaranty and Collateral, interest rates (including the Applicable Rate), maturity, and rights to prepayment and repayment), on the 2026 Incremental Effective Date (as defined below).

WHEREAS, the Incremental Term A-9 Loans shall be a fungible increase to the Existing Term A-9 Loans and shall form part of the same Class of Term Loans as the Existing Term A-9 Loans under the Existing Credit Agreement.

WHEREAS, pursuant to and in accordance with Section 2.01(f) of the Existing Credit Agreement, the Borrower has notified the Revolving Facility Administrative Agent of its request to increase the Aggregate Revolving Commitments by an aggregate principal amount equal to $400,000,000 (the “Commitment Increase”) such that the Aggregate Revolving Commitments under the Amended Credit Agreement shall be equal to $1,000,000,000 on the 2026 Incremental Effective Date.

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WHEREAS, pursuant to and in accordance with Section 2.17 of the Existing Credit Agreement, the Loan Parties have requested to refinance (immediately following the effectiveness of the Incremental Term A-9 Commitments and the Commitment Increase) (i) the Revolving Facility (including the Commitment Increase) and (ii) the Term A-9 Loans (including the Incremental Term A-9 Loans), in each case with a final maturity date that occurs five years after the 2026 Incremental Effective Date.

WHEREAS, (x) the proceeds of the Incremental Term A-9 Loans will be used to (i) repay a portion of the March 2019 Senior Notes (the “Refinancing”) as well as any transaction fees, costs and expenses incurred in connection with the Refinancing, this Agreement and the incurrence of the Incremental Term A-9 Loans and (ii) for general corporate purposes of the Borrower and its Subsidiaries and (y) the proceeds of the Commitment Increase will be used to fund working capital and general corporate purposes of the Borrower and its Subsidiaries.

WHEREAS, the Term A-9 Lenders, the Incremental Term A-9 Lenders, the 2026 Incremental Revolving Lenders and the Revolving Lenders party hereto desire, in agreement with the Borrower, to make the modifications to the Existing Credit Agreement as hereinafter set forth in accordance with Section 11.01 of the Existing Credit Agreement (the Existing Credit Agreement, as modified hereby, the “Amended Credit Agreement”) (capitalized terms used but not defined herein having the meanings provided in the Amended Credit Agreement).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Institution of Incremental Term A-9 Loans.
(a)
Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each Incremental Term A-9 Lender hereby agrees to commit to provide its Incremental Term A-9 Commitment on the 2026 Incremental Effective Date (as defined below), such that the aggregate principal amount of its Term A-9 Loans (after giving effect to its Incremental Term A-9 Commitment) are reflected in the aggregate principal amount set forth opposite its name on Schedule A annexed hereto (and the existing Schedule 2.01 to the Existing Credit Agreement shall be deemed to be amended to include the information set forth on Schedule A annexed hereto).
(b)
The Incremental Term A-9 Loans shall be incurred as “Term A-9 Loans” under the Amended Credit Agreement and shall have all of the terms and conditions applicable to Term A-9 Loans under the Amended Credit Agreement, and will, together with the Existing Term A-9 Loans, be treated as one Class of Term Loans. The Incremental Term A-9 Loans will initially be SOFR Loans having an Interest Period ending on the same date as the Interest Period applicable to

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the Existing Term A-9 Loans outstanding immediately prior to the 2026 Incremental Effective Date.
(c)
Each of the Administrative Agents, the Borrower and the other Loan Parties agrees that, as of the 2026 Incremental Effective Date, the Incremental Term A-9 Lenders shall (a) be a party to the Amended Credit Agreement and the other Loan Documents, (b) be a “Lender”, a “Term Lender” and a “Term A-9 Lender”, as applicable, for all purposes of the Amended Credit Agreement and the other Loan Documents and (c) have the rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents.
2.
Increases of the Aggregate Revolving Commitments.
(a)
Subject to the terms and conditions set forth herein, each 2026 Incremental Revolving Lender party to this Agreement hereby (i) agrees to provide a portion of the Commitment Increase (collectively, the “2026 Incremental Revolving Commitments”) under the Revolving Facility to the Borrower such that the aggregate amount of its Revolving Commitments (after giving effect to the 2026 Incremental Revolving Commitments) is as set forth opposite its name on Schedule A annexed hereto (and the existing Schedule 2.01 to the Existing Credit Agreement shall be deemed to be amended to include the information set forth on Schedule A annexed hereto) in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period for the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided that, after giving effect to such advances, the Borrower shall be in compliance with Section 2.01(a) of the Amended Credit Agreement and (ii) will perform in accordance with their terms all of the obligations of the Amended Credit Agreement which are required to be performed by it as a Lender.
(b)
Any Revolving Loans made under the 2026 Incremental Revolving Commitments shall be the “Revolving Loans” referred to in the Amended Credit Agreement and such Revolving Loans shall be on the same terms (other than as set forth in the Amended Credit Agreement) as the Revolving Loans prior to the 2026 Incremental Effective Date.
(c)
Subject to the terms and conditions set forth herein, each Revolving Lender party to this Agreement identified as a Swingline Lender on the signature pages hereto (the “Swingline Lender”) hereby agrees to establish and provide Swingline Commitments in an aggregate principal amount equal to its Swingline Commitment as set forth opposite its name on Schedule A annexed hereto (the “Swingline Commitments”).
(d)
Each of the Revolving Facility Administrative Agent and the Borrower agree that, as of the 2026 Incremental Effective Date, the Swingline Lender and each 2026 Incremental Revolving Lender shall (a) be a party to the Amended Credit Agreement and the other Loan Documents, (b) be a “Lender”, “Swingline Lender” (if applicable) and a “Revolving Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents and (c) have the

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rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents.
(e)
On the 2026 Incremental Effective Date, the Revolving Loans and participations in all Letters of Credit outstanding immediately prior to the 2026 Incremental Effective Date (such Letters of Credit, the “Existing L/Cs”) shall be deemed to be reallocated among all the Revolving Lenders (after giving effect to the Commitment Increase on the 2026 Incremental Effective Date) such that the Revolving Loans and participations in the Existing L/Cs are held on a pro rata basis by the Revolving Lenders in accordance with their pro rata share (taking into account the Commitment Increase).
(f)
Notwithstanding anything to the contrary in the Existing Credit Agreement or the Amended Credit Agreement (including the definition of “L/C Issuer” and Schedule 2.01 thereto), each of the parties hereto acknowledges and agrees that (i) UBS AG, Stamford Branch (the “Exiting L/C Issuer”) shall not have an Applicable L/C Sublimit under the Amended Credit Agreement and shall have no obligation to issue any new Letter of Credit or to amend, renew, extend or increase any Letter of Credit on or after the 2026 Incremental Effective Date, (ii) each Letter of Credit issued by the Exiting L/C Issuer and outstanding immediately prior to the 2026 Incremental Effective Date, as set forth on Schedule B annexed hereto (collectively, the “Grandfathered L/Cs”), shall remain outstanding in accordance with its terms, shall constitute an Existing L/C and a “Letter of Credit” for all purposes of the Amended Credit Agreement and the other Loan Documents, and the participations therein shall be reallocated as set forth in Section 2(e) above, (iii) the Exiting L/C Issuer shall continue to be an “L/C Issuer” under the Amended Credit Agreement and the other Loan Documents solely with respect to the Grandfathered L/Cs and shall continue to have all of the rights (including with respect to fronting fees, reimbursement, participations, indemnification, cash collateral, the Guaranty and the Collateral) and obligations of an L/C Issuer thereunder with respect to the Grandfathered L/Cs until the date on which each Grandfathered L/C has expired or been cancelled, returned, replaced or Cash Collateralized, in each case in a manner reasonably satisfactory to the Exiting L/C Issuer, and all L/C Obligations in respect thereof have been paid in full, (iv) no Grandfathered L/C shall be amended, increased, renewed or extended (including pursuant to any automatic extension provision), and the Exiting L/C Issuer shall be permitted (and is hereby authorized by the Borrower) to deliver a notice of non-extension in respect of any Grandfathered L/C containing such a provision, and (v) the Outstanding Amount of the L/C Obligations in respect of the Grandfathered L/Cs shall count against the Letter of Credit Sublimit but shall not reduce the Applicable L/C Sublimit of any other L/C Issuer.
3.
Extension of Maturity Date. Immediately following the consummation of the transactions detailed in Sections 1 and 2 above and pursuant to Section 2.17 of the Existing Credit Agreement, the existing Maturity Date in respect of each of the Term A-9 Loans (including the Incremental Term A-9 Loans) and the Revolving Facility (including the Commitment Increase)

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shall be extended to the fifth anniversary of the 2026 Incremental Effective Date, subject to the Springing Maturity Date (as defined in the Amended Credit Agreement).
4.
Amendments to the Existing Credit Agreement. Effective as of the 2026 Incremental Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the Amended Credit Agreement attached as Exhibit A hereto. The amendments to the Existing Credit Agreement effected pursuant to this Section 4 shall be deemed to occur immediately following the incurrence of the Incremental Term A-9 Loans and Commitment Increase as set forth herein.
5.
Conditions to Effectiveness and Availability. Notwithstanding anything to the contrary set forth herein or in the Existing Credit Agreement, (x) the effectiveness of this Agreement, (y) the Borrower’s receipt of the Incremental Term A-9 Loans and the Commitment Increase and (z) the refinancing of the Term A-9 Facility and the Revolving Facility hereunder are subject to the satisfaction (or waiver by the Incremental Term A-9 Lenders, the Term A-9 Lenders, the 2026 Incremental Revolving Lenders, the Swingline Lender and the Revolving Lenders) of the following conditions (the first date on which each such condition has been satisfied, the “2026 Incremental Effective Date”):
(a)
The due execution and delivery of this Agreement by the Borrower, the Parent, the Guarantors, the Administrative Agents, the Incremental Term A-9 Lenders, the Term A-9 Lenders, the 2026 Incremental Revolving Lenders, the Swingline Lender and the Revolving Lenders party hereto. Each party hereto agrees that their signature and consent to this Agreement, once delivered, are irrevocable and may not be withdrawn.
(b)
Receipt by the Administrative Agents of a certificate of the Loan Parties, dated as of the 2026 Incremental Effective Date (the statements made in such certificate shall be true and correct on and as of the 2026 Incremental Effective Date), certifying as to each of the following:
(i)
copies of the Organization Documents of each Loan Party certified to be true and complete as of the date of the resolutions referred to in clause (ii) below were adopted by the appropriate Governmental Authority of the state of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the 2026 Incremental Effective Date;
(ii)
such certificates of resolutions or other action, incumbency certificates (if applicable in the relevant jurisdiction) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agents may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in

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connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)
such documents and certifications as the Administrative Agents may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of incorporation, organization or formation (if applicable).
(c)
Receipt by the Administrative Agents of a legal opinion of (i) Davis Polk & Wardwell LLP, counsel to the Loan Parties as to the laws of New York and (ii) Morris, Nichols, Arsht & Tunnell LLP, counsel to the Loan Parties as to the laws of Delaware, in each case, addressed to the Administrative Agents, the Incremental Term A-9 Lenders, the Term A-9 Lenders, the Revolving Lenders, the 2026 Incremental Revolving Lenders, the Swingline Lender and each L/C Issuer, dated as of the 2026 Incremental Effective Date and in form and substance reasonably satisfactory to the Administrative Agents.
(d)
Receipt by the Administrative Agents of a certificate of the Borrower signed by an officer or authorized signatory thereof, dated as of the 2026 Incremental Effective Date, (the statements made in such certificate shall be true and correct on and as of the 2026 Incremental Effective Date) certifying that as to the matters set forth in clause (e) and (f) of this Section 5.
(e)
The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, if already qualified by materiality, true and correct) on and as of the 2026 Incremental Effective Date with the same effect as though such representations and warranties had been made on and as of the 2026 Incremental Effective Date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (or, if already qualified by materiality, true and correct) as of such date or for such period.
(f)
At the time of and immediately after giving effect to the borrowing of the Incremental Term A-9 Loans and establishment of the Commitment Increase and Swingline Commitments, no Event of Default or Default shall have occurred and be continuing or would result from this Agreement.
(g)
(i) No later than three Business Days in advance of the 2026 Incremental Effective Date, the Administrative Agents shall have received all documentation and other information reasonably requested in writing by the Administrative Agents with respect to any Loan Party at least five Business Days in advance of the 2026 Incremental Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) at least three days prior to the 2026 Incremental Effective Date, if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, it shall deliver a beneficial ownership certification.
(h)
Receipt by the Revolving Facility Administrative Agent of Notes (or replacement Notes) executed by the Borrower, in favor of each Lender requesting a Note at least three

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Business Days prior to the 2026 Incremental Effective Date; provided that original Notes shall not be required to be delivered until after the 2026 Incremental Effective Date.
(i)
Receipt by the Term Facility Administrative Agent of a duly executed and completed Loan Notice in respect of the Incremental Term A-9 Commitments meeting the requirements of Section 2.02 and in accordance with Section 5.02 of the Existing Credit Agreement.
(j)
To the extent invoiced at least three Business Days prior to the 2026 Incremental Effective Date (or such later date as reasonably agreed by the Borrower), evidence that payment of all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation agreed by the parties hereto, earned, due and payable to the Lead Arrangers (as defined below) for the Incremental Term A-9 Lenders, Swingline Lender and the Revolving Lenders from the proceeds of the initial funding under the Incremental Term A-9 Loans shall have been paid (or shall be paid substantially contemporaneously with funding), which amounts may be offset against the proceeds of the Incremental Term A-9 Loans.
(k)
Receipt by the Administrative Agents of a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with (A) Section 2.01(f)(i) of the Existing Credit Agreement and (B) the financial covenant set forth in Section 8.11 of the Existing Credit Agreement recomputed as of the end of the period of the four fiscal quarters most recently ended for which financial statements have been (or are required to have been) delivered pursuant to Section 7.01(a) or 7.01(b) of the Existing Credit Agreement after giving effect to such Incremental Term A-9 Loans and Commitment Increase on a Pro Forma Basis (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments).
(l)
Receipt by the Term Facility Administrative Agent in form and substance reasonably satisfactory to the Term Facility Administrative Agent of a duly executed notice of redemption (with no conditions other than receiving the proceeds of the November 2026 Convertible Notes, the Incremental Term A-9 Loans and incremental Term B-8 Loans to be incurred pursuant to and in accordance with Section 2.01(f) of the Existing Credit Agreement) in respect of all outstanding March 2019 Senior Notes in accordance with the terms of the governing indenture.

On the 2026 Incremental Effective Date, each Incremental Term A-9 Lender shall make its Incremental Term A-9 Loans and the Commitment Increase shall become available and there shall be no other conditions (express or implied) to such funding and availability.

6.
Joint Lead Arrangers, Book-Running Manager, Co-Documentation Agents and Co-Syndication Agents. For purposes of the Incremental Term A-9 Loans and related extension of the Maturity Date, the Borrower hereby appoints (i) BofA Securities, Inc. to act as lead left arranger and joint book-running manager and JPMorgan Chase Bank, N.A., Morgan Stanley, Citibank, N.A., HSBC Securities (USA) Inc., PNC Capital Markets LLC, Royal Bank of Canada,

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UBS Securities LLC and Goldman Sachs Bank USA to act as joint lead arrangers and joint book-running managers (in such capacities, the “Lead Arrangers”), and the Amended Credit Agreement shall apply mutatis mutandis as if each such institution listed above were an “Arranger” thereunder, (ii) UMB Financial Services, Inc. to act as co-syndication agent and (iii) Commerce Bank, N.A., NatWest Markets Plc and Standard Chartered Bank to act as co-documentation agents. For purposes of the Commitment Increase and related extension of the Maturity Date, the Borrower hereby appoints (i) JPMorgan Chase Bank, N.A. to act as lead left arranger and joint book-running manager and BofA Securities, Inc., Morgan Stanley, Citibank, N.A., HSBC Securities (USA) Inc., PNC Capital Markets LLC, Royal Bank of Canada, UBS Securities LLC and Goldman Sachs Bank USA to act as joint lead arrangers and joint book-running managers and the Amended Credit Agreement shall apply mutatis mutandis as if each such institution listed above were an “Arranger” thereunder, (ii) UMB Financial Services, Inc. to act as co-syndication agent and (iii) Commerce Bank, N.A., NatWest Markets Plc and Standard Chartered Bank to act as co-documentation agents.
7.
Effect of Amendment. Except as expressly set forth in this Agreement or in the Amended Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agents under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the applicable Loan Parties under the Loan Documents, in each case, as amended by this Agreement. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

On and after the 2026 Incremental Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, in each case shall be deemed a reference to the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

The parties hereto confirm that no novation of any kind has occurred as a result of, or in connection with, this Agreement or otherwise, any such novation being hereby expressly disclaimed.

8.
Amended Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Term A-9 Loans, the Swingline Commitments and the Commitment Increase shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Loan Documents.

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9.
Notice. The address of each Incremental Term A-9 Lender, Swingline Lender and each 2026 Incremental Revolving Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term A-9 Lender, Swingline Lender and 2026 Incremental Revolving Lender to the Administrative Agents in connection with this Agreement.
10.
Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
11.
Reaffirmation. By executing and delivering a counterpart hereof, (i) the Borrower and each other Loan Party hereby agrees that all Loans incurred by the Borrower shall be guaranteed by the applicable Guarantors pursuant to the Guaranty set forth at Article IV of the Amended Credit Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) the Borrower and each other Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Agreement, after giving effect to this Agreement, the Collateral Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Existing Credit Agreement and each other Loan Document, in each case after giving effect to this Agreement, including, with respect to the Guarantors, the guaranty of the Obligations by each Guarantor and, with respect to each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Existing Credit Agreement and the other Loan Documents, in each case after giving effect to this Agreement.
12.
Entire Agreement. This Agreement, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
13.
GOVERNING LAW; JURISDICTION; ETC. SECTION 11.14 OF THE AMENDED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
14.
WAIVER OF JURY TRIAL. SECTION 11.15 OF THE AMENDED CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.
15.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and

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provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
16.
Counterparts. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute a “Loan Document” for purposes of the Amended Credit Agreement.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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MORGAN STANLEY SENIOR FUNDING, INC., as the Term Facility Administrative Agent and the Revolving Facility Administrative Agent

By: /s/ Jennifer DeFazio

Name: Jennifer DeFazio

Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as an Incremental Term A-9 Lender, 2026 Incremental Revolving Lender, Term A-9 Lender, Revolving Lender and L/C Issuer

By: /s/ Brady Stinson

Name: Brady Stinson

Title: Vice President

BANK OF AMERICA, N.A., as a Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender, L/C Issuer

By: /s/ Timothy J. Waltman

Name: Timothy J. Waltman

Title: Senior Vice President

Citibank, N.A., as an Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender, L/C Issuer

By: /s/ Douglas Baird

Name: Douglas Baird

Title: Vice President & Managing Director

HSBC BANK USA, N.A., as an Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender, L/C Issuer

By: /s/ Jillian Clemons

Name: Jillian Clemons

Title: Senior Vice President

MORGAN STANLEY BANK, N.A., as an Incremental Term A-9 Lender, Term A-9 Lender

By: /s/ Michael King

Name: Michael King

Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a 2026 Incremental Revolving Lender, Revolving Lender, L/C Issuer, and Swingline Lender

By: /s/ Michael King

Name: Michael King

Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as an Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender, L/C Issuer

By: /s/ Kentaro Umezono

Name: Kentaro Umezono

Title: Vice President

ROYAL BANK OF CANADA, as an Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender, and L/C Issuer

By: /s/ Staci Sunshine Gola

Name: Staci Sunshine Gola

Title: Authorized Signatory

UMB BANK, N.A., as an Incremental Term A-9 Lender, Term A-9 Lender, Revolving Lender

By: /s/ Cory Miller

Name: Cory Miller

Title: Senior Vice President

UBS AG, STAMFORD BRANCH, as a 2026 Incremental Revolving Lender and a Revolving Lender

By: /s/ Fay Rollins

Name: Fay Rollins

Title: Associate Director

By: /s/ Joselin Fernandes

Name: Joselin Fernandes

Title: Director

Commerce Bank, as an Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender

By: /s/ Jenna TeKolste

Name: Jenna TeKolste

Title: Assistant Vice President

GOLDMAN SACHS BANK USA, as a Term A-9 Lender and Revolving Lender

By: /s/ Dana Siconolfi

Name: Dana Siconolfi

Title: Authorized Signatory

National Westminster Bank Plc, as Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender

By: /s/ Marnie Warren

Name: Marnie Warren

Title: Vice President, Portfolio Management

Standard Chartered Bank, as an Incremental Term A-9 Lender, Term A-9 Lender, 2026 Incremental Revolving Lender, Revolving Lender

By: /s/ Luke Copley

Name: Luke Copley

Title: Managing Director

IN WITNESS WHEREOF, each of the undersigned has caused its duly Authorized Officer to execute and deliver this Agreement as of the date first set forth above.

SS&C TECHNOLOGIES, INC., as the Borrower

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Executive Vice President, Chief Financial Officer and Treasurer

SS&C TECHNOLOGIES HOLDINGS, INC., as Parent and a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Executive Vice President, Chief Financial Officer and Treasurer

ADVENT SOFTWARE, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

SS&C FINANCIAL SERVICES LLC, as a Guarantor

By: SS&C HOLDINGS MALTA LIMITED, as its Managing Member

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Director

FINANCIAL MODELS COMPANY LTD., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: President and Treasurer

SS&C TECHNOLOGIES CONNECTICUT, LLC, as a Guarantor

By: SS&C TECHNOLOGIES, INC., as its Managing Member

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Executive Vice President, Chief Financial Officer and Treasurer

EZE CASTLE SOFTWARE LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Treasurer

SS&C GIDS, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Executive Vice President and Treasurer

DST PHARMACY SOLUTIONS, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Senior Vice President and Treasurer

DST HEALTHCARE HOLDINGS, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

DST ASSET MANAGER SOLUTIONS, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

WEST SIDE INVESTMENT MANAGEMENT, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

ALPS FUND SERVICES, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

DST REALTY, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: President

SS&C RETIREMENT SOLUTIONS, LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

DST TECHNOLOGIES, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

INTRALINKS, INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

SS&C BROKERAGE SOLUTIONS, LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

DST HEALTH SOLUTIONS, LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Treasurer

BATTEA - CLASS ACTION SERVICES, LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Chief Financial Officer

BATTEA GLOBAL LITIGATION RESEARCH INC., as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Chief Financial Officer

BATTEA LITIGATION MONITORING EXCHANGE LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Chief Financial Officer

BATTEA FX AND DERIVATIVES GROUP, LLC, as a Guarantor

By: /s/ Brian N. Schell

Name: Brian N. Schell

Title: Vice President and Chief Financial Officer

SCHEDULE A

TO INCREMENTAL JOINDER

Aggregate Term A-9 Commitments

Term A-9 Lender	Term A-9 Commitments
JPMorgan Chase Bank, N.A.	$65,000,000.00
Bank of America, N.A.	$305,000,000.00
Citibank, N.A.	$70,000,000.00
HSBC Bank USA, N.A.	$50,000,000.00
Morgan Stanley Bank, N.A.	$70,000,000.00
PNC Bank, National Association	$132,500,000.00
Royal Bank of Canada	$87,500,000.00
UMB Bank, N.A.	$112,500,000.00
UBS AG, Stamford Branch	$0.00
Commerce Bank	$37,500,000.00
Goldman Sachs Bank USA	$17,500,000.00
National Westminster Bank Plc	$37,500,000.00
Standard Chartered Bank	$15,000,000.00
Total	$1,000,000,000.00

Aggregate Revolving Commitments

Revolving Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$130,000,000.00
Bank of America, N.A.	$75,000,000.00
Citibank, N.A.	$105,000,000.00
HSBC Bank USA, N.A.	$125,000,000.00
Morgan Stanley Bank, N.A.	$105,000,000.00
PNC Bank, National Association	$42,500,000.00
Royal Bank of Canada	$87,500,000.00
UMB Bank, N.A.	$37,500,000.00
UBS AG, Stamford Branch	$100,000,000.00
Commerce Bank	$37,500,000.00
Goldman Sachs Bank USA	$57,500,000.00
National Westminster Bank Plc	$37,500,000.00
Standard Chartered Bank	$60,000,000.00
Total	$1,000,000,000.00

Applicable L/C Sublimits

L/C Issuer	Sublimit
JPMorgan Chase Bank, N.A.	$15,000,000
Bank of America, N.A.	$10,000,000
Citibank, N.A.	$10,000,000
PNC Bank, National Association	$10,000,000
Royal Bank of Canada	$10,000,000
HSBC Bank USA, N.A.	$10,000,000
Morgan Stanley Bank, N.A.	$10,000,000
Total	$75,000,000

Swingline Commitments

Swingline Lender	Swingline Commitments
Morgan Stanley Bank, N.A.	$100,000,000
Total	$100,000,000

SCHEDULE B

TO INCREMENTAL JOINDER

Letter of Credit Reference	Beneficiary	Expiry Date	Amount	Maturity Date
WAGA-A10034-1733	THE TRAVELERS INDEMNITY COMPANY	3/11/2027	$318,000.00	12/28/2027
WAGA-A10035-1733	CRAIN COMMUNICATIONS, INC.	3/17/2027	$342,780.00	12/28/2027

EXHIBIT A

TO INCREMENTAL JOINDER

Amended Credit Agreement

[Attached]

Exhibit A to Incremental Joinder

AMENDED AND RESTATED CREDIT AGREEMENT

Amended and Restated as of April 16, 2018
as amended by that certain
Commitment Increase Amendment dated as of October 1, 2018
Commitment Increase Amendment dated as of November 16, 2018
First Repricing Amendment to Credit Agreement dated as of January 31, 2020
Incremental Joinder dated as of March 22, 2022
Revolving Facility Amendment dated as of December 28, 2022
SOFR Amendment to Credit Agreement dated as of June 6, 2023
Incremental Joinder & First Amendment to Credit Agreement dated as of May 9, 2024
Incremental Joinder dated as of September 27, 2024
Incremental Joinder dated as of October 14, 2025

Incremental Joinder and Refinancing Amendment to Credit Agreement dated as of November 6, 2026 among

SS&C TECHNOLOGIES, INC.,
~~SS&C TECHNOLOGIES HOLDINGS EUROPE S.À R.L.,~~
~~SS&C EUROPEAN HOLDINGS S.À R.L. and~~as the Borrower,

~~SS&C FINANCING LLC,~~
~~as the Borrowers,~~

SS&C TECHNOLOGIES HOLDINGS, INC.,
as the Parent,

CERTAIN SUBSIDIARIES IDENTIFIED HEREIN,
as Guarantors,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Term Facilities Administrative Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Revolving Facility Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

~~CREDIT SUISSE AG, NEW YORK BRANCH,~~
~~MORGAN STANLEY BANK, N.A. and~~
BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

ROYAL BANK OF CANADA,

HSBC BANK USA, N.A., and
MORGAN STANLEY BANK, N.A.,

as L/C Issuers,

MORGAN STANLEY BANK, N.A.,

as Swingline Lender,

THE OTHER LENDERS PARTY HERETO,

~~CREDIT SUISSE SECURITIES (USA) LLC,~~
~~MORGAN STANLEY SENIOR FUNDING, INC.,~~
~~BARCLAYS BANK PLC and~~
JPMORGAN CHASE BANK, N.A.,
~~as Joint Lead Arrangers and Joint Bookrunners,~~

BOFA SECURITIES, INC.,
CITIBANK, N.A.,
~~DEUTSCHE BANK SECURITIES INC. and~~

~~RBC CAPITAL MARKETS,~~
~~as Co-Managers,~~

HSBC SECURITIES (USA) INC.,
MORGAN STANLEY SENIOR FUNDING, INC.,
~~CREDIT SUISSE LOAN FUNDING LLC,~~
~~BOFA SECURITIES INC.,~~
~~CITIBANK, N.A.,~~PNC CAPITAL MARKETS LLC,
RBC CAPITAL MARKETS, LLC,

UBS SECURITIES LLC, and

GOLDMAN SACHS BANK USA ~~and~~
~~RBC CAPITAL MARKETS, LLC,~~
as Joint Lead Arrangers~~,~~ and Joint Bookrunners ~~and~~
~~Co-Syndication Agents for the Revolving Facility~~for the 2026 Incremental Amendment

~~HSBC SECURITIES (USA) INC.~~
~~TD SECURITIES (USA) LLC and~~
~~UMB BANK, N.A.,~~
~~as Co-Syndication Agents for the Revolving Facility Amendment and~~

UMB FINANCIAL SERVICES, INC.

as Co-Syndication Agent for the 2026 Incremental Amendment

COMMERCE BANK.,

NATWEST MARKETS PLC, and

STANDARD CHARTERED BANK

as Co-Documentation Agents for the 2026 Incremental Amendment

~~COMMERCE BANK,~~
~~DEUTSCHE BANK SECURITIES INC.,~~
~~JPMORGAN CHASE BANK, N.A.,~~

~~MUFG BANK, LTD.,~~
~~NATIONAL WESTMINSTER BANK PLC and~~
~~OLD NATIONAL BANK,~~
~~as Co-Documentation Agents for the Revolving Facility Amendment~~

TABLE OF CONTENTS

Page

Article I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms 2

1.02 Other Interpretive Provisions ~~100~~101

1.03 Accounting Terms ~~101~~102

1.04 Rounding ~~102~~103

1.05 Exchange Rates; Currency Equivalents ~~102~~103

1.06 Additional Alternative Currencies ~~103~~104

1.07 Change of Currency ~~104~~105

1.08 Times of Day ~~104~~105

1.09 Letter of Credit Amounts ~~104~~105

1.10 Guaranty and Security Principles 105

1.11 Certain Calculations ~~105~~106

1.12 Limited Condition Acquisitions 106

1.13 Additional Borrowers ~~106~~107

1.14 Designated U.S. Co-Borrower ~~108~~109

1.15 Rates ~~108~~109

1.16 Administrative Agent and Revolving Facility Administrative Agent ~~109~~110

Article II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans, Term Loans and Incremental Term Loans ~~109~~110

2.02 Borrowings, Conversions and Continuations of Loans. ~~117~~118

2.03 Letters of Credit ~~119~~120

2.04 ~~[Reserved] 129~~Swingline Loans 130

2.05 Prepayments ~~129~~132

2.06 Termination or Reduction of Commitments ~~137~~140

2.07 Repayments of Loans ~~139~~142

2.08 Interest ~~143~~146

2.09 Fees ~~144~~147

2.10 Computation of Interest and Fees ~~146~~149

2.11 Evidence of Debt ~~146~~149

2.12 Payments Generally; Administrative Agents’ Clawback ~~147~~150

2.13 Sharing of Payments by Lenders ~~149~~152

2.14 Cash Collateral ~~150~~153

2.15 Defaulting Lenders ~~151~~154

2.16 Special Provisions Relating to a Re-Allocation Event ~~153~~156

2.17 Refinancing Amendments ~~154~~157

i

2.18 Extension of Term Loans; Extension of Revolving Loans ~~155~~158

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes ~~160~~163

3.02 Illegality ~~164~~167

3.03 Inability to Determine Rates; Alternate Rate of Interest ~~165~~168

3.04 Increased Costs ~~170~~173

3.05 Compensation for Losses ~~172~~175

3.06 Mitigation Obligations; Replacement of Lenders ~~173~~176

3.07 Survival ~~173~~176

Article IV

GUARANTY

4.01 The Guaranty ~~174~~177

4.02 Obligations Unconditional ~~174~~177

4.03 Reinstatement ~~175~~178

4.04 Certain Additional Waivers ~~176~~179

4.05 Remedies ~~176~~179

4.06 Rights of Contribution ~~176~~179

4.07 Guarantee of Payment; Continuing Guarantee ~~176~~179

4.11 Keepwell ~~176~~179

Article V

CONDITIONS PRECEDENT

5.01 [Reserved] ~~177~~180

5.02 Conditions to Credit Extensions After the Restatement Effective Date ~~177~~180

Article VI

REPRESENTATIONS AND WARRANTIES

6.01 Existence ~~177~~180

6.02 Corporate Power; Authorization ~~178~~181

6.03 No Contravention ~~178~~181

6.04 Binding Effect ~~179~~182

6.05 Financial Statements; No Material Adverse Effect ~~179~~182

6.06 Litigation ~~179~~182

6.07 No Default ~~179~~182

6.08 Ownership of Property ~~179~~182

6.09 Environmental Compliance ~~180~~183

6.10 Insurance ~~180~~183

6.11 Taxes ~~180~~183

6.12 ERISA Compliance ~~180~~183

6.13 Subsidiaries ~~181~~184

6.14 Use of Proceeds; Margin Regulations; Investment Company Act ~~181~~184

6.15 Disclosure ~~181~~184

6.16 Compliance with Laws ~~182~~185

6.17 Intellectual Property ~~182~~185

6.18 Solvency ~~182~~185

6.19 Perfection of Security Interests in the Collateral ~~182~~185

6.20 Business Locations; Taxpayer Identification Number ~~183~~186

6.21 Sanctions ~~183~~186

6.22 Anti-Corruption Laws; FCPA ~~183~~186

Article VII

AFFIRMATIVE COVENANTS

7.01 Financial Statements ~~184~~187

7.02 Certificates; Other Information ~~184~~187

7.03 Notices ~~186~~189

7.04 Payment of Taxes ~~187~~190

7.05 Preservation of Existence, Etc. ~~187~~190

7.06 Maintenance of Properties ~~187~~190

7.07 Maintenance of Insurance ~~188~~191

7.08 Compliance with Laws ~~188~~191

7.09 Books and Records ~~188~~191

7.10 Inspection Rights ~~188~~191

7.11 Use of Proceeds ~~189~~192

7.12 Additional Subsidiaries ~~189~~192

7.13 Further Assurances ~~190~~193

7.14 Pledged Assets ~~190~~193

7.15 [Reserved] ~~191~~194

7.16 Ratings ~~191~~194

7.17 Designation of Subsidiaries ~~191~~194

7.18 Margin Regulations ~~192~~195

7.19 Post-Closing Obligations ~~192~~195

7.20 Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions ~~192~~195

Article VIII

NEGATIVE COVENANTS

8.01 Liens ~~192~~196

8.02 Investments ~~199~~202

8.03 Indebtedness ~~204~~207

8.04 [Reserved] ~~209~~213

8.05 Fundamental Changes; Dispositions ~~210~~213

8.06 Restricted Payments; Restricted Debt Payments ~~215~~218

8.07 Change in Nature of Business ~~219~~222

8.08 Transactions with Affiliates ~~219~~222

8.09 Burdensome Agreements ~~221~~224

8.10 Use of Proceeds ~~222~~225

8.11 Financial ~~Covenants~~Covenant ~~222~~225

8.12 Amendments of or Waivers with Respect to Restricted Debt. ~~223~~225

8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity ~~223~~226

Article IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default ~~223~~226

9.02 Remedies Upon Event of Default ~~226~~229

9.03 Application of Funds ~~228~~230

Article X

ADMINISTRATIVE AGENTS

10.01 Appointment and Authority ~~229~~232

10.02 Rights as a Lender ~~230~~233

10.03 Exculpatory Provisions ~~230~~233

10.04 Reliance by Administrative Agents ~~231~~234

10.05 Delegation of Duties ~~231~~234

10.06 Resignation of Administrative Agents ~~232~~234

10.07 Non-Reliance on Administrative Agents and Other Lenders ~~233~~236

10.08 No Other Duties; Etc. ~~233~~236

10.09 Administrative Agents May File Proofs of Claim ~~233~~236

10.10 Collateral and Guaranty Matters ~~234~~237

10.11 Secured Swap Contracts and Secured Treasury Management Agreements ~~235~~238

10.12 Delivery of Information ~~235~~238

10.13 Erroneous Payment ~~235~~238

10.14 Release of Foreign Guarantors ~~239~~241

Article XI

MISCELLANEOUS

11.01 Amendments, Etc. ~~239~~242

11.02 Notices; Effectiveness; Electronic Communications ~~243~~245

11.03 No Waiver; Cumulative Remedies; Enforcement ~~245~~248

11.04 Expenses; Indemnity; and Damage Waiver ~~245~~248

11.05 Payments Set Aside ~~248~~250

11.06 Successors and Assigns ~~248~~251

11.07 Treatment of Certain Information; Confidentiality ~~254~~256

11.08 Set-off; Several Obligations ~~255~~257

11.09 Interest Rate Limitation ~~255~~258

11.10 Counterparts; Integration; Effectiveness ~~256~~258

11.11 Survival of Representations and Warranties ~~256~~259

11.12 Severability ~~256~~259

11.13 Replacement of Lenders ~~256~~259

11.14 Governing Law; Jurisdiction; Etc. ~~257~~260

11.15 Waiver of Right to Trial by Jury ~~259~~262

11.16 No Advisory or Fiduciary Responsibility ~~259~~262

11.17 Electronic Execution of Assignments and Certain Other Documents ~~260~~263

11.18 USA PATRIOT Act Notice ~~260~~263

11.19 Judgment Currency ~~260~~263

11.20 Release of Collateral and Guaranty Obligations ~~261~~264

11.21 Waiver of Sovereign Immunity ~~262~~265

11.22 Intercreditor Agreements ~~262~~265

11.23 Certain ERISA Matters. ~~263~~265

11.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. ~~265~~267

11.25 Acknowledgement Regarding Any Supported QFCs. ~~265~~268

11.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. ~~266~~269

v

SCHEDULES

1.01 Post-Closing Reorganization Transactions

2.01 Commitments and Applicable Percentages

6.02 Consents

6.06 Litigation

6.10 Insurance

6.13 Subsidiaries

6.17 IP Rights

6.20(a) Locations of Real Property

6.20(b) Locations of Tangible Personal Property

6.20(c) Location of Chief Executive Office, Taxpayer Identification Number, Etc.

6.20(d) Changes in Legal Name, State of Formation and Structure

7.19 Post-Closing Obligations

8.01 Liens Existing on the Incremental B-8 Effective Date

8.02(b) Investments Existing on the Incremental B-8 Effective Date

8.03 Indebtedness Existing on the Incremental B-8 Effective Date

8.03A Certain Indebtedness Existing on the Restatement Effective Date

8.05 Dispositions

8.08 Affiliate Transactions

11.02 Certain Addresses for Notices

EXHIBITS

1.01(a) Form of Incremental Term Loan Agreement

1.01(b) Form of Re-Allocation Agreement

1.01(d) Form of Term Note

1.01(e) Form of Revolving Note

1.10 Guaranty and Security Principles

1.13(d) Form of Substitute Affiliate Lender Designation Notice

2.01(e) Form of Incremental Joinder

2.02 Form of Loan Notice

5.01(j) Form of Solvency Certificate

7.02 Form of Compliance Certificate

7.12 Form of Joinder Agreement

11.06(b) Form of Assignment and Assumption

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, amended and restated as of April 16, 2018, among SS&C TECHNOLOGIES, INC., a Delaware corporation (the “Company”), SS&C EUROPEAN HOLDINGS, a société à responsabilité limitée, organized under the laws of Luxembourg having its registered office at 2, rue Jean Monnet, L-2180, Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B173925 (the “Designated Borrower 1”), SS&C TECHNOLOGIES HOLDINGS EUROPE, a société à responsabilité limitée, organized under the laws of Luxembourg having its registered office at 2, rue Jean Monnet, L-2180, Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B163061 (the “Designated Borrower 2”), SS&C FINANCING LLC, a Delaware limited liability company that is member-managed and directly (or, to the extent indirect ownership (as opposed to direct ownership) is not adverse to the Lenders from a tax perspective, or indirectly) wholly-owned by the Designated Borrower 2 (the “Designated U.S. Co-Borrower” and, together with the Designated Borrower 1 and the Designated Borrower 2, each a “Designated Borrower” and, collectively the “Designated Borrowers” and the Designated Borrowers, together with the Company, the “Borrowers” and each a “Borrower”), SS&C TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Parent”), the other Guarantors (defined herein), the Lenders (defined herein), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as an L/C Issuer and Morgan Stanley Senior Funding, Inc., as the Revolving Facility Administrative Agent and an L/C Issuer.

WHEREAS, the Company is party to that certain Credit Agreement, dated as of July 8, 2015, among the Company, the Designated Borrower 1, the Designated Borrower 2, the Parent, the other Guarantors, the Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as an L/C Issuer and Morgan Stanley Senior Funding, Inc., as an L/C Issuer (as amended by that certain First Amendment to the Credit Agreement dated as of March 2, 2017 and as it may be further amended, restated, supplemented or otherwise modified prior to the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, pursuant to that certain Resignation and Appointment Agreement dated as of April 16, 2018, Deutsche Bank AG New York Branch as the Resigning Collateral Agent and Resigning Administrative Agent (each as defined therein), has resigned as collateral agent and administrative agent effective as of the Restatement Effective Date and Credit Suisse AG, Cayman Islands Branch shall serve as Successor Collateral Agent and Successor Administrative Agent (each as defined therein) in such capacities from and after the Restatement Effective Date;

WHEREAS, the Required Lenders and other parties to the Second Amendment to the Credit Agreement have agreed to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the Loans and any Letters of Credit outstanding as of the Restatement Effective Date and other “Obligations” under (and as defined in) the Existing Credit Agreement (including indemnities) shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement, and all references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof;

provided that (1) the grants of security interests and Liens under and pursuant to the Loan Documents shall continue unaltered to secure, guarantee, support and otherwise benefit the secured Obligations of the Company and the other Loan Parties under the Existing Credit Agreement and this Agreement and each other Loan Document and each of the foregoing shall continue in full force and effect in accordance with its terms except as expressly amended thereby or hereby or by the Second Amendment, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement, (2) the letters of credit identified on Schedule 8.03A hereto (the “Existing Letters of Credit”) shall be deemed to be Letters of Credit for all purposes under this Agreement and (3) it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Refinancing Arranger” means Morgan Stanley Senior Funding Inc., in its capacity as sole lead arranger and bookrunner with respect to the First Amendment and the transactions contemplated thereby.

“2017 Refinancing Exchanged Term B-1 Loans” means the 2017 Refinancing Term B-1 Loans resulting from the 2017 Refinancing Term Loan Exchange.

“2017 Refinancing Exchanged Term B-2 Loans” means the 2017 Refinancing Term B-2 Loans resulting from the 2017 Refinancing Term Loan Exchange.

“2017 Refinancing New Term B-1 Lender” means each Person that has executed and delivered (as a “2017 Refinancing New Term B-1 Lender”) a counterpart of the First Amendment to the Original Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms thereof.

“2017 Refinancing New Term B-1 Loans” means the term loans made to the Company by the 2017 Refinancing New Term B-1 Lenders on the First Amendment Effective Date.

“2017 Refinancing New Term B-2 Lender” means each Person that has executed and delivered (as a “2017 Refinancing New Term B-2 Lender”) a counterpart of the First Amendment to the Original Administrative Agent and the 2017 Refinancing Arranger in accordance with the terms thereof.

“2017 Refinancing New Term B-2 Loans” means the term loans made to the Designated Borrower 1 by the 2017 Refinancing New Term B-2 Lender on the First Amendment Effective Date.

“2017 Refinancing Term A-1 Loans” has the meaning assigned to such term in the Existing Credit Agreement.

“2017 Refinancing Term A-2 Loans” has the meaning assigned to such term in the Existing Credit Agreement.

“2017 Refinancing Term B-1 Lender” means a Term Lender with an outstanding 2017 Refinancing Term B-1 Loan.

“2017 Refinancing Term B-1 Loans” means the term loans resulting from the consolidation of the 2017 Refinancing Exchanged Term B-1 Loans and the 2017 Refinancing New Term B-1 Loans pursuant to the 2017 Refinancing Term Loan Consolidation.

“2017 Refinancing Term B-2 Lender” means a Term Lender with an outstanding 2017 Refinancing Term B-2 Loan.

“2017 Refinancing Term B-2 Loans” means the term loans resulting from the consolidation of the 2017 Refinancing Exchanged Term B-2 Loans and the 2017 Refinancing New Term B-2 Loans pursuant to the 2017 Refinancing Term Loan Consolidation.

“2017 Refinancing Term Loan Consolidation” shall mean (a) the consolidation of the 2017 Refinancing New Term B-1 Loans and the 2017 Refinancing Exchanged Term B-1 Loans and (b) the consolidation of the 2017 Refinancing New Term B-2 Loans and the 2017 Refinancing Exchanged Term B-2 Loans, in each case pursuant to the First Amendment.

“2017 Refinancing Term Loan Exchange” means the exchange on the First Amendment Effective Date of (a) Term B-1 Loans for 2017 Refinancing Exchanged Term B-1 Loans and (b) Term B-2 Loans for 2017 Refinancing Exchanged Term B-2 Loans, as applicable, pursuant to the First Amendment.

“2018 Senior Notes” means the unsecured senior notes issued by the Parent pursuant to the 2018 Senior Notes Indenture, if any.

“2018 Senior Notes Documents” means the 2018 Senior Notes, the 2018 Senior Notes Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the 2018 Senior Notes.

“2018 Senior Notes Indenture” means the Indenture, if any, among the Parent, the Company, the other Domestic Guarantors and the financial institution identified therein as trustee.

“2024 Senior Notes” means the unsecured senior notes issued by the Parent pursuant to the 2024 Senior Notes Indenture, if any.

“2024 Senior Notes Indenture” means the Indenture, if any, among the Parent, the Company, the other Domestic Guarantors and the financial institution identified therein as trustee.

“2024 SS&C International Reorganization Transactions” shall mean each of the following contemplated legal entity reorganization and liquidation transactions described below, together with any ancillary related transactions and legal entity actions undertaken in furtherance thereof, so long as, after giving effect thereto, there shall not have been a material adverse impact on the Guarantees, the Collateral or the effectiveness of the foregoing to provide credit support in respect of the Obligations (in each case, as determined by the Company in good faith):

(i) the business combination (by merger or other analogous mechanisms under applicable Laws) by and among SS&C Technologies Holdings Europe S.A.R.L., SS&C European Holdings S.A.R.L. and Advent Software Luxembourg S.A.R.L.;

(ii) the formation of one or more direct or indirect Subsidiaries of the Company in jurisdictions to be determined by the Company for the purpose of holding the Equity Interests of certain regulated and non-regulated Subsidiaries of Advent Software Luxembourg S.A.R.L. (the “New Foreign Subsidiary Holding Company”) and the transfer of such Equity Interests to the New Foreign Subsidiary Holding Company;

(iii) the refinancing or repayment of intercompany Indebtedness between and amongst certain Foreign Subsidiaries (including SS&C European Holdings S.A.R.L. and Financial Models Corporation Limited);

(iv) the business combination (by merger or other analogous mechanisms under applicable Laws) Hub Data, Inc. and SS&C GIDS, Inc.; and

(v) the liquidation of Advent Software Luxembourg S.A.R.L

“2025 Incremental B-8 Amendment” means that certain Incremental Joinder dated as of the 2025 Incremental B-8 Effective Date, among, inter alios, the Company, the other Loan Parties party thereto, the Term B-8 Lender party thereto and the Administrative Agent.

“2025 Incremental B-8 Effective Date” has the meaning assigned to such term in the 2025 Incremental B-8 Amendment.

“2025 Term B-8 Commitment” means, as to each Term B-8 Lender, its obligation to make Term B-8 Loans to the Company pursuant to the 2025 Incremental B-8 Amendment in the principal amount stated therein pursuant to which such Term B-8 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“2025 Term B-8 Loans” has the meaning given specified in Section 2.01(l).

“2026 Incremental Amendment” means that certain Incremental Joinder and Refinancing Amendment dated as of the 2026 Incremental Effective Date, among, inter alios, the Company, the other Loan Parties party thereto, the Incremental Term A-9 Lenders, the Term A-9 Lenders, the 2026 Incremental Revolving Lenders, the Revolving Lenders, the Swingline Lender and the L/C Issuers party thereto, the Administrative Agent and Revolving Facility Administrative Agent.

“2026 Incremental Effective Date” has the meaning assigned to such term in the 2026 Incremental Amendment (which, for the avoidance of doubt, is November 6, 2026).

“2026 Term A-9 Commitment” means, as to each Term A-9 Lender, its obligation to make Term A-9 Loans to the Company pursuant to the 2026 Incremental Amendment in the principal amount stated therein pursuant to which such Term A-9 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“2026 Term A-9 Loans” has the meaning specified in Section 2.01(m).

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or a substantial portion of the property of, or a line of business, product line or division of, another Person or (b) Equity Interests of another Person that, upon the consummation thereof, will be a Subsidiary owned directly or indirectly by the Parent or a Designated Borrower, in each case whether or not involving a merger or consolidation with such other Person.

“Act” has the meaning specified in Section 11.18.

“Additional Letter of Credit Facility” means any facility established by the Parent and/or any Restricted Subsidiary outside of this Agreement to obtain letters of credit, bank guarantees, bankers acceptances or other similar instruments required by customers, suppliers, landlords, regulators or Governmental Authorities or otherwise in the ordinary course of business.

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17, provided that each Additional Refinancing Lender shall be subject to the approval of (i) (A) in the case of Refinancing Term Loans, the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund or (B) in the case of Refinancing Revolving Commitments, the Revolving Facility Administrative Agent and each L/C Issuer, such approval not to be unreasonably withheld or delayed, to the extent that such Additional Refinancing Lender is not then an existing Revolving Lender, an Affiliate of an existing Revolving Lender or an Approved Fund with respect to a Revolving Lender and (ii) the Company (such approval not to be unreasonably withheld, delayed or conditioned).

“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation, plus (b) the Daily Compounded CORRA Adjustment; provided that if Adjusted Daily Compounded CORRA as so determined shall be less than the Floor, then Adjusted Daily Compounded CORRA shall be deemed to be the Floor.

“Adjusted Daily Simple SONIA” means, for any day (a “SONIA RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such SONIA RFR Rate Day is an RFR Business Day, such SONIA RFR Rate Day or (II) if such SONIA RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple SONIA for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SONIA for no more than three (3) consecutive SONIA RFR Rate Days and (B) the SONIA Adjustment and (ii) the Floor.

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to the Eurocurrency Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation, plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means, as context may require (a) Morgan Stanley Senior Funding, Inc. in its capacity as Term Facilities Administrative Agent for the Term B-8 Facility and the Term A-9 Facility and/or (b) Credit Suisse AG, Cayman Islands Branch as collateral agent for the Lenders in respect of the Facilities under any of the Loan Documents, or any successor administrative agent in respect of the Term Facilities and/or collateral agent; for the avoidance of doubt the term “Administrative Agent” shall not include the Revolving Facility Administrative Agent.

“Administrative Agents” means the Term Facilities Administrative Agent and the Revolving Facility Administrative Agent.

“Administrative Agent’s Office” means, with respect to any currency, the Applicable Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agents may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Applicable Administrative Agent.

“Advent Software Luxembourg” means Advent Software Luxembourg, a société à responsabilité limitée organized under the laws of Luxembourg having its registered office at 2, rue Jean Monnet, L-2180 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B198391.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) solely with respect to the Revolving Facility, any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Restatement Effective Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), as such amount may be adjusted from time to time in accordance with this Agreement. The amount of the Aggregate Revolving Commitments in effect on the Revolving Facility Amendment Effective Date is SIX HUNDRED MILLION DOLLARS ($600,000,000). The amount of the Aggregate Revolving Commitments in effect on the 2026 Incremental Effective Date is One Billion Dollars ($1,000,000,000).

“Agreement” means this Credit Agreement.

“Alternative Currency” means the Euro, Sterling, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable Administrative Agent” means with respect to the Term Facilities, the Term Facilities Administrative Agent and with respect to the Revolving Facility, the Revolving Facility Administrative Agent.

“Applicable L/C Issuer” means, with respect to any Letter of Credit, the L/C Issuer with respect thereto.

“Applicable L/C Sublimit” means (a) with respect to each L/C Issuer on the Restatement Effective Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 and (b) with respect to any other Person that becomes an L/C Issuer hereunder, such amount as agreed to in writing by the Company and such Person at the time such Person becomes an L/C Issuer pursuant to the terms of the applicable agreement pursuant to which such entity agrees to become an L/C Issuer hereunder, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company and the L/C Issuers (provided that any increase in the Applicable L/C Sublimit with respect to any L/C Issuer shall only require the consent of the Company and such L/C Issuer).

“Applicable Percentage” means with respect to (a) any Revolving Lender at any time, with respect to such Revolving Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments and (b) any Term Lender under a given Term Facility at any time, with respect to such Term Lender’s Term Loans under such Term Facility at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of all Term Loans under such Term Facility held by such Term Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, in any documentation executed by such Lender pursuant to Section 2.01(f), in any Extension Amendment or in any Refinancing Amendment, as applicable. The Applicable Percentages of the Revolving Lenders shall be subject to adjustment as provided in Section 2.15(iv).

“Applicable Rate” means:

(a)
with respect to an Incremental Term Loan, the percentage(s) per annum set forth in the applicable Incremental Term Loan Agreement;
(b)
with respect to the 2017 Refinancing Term B-1 Loans (i) maintained as Base Rate Loans, 1.25% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.25% per annum;
(c)
with respect to the 2017 Refinancing Term B-2 Loans (i) maintained as Base Rate Loans, 1.25% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.25% per annum;
(d)
with respect to the Term B-3 Loans, Term B-4 Loans and Term B-5 Loans (i) maintained as Base Rate Loans, 0.75% per annum and (ii) maintained as SOFR Loans, 1.75% per annum;
(e)
with respect to the Term B-6 Loans (i) maintained as Base Rate Loans, the Base Rate plus 1.25% per annum and (ii) maintained as SOFR Loans, Adjusted Term SOFR plus 2.25% per annum;
(f)
with respect to the Term B-7 Loans (i) maintained as Base Rate Loans, the Base Rate plus 1.25% per annum and (ii) maintained as SOFR Loans, Adjusted Term SOFR plus 2.25% per annum;

(g)
with respect to Revolving Loans,

(i) at any time prior to the Second Amendment Effective Date,

Consolidated ~~Secured~~ Net Secured Leverage Ratio	Base Rate Loans	Eurocurrency Rate Loans
≥ 3.00:1.0	1.75%	2.75%
< 3.00:1.0	1.50%	2.50%

(ii) at any time on or after the Second Amendment Effective Date and prior to the Revolving Facility Amendment Effective Date,

Consolidated ~~Secured~~ Net Secured Leverage Ratio	Base Rate Loans	Eurocurrency Rate Loans
≥ 4.75:1.0	1.25%	2.25%
< 4.75:1.0	1.00%	2.00%

(iii) at any time on or after the Revolving Facility Amendment Effective Date,

Consolidated ~~Secured~~ Net Secured Leverage Ratio	Base Rate Loans	Eurocurrency Rate/SOFR/SONIA Loans
≥ 2.75:1.0	0.50%	1.50%
< 2.75:1.0	0.25%	1.25%

(h)
with respect to any Class of Extended Revolving Commitments or any Extended Term Loans or revolving credit loans or swing line loans made pursuant to any Extended Revolving Commitments, the percentage(s) per annum set forth in the applicable Extension Amendment, (m) with respect to any Class of Refinancing Revolving Commitments, Refinancing Revolving Loans or Refinancing Term Loans, the percentage(s) per annum set forth in the applicable Refinancing Amendment;
(i)
with respect to the commitment fees payable in respect of undrawn Revolving Commitments pursuant to Section 2.09(a), the following percentages per annum:

(i) at any time prior to the Second Amendment Effective Date,

Consolidated ~~Secured~~ Net Secured Leverage Ratio	Commitment Fee
≥ 3.00:1.0	0.50%
< 3.00:1.0	0.375%

(ii) at any time on or after the Second Amendment Effective Date and at any time prior to the Revolving Facility Amendment Date,

Consolidated ~~Secured~~ Net Secured Leverage Ratio	Commitment Fee
≥ 4.75:1.0	0.50%
< 4.75:1.0	0.375%

(iii) at any time on or after the Revolving Facility Amendment Date,

Consolidated ~~Secured~~ Net Secured Leverage Ratio	Commitment Fee
≥ 2.75:1.0	0.375%
< 2.75:1.0	0.250%

(j)
with respect to the Term B-8 Loans (i) maintained as Base Rate Loans, the Base Rate plus 1.00% per annum and (ii) maintained as SOFR Loans, Adjusted Term SOFR plus 2.00% per annum; and
(k)
with respect to the Term A-9 Loans maintained as Base Rate Loans or SOFR Loans, the percentage set forth below, as applicable:

Level	Consolidated Net Leverage Ratio	Base Rate Loans	SOFR Loans
1	> 4.25:1.00	1.00%	2.00%
2	≤ 4.25:1.00 and > 3.50:1.00	0.75%	1.75%
3	≤ 3.50:1.00 and > 2.50:1.00	0.50%	1.50%
4	≤ 2.50:1.00	0.375%	1.375%

in each case in clauses (g), (i) and (k) above based upon the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio, as applicable, as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to Section 7.02(b).

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then upon the request of the Required Lenders, the highest Applicable Rate shall each apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Secured Leverage Ratio or Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Restatement Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b) for the first fiscal quarter ending after the Restatement Effective Date shall be the highest Applicable Rate. The Applicable Rate in effect for Term A-9 Loans from the Incremental A-9 Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b) for the first fiscal quarter ending after the Incremental A-9 Effective Date shall be the pricing set forth in Level 3 in the pricing grid immediately above.

“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or that holds a Loan under such Facility, at such time and (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and JPMorgan Chase Bank, N.A., each in its capacity as joint lead arranger and joint bookrunner with respect to the Second Amendment and the transactions contemplated thereby.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Applicable Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form approved by the Applicable Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Receivables Facility of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by each of the Administrative Agents in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2017 and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, including the notes thereto.

“Availability Period” means with respect to the Revolving Facility and Swingline Commitments, the period from and including the Restatement Effective Date to the earliest of (i) the Revolving Loan Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) the greater of $864,000,000 and 40% of Consolidated EBITDA as of the last day of the most recently ended Test Period; plus

(ii) the CNI Growth Amount; provided that such amount shall not be available (A) for any Restricted Payment pursuant to Section 8.06(a)(iii) if any Event of Default shall then exist or would result therefrom or (B) for any Restricted Debt Payment pursuant to Section 8.06(b)(vi) if any Event of Default shall then exist or would result therefrom; plus

(iii) the amount of any capital contributions or other proceeds of any issuance of Equity Interests of the Parent (other than any amounts (x) relied on to incur Indebtedness pursuant to Section 8.03(v) or (y) received from the Parent or any Restricted Subsidiary or (z) consisting of the proceeds of any loan or advance made pursuant to Section 8.02(h)(ii)) received as cash equity by the Parent or any of its Restricted Subsidiaries, plus the fair market value, as determined by the Parent in good faith, of Cash Equivalents, marketable securities or other property received by the Parent or any Restricted Subsidiary as a capital contribution or in return for any issuance of Equity Interests (other than any amounts (x) relied on to incur Indebtedness pursuant to Section 8.03(v) or (y) received from the Parent or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Restatement Effective Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Parent or any Restricted Subsidiary issued after the Restatement Effective Date (other than Indebtedness or such Disqualified Capital Stock issued to the Parent or any Restricted Subsidiary), which has been converted into or exchanged for Equity Interests of the Parent that does not constitute Disqualified Capital Stock, together with the fair market value of any cash or Cash Equivalents (as determined by the Parent in good faith) and the fair market value (as determined by the Parent in good faith) of any property or assets received by the Parent or any Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Restatement Effective Date through and including such time; plus

(v) the Net Cash Proceeds received by the Parent or any Restricted Subsidiary during the period from and including the day immediately following the Restatement Effective Date through and including such time in connection with the Disposition to any Person (other than the Parent or any Restricted Subsidiary) of any Investment made pursuant to Section 8.02(r); plus

(vi) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Parent or any Restricted Subsidiary during the period from and including the day immediately following the Restatement Effective Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans and interest payments on loans, in each case received in respect of any Investment made after the Restatement Effective Date pursuant to Section 8.02(r) or, without duplication, otherwise received by the Parent or any Restricted Subsidiary from an Unrestricted Subsidiary (including any proceeds received on account of any issuance of Equity Interests by any Unrestricted Subsidiary (other than solely on account of the issuance of Equity Interests to the Parent or any Restricted Subsidiary)); plus

(vii) an amount equal to the sum of (A) the amount of any Investments by the Parent or any Restricted Subsidiary made pursuant to Section 8.02(r) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary, (B) the amount of any Investments by the Parent or any Restricted Subsidiary pursuant to Section 8.02(r) in any Unrestricted Subsidiary or any Joint Venture that has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Parent or any Restricted Subsidiary and (C) to the extent that the Parent’s or a Restricted Subsidiary’s Investments in any Unrestricted Subsidiary or Joint Venture have been made pursuant to Section 8.02(r), the fair market value (as determined by the Parent in good faith) of the property or assets of any Unrestricted Subsidiary or any Joint Venture that have been transferred, conveyed or otherwise distributed to the Parent or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Restatement Effective Date through and including such time; plus

(viii) the amount of any Declined Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 8.06(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 8.06(b)(vi), plus (iii) Investments made pursuant to Section 8.02(r), in each case, after the Restatement Effective Date and prior to such time or contemporaneously therewith.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(c)(iv).

“Bail-In Action” means (a) solely with respect to the Term Loans, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution or (b) solely with respect to the Revolving Loans, the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) solely with respect to the Term Loans, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule or (b) solely with respect to the Revolving Loans, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliate (other than through liquidation, administration or other insolvency proceedings).

“Base ECF Prepayment Amount” has the meaning assigned to such term in Section 2.05(b)(i)(A).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as announced from time to time by MSSF, as its “prime rate” in effect at its principal office in New York City and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The “prime rate” is a rate set by MSSF based upon various factors including MSSF’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by MSSF shall take effect at the opening of business on the day specified in the announcement of such change. Any change in the Base Rate due to a change in the “prime rate”, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the “prime rate”, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans shall be denominated in Dollars.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any (a) SOFR Loans, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c)(i) and (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, Adjusted Daily Simple SONIA; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SONIA or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable

Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Applicable Administrative Agent for the applicable Benchmark Replacement Date; provided that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in Sterling or calculated with respect thereto, the alternative set forth in clause (b) below:

(a)
the sum of Daily Simple SOFR; or
(b)
the sum of: (i) the alternate benchmark rate that has been selected by the Applicable Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Applicable Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Applicable Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c) and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BFEA EURIBOR” has the meaning specified in the definition of “EURIBOR Rate”.

“Blue Prism” means the “Acquired Business” as such term is defined in the Incremental B-6/B-7 Amendment.

“Blue Prism Acquisition” means the acquisition by the Company of Blue Prism pursuant to the Blue Prism Scheme.

“Blue Prism Scheme” means the “Scheme” as such term is defined in the Incremental B-6/B-7 Amendment.

“Blue Prism Transactions” means, collectively, (a) the consummation of the Blue Prism Acquisition on the Incremental B-6/B-7 Effective Date and the other transactions contemplated by the Blue Prism Scheme on or prior to the Incremental B-6/B-7 Effective Date, (b) the effectiveness of the Term B-6 Loans and the Term B-7 Loans under this Agreement pursuant to the Incremental B-6/B-7 Amendment and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans under the same Facility of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans or SOFR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01; provided that the term “Borrowing” shall include the consolidated “borrowing” of (a) the 2017 Refinancing New Term B-1 Loans and the 2017 Refinancing Exchanged Term B-1 Loans and (b) the 2017 Refinancing New Term B-2 Loans and the 2017 Refinancing Exchanged Term B-2 Loans, in each case resulting from the 2017 Refinancing Term Loan Consolidation.

“Bridge Facility” means the $750,000,000 senior unsecured bridge loan facility, if any, provided to the Company pursuant to the terms of that certain Second Amended and Restated Commitment Letter, dated as of February 15, 2018, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch, JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets and the Company, as amended, restated, supplemented and otherwise modified from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the state where the Applicable Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day, (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency, (c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency and (d) when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.

“Canadian Dollars” and the sign “CAD$” means lawful currency of Canada.

“Capital Expenditures” means, for any period then ended, all cash capital expenditures of the Parent and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (including acquisitions of IP Rights to the extent the cost thereof is treated as a capitalized expense in accordance with GAAP) and made in cash during such period.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, but subject to the last sentence of Section 1.03(a), is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Revolving Facility Administrative Agent, for the benefit of the Revolving Facility Administrative Agent, the Applicable L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Applicable L/C Issuer benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Revolving Facility Administrative Agent and (b) the Applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short‑term commercial paper rating from S&P is at least A‑1 or the equivalent thereof or from Moody’s is at least P‑1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P‑1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) investments substantially equivalent to those referred to in clauses (a) through (d) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above customarily used by business entities for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized or operating in such jurisdiction and (f) investments, classified in accordance with GAAP as Current Assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:
(a)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 40% of the Voting Stock of the Parent (measured by voting power rather than number of shares) on a fully diluted basis;

(b)
[reserved]; or
(c)
the Parent fails to, directly or indirectly, own and control all of the issued Voting Stock of (i) the Company or (ii) any Designated Borrower.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Class” means (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments, Extended Revolving Commitments of a given Extension Series, Refinancing Revolving Commitments of a given Refinancing Series, Incremental Term Loan Commitments of a given Incremental Series, Refinancing Term Commitments of a given Refinancing Series or Commitments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans of a given Extension Series, Refinancing Revolving Loans of a given Refinancing Series, 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans of a given Incremental Series, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans established pursuant to the same amendment to this Agreement. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“CNI Growth Amount” means, at any date of determination, an amount (which amount shall not be less than zero) equal to 50% of Consolidated Net Income for the cumulative period from April 1, 2024 to and including the last day of the most recently ended Fiscal Quarter of the Parent prior to such date for which consolidated financial statements required pursuant to Section 7.01(a) or (b) have been delivered (treated as one accounting period).

“Co-Borrower” has the meaning assigned to such term in Section 1.13(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Managers” means Citibank, N.A., Deutsche Bank Securities Inc. and RBC Capital Markets, each in its capacity as a co-manager.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the U.S. Security Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14, Section 7.19 or any of the Loan Documents.

“Colossus” means the “Acquired Business” as such term is defined in the 2025 Incremental B-8 Amendment.

“Colossus Acquisition” means the acquisition by the Colossus Purchaser (as defined in the 2025 Incremental B-8 Amendment) of Colossus pursuant to the Colossus Acquisition Agreement.

“Colossus Acquisition Agreement” means the “Acquisition Agreement” as such term is defined in the 2025 Incremental B-8 Amendment.

“Colossus Transactions” means, collectively, (a) the consummation of the Colossus Acquisition and the other transactions contemplated by the Colossus Acquisition Agreement on or about the 2025 Incremental B-8 Effective Date, (b) the effectiveness of the Term B-8 Loans under this Agreement pursuant to the 2025 Incremental B-8 Amendment and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Commitment” means with respect to each Lender (i) as to each Revolving Lender, the Revolving Commitment of such Revolving Lender, (ii) as to each Term B-3 Lender, the Term B-3 Commitment of such Term B-3 Lender, (iii) as to each Term B-4 Lender, the Term B-4 Commitment of such Term B-4 Lender, (iv) as to each Term B-5 Lender, the Term B-5 Commitment of such Term B-5 Lender, (v) as to each Term B-6 Lender, the Term B-6 Commitment of such Term B-6 Lender, (vi) as to each Term B-7 Lender, the Term B-7 Commitment of such Term B-7 Lender, (vii) as to any Incremental Term Loan, the Incremental Term Loan Commitment of such Lender, (viii) as to any Extended Revolving Loans or Extended Term Loans, the Extended Revolving Commitments or the Commitments to provide such Extended Term Loans (as applicable) of such Lender, (ix) as to any Refinancing Revolving Loans or Refinancing Term Loans, the Refinancing Revolving Commitments or the Commitments to provide such Refinancing Term Loans (as applicable) of such Lender, (x) as to any Replacement Term Loans, the Commitments to provide such Replacement Term Loans of such Lender, (xi) as to each Term B-8 Lender, the Term B-8 Commitment of such Term B-8 Lender, and (xii) as to each Term A-9 Lender, the Term A-9 Commitment of such Term A-9 Lender.

“Commitment Increase Amendment” has the meaning set forth in Section 2.01(h).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Materials” has the meaning specified in Section 7.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Applicable Administrative Agent in consultation with the Company decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Applicable Administrative Agent in a manner substantially consistent with market practice (or, if the Applicable Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Applicable Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Current Assets” means, with respect to any Person, the Current Assets of such Person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities that, in accordance with GAAP, would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue and (f) any L/C Obligations, Swingline Loans or Revolving Loans.

“Consolidated EBITDA” means, as to any Person for any period, an amount determined for such Person and its Restricted Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xii), (xiv), (xix) and (xx) below) the amounts of:
(i) Consolidated Interest Expense (including (A) fees and expenses paid to the Administrative Agent in connection with their services hereunder, (B) other bank, administrative agency (or trustee) and financing fees (including rating agency fees), (C) costs of surety bonds in connection with financing activities (whether amortized or immediately expensed) and (D) commissions, discounts and other fees and charges owed with respect to revolving commitments, letters of credit, bank guarantees, bankers’ acceptances or any similar facilities or financing and hedging agreements);
(ii) Taxes paid and any provision for Taxes, including income, profits, capital, foreign, federal, state, local, Canadian federal and provincial, sales, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any customary Tax sharing arrangement or as a result of any Tax distribution) of such Person paid or accrued during the relevant period;
(iii) (A) depreciation, (B) amortization (including amortization of goodwill, software and other intangible assets), (C) any impairment Charge (including any bad debt expense) and (D) any asset write-off and/or write-down;

(iv) any non-cash Charge, including the excess of rent expense over actual cash rent paid, including the benefit of lease incentives (in the case of a charge) during such period due to the use of straight line rent for GAAP purposes, and any non-cash Charge pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement (provided that if any such non-cash Charge represents an accrual or reserve for potential cash items in any future period, such Person may determine not to add back such non-cash Charge in the then-current period);
(v) [reserved];
(vi) [reserved];
(vii) the amount of management, monitoring, consulting, transaction, advisory, termination and similar fees and related indemnities and expenses (including reimbursements) paid or accrued and payments to outside directors of the Parent actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries; provided that such payment is permitted under this Agreement;
(viii) [reserved];
(ix) the amount of earn-out, non-compete and other contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price (or similar) adjustments incurred in connection with (A) acquisitions and Investments completed prior to the Restatement Effective Date and (B) any acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;
(x) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, operational improvements (but excluding revenue enhancements) and cost synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable, factually supportable (or certified by a Responsible Officer of the Parent in good faith) and projected by the Parent in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of such Person) related to any permitted asset sale, acquisition (including the commencement of activities constituting a business line), combination, Investment, Disposition (including the termination or discontinuance of activities constituting a business line), operating improvement, restructuring, cost savings initiative, any similar initiative (including the effect of arrangements or efficiencies from the shifting of production of one or more products from one manufacturing facility to another) and/or specified transaction, in each case prior to, on or after the Restatement Effective Date (in each case, calculated on a Pro Forma Basis as though such Expected Cost Savings had been realized in full on the first day of such period); provided that (A) the results of such Expected Cost Savings and/or Cost Saving Initiatives are projected by the Parent in good faith to result from actions that have been taken or with respect to which steps have been taken or are expected to be taken (in the good faith determination of the Parent) within 24 months after the applicable date of determination of Consolidated EBITDA and (B) the aggregate amount of add backs made pursuant to this clause (x) and/or clause (xx)(i), shall not exceed an amount equal to 30% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (x) and clause (xx)(i));
(xi) [reserved];
(xii) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy within the next four Fiscal Quarters (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under the preceding clause (i), to the extent such Charge is covered by insurance, indemnification or otherwise reimbursable by a third party (whether or not then realized so long as the Parent in good faith expects to receive proceeds arising out of such insurance, indemnification or reimbursement obligation within the next four Fiscal Quarters) (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period, any excess amount received may be carried forward and applied against any expense in any future period);
(xiii) unrealized net losses in the fair market value of any arrangements under Swap Contracts;
(xiv) the amount of any cash actually received by such Person (or the amount of the benefit of any netting arrangement resulting in reduced cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that any non-cash gain relating to such cash receipt or netting arrangement was deducted in the calculation of Consolidated EBITDA pursuant to clause (c)(i) below for any previous period and not added back;
(xv) [reserved];
(xvi) [reserved];
(xvii) the amount of any non-controlling interest or minority interest Charge consisting of income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary;
(xviii) [reserved];
(xix) [reserved];
(xx) at the option of the Parent, any other adjustments, exclusions and add-backs (including adjustments, exclusions and add-backs with respect to (i) Expected Cost Savings as a result of any Cost Saving Initiative and (ii) any other adjustments, exclusions and add-backs that are not of the nature described in the preceding sub-clause (i) that are identified or set forth in any quality of earnings or similar analysis or report prepared by financial advisors reasonably acceptable to the Administrative Agent (it being understood that the “Big Four” accounting firms are acceptable) and delivered to the Administrative Agent in connection with any acquisition or other similar Investment not prohibited hereunder; provided that (A) the results of such Expected

Cost Savings are projected by the Parent in good faith to result from actions that have been taken or with respect to which steps have been taken or are expected to be taken (in the good faith determination of the Parent) within 24 months after the applicable date of determination of Consolidated EBITDA and (B) the aggregate amount of add backs made pursuant to clause (xx)(i) and/or clause (x), shall not exceed an amount equal to 30% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clause (xx)(i) and clause (x)); and
(xxi) any distributions or payments made directly or by means of discounts with respect of any participation interest issued or sold in connection with, and any other fees paid to a person which is not the Parent or any of its Restricted Subsidiaries in connection with any Receivables Facility, factoring transaction or any similar arrangement permitted hereunder and discounts on the sale of accounts receivables in connection with any Receivables Facility, factoring transaction or any similar arrangement permitted hereunder representing, in the Parent or any Restricted Subsidiary’s reasonable determination, the implied interest component of such discount for such period;
minus (c) without duplication, to the extent such amounts increase Consolidated Net Income:
(i) non-cash gains or income; provided that if any non-cash gain or income represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct such non-cash gain or income in the current period;
(ii) unrealized net gains in the fair market value of any arrangements under Swap Contracts;
(iii) [reserved];
(iv) the amount added back to Consolidated EBITDA pursuant to clause (b)(xii) above (as described in such clause) to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause;
(v) to the extent that such Person adds back the amount of any non-cash charge to Consolidated EBITDA pursuant to clause (b)(iv) above, the cash payment in respect thereof in the relevant future period;
(vi) the excess of actual cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes;
(vii) [reserved]; and
(viii) the amount of any non-controlling interest or minority interest gains from losses attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary;

(d) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.
For purposes of calculating Consolidated EBITDA for any period, (A) the Consolidated EBITDA (determined in accordance with GAAP) of the subject of any Permitted Acquisition by the Parent or its Restricted Subsidiaries during such period or (to the extent permitted under Section 1.03(b)(ii)) after the end of such period and prior to the applicable date of determination shall be included on a Pro Forma Basis for such period (but assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period), (B) the Consolidated EBITDA of (or attributable to) any Restricted Subsidiary all of whose Equity Interests (or all or substantial portion of whose assets) are Disposed of, or any line of business or division of the Parent or any of its Restricted Subsidiaries Disposed of, during such period or (to the extent permitted under Section 1.03(b)(ii)) after the end of such period and prior to the applicable date of determination shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period), (C) the Consolidated EBITDA (determined in accordance with GAAP) of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period or (to the extent permitted under Section 1.03(b)(ii)) after the end of such period and prior to the applicable date of determination shall be included on a Pro Forma Basis for such period (but assuming such designation and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) and (D) the Consolidated EBITDA of (or attributable to) any Subsidiary that is designated as an Unrestricted Subsidiary during such period or (to the extent permitted under Section 1.03(b)(ii)) after the end of such period and prior to the applicable date of determination shall be excluded for such period (assuming the consummation of such designation, and that any Indebtedness of such Subsidiary was retired in connection therewith, in each case on the first day of such period).

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Parent and its Restricted Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all obligations arising under letters of credit (including standby and commercial but excluding letters of credit to the extent such letters of credit have been cash collateralized), bankers’ acceptances, bank guaranties and similar instruments and unreimbursed obligations under surety bonds; (c) all obligations in respect of the deferred purchase price of property or services (including non-contingent earn-out payments and other non-contingent deferred payments but excluding contingent earn-out payments, other contingent deferred payments and trade accounts payable in the ordinary course of business); (d) all Attributable Indebtedness; (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of another Person (except to the extent supported by a letter of credit); and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which the Parent or any of its Restricted Subsidiaries is a general partner or joint venturer, except to the extent that such Indebtedness is expressly made non-recourse to such Person.

“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) (i) any net income (loss) of any Person if such Person is not the Parent or a Restricted Subsidiary, except to the extent of the amount of dividends, distributions or other payments made in cash or Cash Equivalents (or converted into cash or Cash Equivalents) by such Person to the Parent or any other Restricted Subsidiary (subject, in the case of any such Restricted Subsidiary that is not a Loan Party, to the limitations contained in clause (ii) below) and (ii) solely for the purpose of determining the amount available for Restricted Payments under Section 8.06(a)(iii) or the amount of Excess Cash Flow, any net income (loss) of any Restricted Subsidiary (other than a Loan Party) if such Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent or a Loan Party by operation of its Organization Documents or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable thereto (other than (x) any restriction that has been waived or otherwise released and (y) any restriction set forth in the Loan Documents, the documents related to any Incremental Term Loans and/or Incremental Equivalent Debt and the documents relating to any Replacement Debt or Refinancing Indebtedness in respect of any of the foregoing), except to the extent of the amount of dividends, distributions or other payments made in cash or Cash Equivalents (or converted into cash or Cash Equivalents) or that could have been made in cash or Cash Equivalents during such period (as determined in good faith by the Parent) by the Restricted Subsidiary (subject, in the case of a dividend, distribution or other payment to another Restricted Subsidiary, to the limitations in this clause (ii));

(b) any gain or Charge attributable to any asset Disposition (including asset retirement costs or sales or issuances of Equity Interests) or of returned or surplus assets outside the ordinary course of business (as determined in good faith by the Parent);

(c) (i) any gain or Charge from (A) any extraordinary or exceptional item (as determined in good faith by such Person) and/or (B) any non-recurring, special or unusual item (as determined in good faith by such Person) and/or (ii) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order;

(d) (i) any unrealized or realized net foreign currency translation or transaction gains or Charges impacting net income (including currency re-measurements of Indebtedness, any net gains or Charges resulting from Swap Contracts for currency exchange risk associated with the above or any other currency related risk, any gains or Charges relating to translation of assets and liabilities denominated in a foreign currency and those resulting from intercompany Indebtedness), (ii) any realized or unrealized gain or Charge in respect of early terminations of Swap Contracts and (iii) unrealized gains or losses in respect of any Swap Contracts and any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in respect of Swap Contracts;

(e) any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than relating to assets or properties held for sale or pending the divestiture or discontinuation thereof) and/or (iii) any facility that has been closed during such period;

(f) any net income or Charge (less all fees and expenses related thereto) attributable to the early extinguishment or cancellation of Indebtedness;

(g) (i) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholders agreement, any employee benefit trust, any employee benefit scheme, any distributor equity plan or any similar equity plan or agreement (including any deferred compensation arrangement or trust), (ii) any Charge incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of the Parent and/or any of its subsidiaries, in each case under this clause (g), to the extent that any such cash Charge is funded with net Cash proceeds contributed to the Parent as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock of the Parent and (iii) the amount of payments made to optionholders of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder;

(h) any Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the closing of any acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP or (ii) as a result of any change in, or the adoption or modification of, accounting principles or policies;

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and (B) goodwill or other asset impairment charges, write-offs or write-downs;

(j) (A) the effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in component amounts required or permitted by GAAP (including, without limitation, in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, lease, rights fee arrangements, software, goodwill, intangible asset (including customer molds), in-process research and development, deferred revenue, advanced billing and debt line items thereof), resulting from the application of recapitalization accounting or acquisition or purchase accounting, as the case may be, in relation to any consummated acquisition or similar Investment or the amortization or write-off of any amounts thereof (including any write-off of in process research and development) and/or (B) the cumulative effect of any change in accounting principles or policies (effected by way of either a cumulative effect adjustment or as a retroactive application, in each case, in accordance with GAAP);

(k) the income or loss of any Person accrued prior to the date on which such Person became a Restricted Subsidiary of such Subject Person or is merged into or consolidated with such Subject Person or any Restricted Subsidiary of such Subject Person or the date that such other Person’s assets are acquired by such Subject Person or any Restricted Subsidiary of such Subject Person (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis);

(l) [reserved];

(m) (i) any non-cash deemed finance Charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(n) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, including in connection with any acquisition or Investment permitted hereunder or in respect of any acquisition consummated prior to the Restatement Effective Date;

(o) [reserved];

(p) (A) transaction costs incurred in connection with the Incremental B-8 Amendment and the issuance of the 2024 Senior Notes and Charges, (B) any transaction Charge incurred in connection with any (in each case, regardless of whether consummated) issuance and/or incurrence of Indebtedness and/or any issuance and/or offering of Equity Interests, any Investment, any acquisition, any Disposition outside the ordinary course of business, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or (C) the amount of any Charge that is actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period, any excess amount received may be carried forward and applied against any expense in any future period); provided that in respect of any reimbursable Charge that is added back in reliance on clause (C) above, such relevant Person in good faith expects to receive reimbursement for such Charge within the next four Fiscal Quarters (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters);

(q) any Charge incurred or accrued in connection with any single or one-time event (as determined in good faith by such Person), including in connection with (A) the Transactions and/or any acquisition consummated after the Restatement Effective Date (including legal, accounting and other professional fees and expenses incurred in connection with acquisitions and other Investments made prior to the Restatement Effective Date), (B) the closing, consolidation or reconfiguration of any facility during such period or (C) one-time consulting costs;

(r) any Charge attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives (including Cost Saving Initiatives), cost rationalization programs, operating expense reductions and/or cost synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any office or facility opening and/or pre-opening); and

(s) non‑cash compensation Charges and/or any other non-cash Charges arising from the granting of any stock, stock option or similar arrangement (including any profits interest or phantom stock), the granting of any restricted stock, stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, restricted stock, stock appreciation right, profits interest, phantom stock or similar arrangement or the vesting of any warrant).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, Consolidated Net Income will include the proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Parent = in good faith expects to receive such proceeds within the next four Fiscal Quarters (with a deduction in the applicable future period for any amount so added back to the extent not so received within the next four Fiscal Quarters)).

“Consolidated Net First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net First Lien Funded Indebtedness as of such date less all Unrestricted Cash to (b) Consolidated EBITDA for the four fiscal quarters most recently ended (or, in the case of determinations described in Section 1.03(b)(ii) as occurring after the end of the applicable period, the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b)).

“Consolidated Net First Lien Funded Indebtedness” means, as of any date of determination, the Consolidated Funded Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis that is secured by liens on the property of the Parent or any of its Restricted Subsidiaries on a pari passu basis with the Obligations.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date less all Unrestricted Cash to (b) Consolidated EBITDA for the four fiscal quarters most recently ended for which financial statements were required to have been delivered pursuant to Section 7.01(a) or 7.01(b).

“Consolidated Net Leverage Ratio Test” means, as of any date of determination, the Consolidated Net Leverage Ratio shall not exceed 5.50:1.00.

“Consolidated Net Secured Funded Indebtedness” means, as of any date of determination, the Consolidated Funded Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis that is secured by liens on the property of the Parent or any of its Restricted Subsidiaries; provided, however, that all 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans, Term B-8 Loans, Term A-9 Loans, Revolving Loans, Revolving Commitments and any Credit Agreement Refinancing Indebtedness or any other Permitted Refinancing or successive Permitted Refinancing with respect thereto shall at all times be deemed to be Consolidated Net Secured Funded Indebtedness for purposes of calculating the Consolidated Net Secured Leverage Ratio in connection with Section 2.01(f)(i)(B)(y).

“Consolidated Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Secured Funded Indebtedness as of such date less all Unrestricted Cash to (b) Consolidated EBITDA for the four fiscal quarters most recently ended (or, in the case of determinations described in Section 1.03(b)(ii) as occurring after the end of the applicable period, the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b)).

“Consolidated Total Assets” means the consolidated total assets of the Parent and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Parent as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 7.01(a) and (b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 20% or more of the Voting Stock.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Available Tenor” means, as of any date of determination and with respect to the then current CORRA Benchmark, as applicable, (a) if such CORRA Benchmark is a term rate, any tenor for such CORRA Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such CORRA Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such CORRA Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such CORRA Benchmark that is then-removed from the definition of "CORRA Interest Period” pursuant to Section 3.03(d)(iv).

“CORRA Benchmark” means, initially, the Term CORRA Reference Rate or Daily Compounded CORRA, as the case may be; provided that if a CORRA Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Daily Compounded CORRA, or the then-current CORRA Benchmark, then “CORRA Benchmark” means the applicable CORRA Benchmark Replacement to the extent that such CORRA Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(d)(i).

“CORRA Benchmark Replacement” means, with respect to any CORRA Benchmark Transition Event:

(a) where a CORRA Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, Daily Compounded CORRA; and

(b) where a CORRA Benchmark Transition Event has occurred with respect to a CORRA Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the CORRA Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current CORRA Benchmark for Canadian Dollar-denominated syndicated credit facilities and (ii) the related CORRA Benchmark Replacement Adjustment.

If the CORRA Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, then the CORRA Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“CORRA Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current CORRA Benchmark with a CORRA Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Applicable Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such CORRA Benchmark with the applicable CORRA Unadjusted Benchmark Replacement by the CORRA Relevant Governmental Body, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such CORRA Benchmark with the applicable CORRA Unadjusted Benchmark Replacement for Canadian Dollar-denominated syndicated credit facilities at such time.

“CORRA Benchmark Replacement Date” means a date and time determined by the Applicable Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current CORRA Benchmark:

(a) in the case of clause (a) or (b) of the definition of “CORRA Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such CORRA Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all CORRA Available Tenors of such CORRA Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “CORRA Benchmark Transition Event”, the first (1st) date on which such CORRA Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such CORRA Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any CORRA Available Tenor of such CORRA Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “CORRA Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any CORRA Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current CORRA Available Tenors of such CORRA Benchmark (or the published component used in the calculation thereof).

“CORRA Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current CORRA Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such CORRA Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all CORRA Available Tenors of such CORRA Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any CORRA Available Tenor of such CORRA Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such CORRA Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such CORRA Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such CORRA Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such CORRA Benchmark (or such component), which states that the administrator of such CORRA Benchmark (or such component) has ceased or will cease to provide all CORRA Available Tenors of such CORRA Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any CORRA Available Tenor of such CORRA Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such CORRA Benchmark (or the published component used in the calculation thereof) announcing that all CORRA Available Tenors of such CORRA Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “CORRA Benchmark Transition Event” will be deemed to have occurred with respect to any CORRA Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current CORRA Available Tenor of such CORRA Benchmark (or the published component used in the calculation thereof).

“CORRA Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a CORRA Benchmark Replacement Date has occurred if, at such time, no CORRA Benchmark Replacement has replaced the then-current CORRA Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(d) and (b) ending at the time that a CORRA Benchmark Replacement has replaced the then-current CORRA Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(d).

“CORRA Conforming Changes” means, with respect to the use or administration of a CORRA Benchmark or the use, administration, adoption or implementation of any CORRA Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Canadian Base Rate”, the definition of “Business Day”, the definition of “CORRA Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.03(d) and other technical, administrative or operational matters) that the Applicable Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Applicable Administrative Agent in a manner substantially consistent with market practice (or, if the Applicable Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Applicable Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“CORRA Interest Period” means, as to any CORRA Loan, the period commencing on the date such CORRA Loan is borrowed or continued as, or converted into, a CORRA Loan and ending on the date one (1) or three (3) months (subject to availability) thereafter, as selected by the Borrower; provided, that: (i) if any CORRA Interest Period would otherwise end on a day that is not a Business Day, such CORRA Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such CORRA Interest Period into another calendar month, in which event such CORRA Interest Period shall end on the preceding Business Day, (ii) any CORRA Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such CORRA Interest Period shall end on the last Business Day of the calendar month at the end of such CORRA Interest Period, (iii) the Borrower may not select any CORRA Interest Period for a Eurocurrency Rate Loan denominated in Canadian Dollars which would extend beyond the Maturity Date; and (iv) the Borrower may not select any CORRA Interest Period for a CORRA Loan if, after giving effect to such selection, the aggregate principal amount of such CORRA Loan having CORRA Interest Periods ending after any date on which an installment of such CORRA Loan is scheduled to be repaid would exceed the aggregate principal amount of such CORRA Loan scheduled to be outstanding after giving effect to such repayment.

“CORRA Loans” means Term CORRA Loans.

“CORRA Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“CORRA Unadjusted Benchmark Replacement” means the applicable CORRA Benchmark Replacement excluding the related CORRA Benchmark Replacement Adjustment.

“Cost Saving Initiative” means any operating improvement, restructuring, cost savings initiative or similar initiative (including the effect of arrangements or efficiencies from the shifting of production of one or more products from one manufacturing facility to another) and/or specified transaction, in each case for the cumulative period from April 1, 2024 to and including the last day of the most recently ended Fiscal Quarter of the Parent prior to such date for which consolidated financial statements required pursuant to Section 7.01(a) or (b) have been delivered (treated as one accounting period).

“CPECs” shall mean the convertible preferred equity certificates, regardless of class or series, having a nominal value of one Euro each, issued by Lux Intermediate Holdco.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any Class of existing Loans (or any Class of unused Commitments), or any then‑existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount (or in the case of the Revolving Facility, commitments) (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, plus an amount equal to any existing commitments unutilized thereunder, (iii) the covenants and events of default of such Indebtedness are, taken as a whole, not materially more favorable to the investors providing such Indebtedness than those contained in the documentation governing or evidencing the Refinanced Debt (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence of such Credit Agreement Refinancing Indebtedness and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the Refinanced Debt, to the extent that any portion thereof remains outstanding) at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness (provided that a certificate of a Responsible Officer delivered to the Applicable Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such covenants and events of default satisfy the foregoing requirement shall be conclusive evidence that such covenants and events of default satisfy the requirement of this clause (iii)), (iv) the Effective Yield with respect such Credit Agreement Refinancing Indebtedness shall be determined by the Company and the lenders or other investors providing such Credit Agreement Refinancing Indebtedness, (v) unless such Credit Agreement Refinancing Indebtedness is incurred solely by means of extending or renewing then existing Indebtedness described in clause (a), (b) or (c) above without resulting in any Net Cash Proceeds, such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) the direct borrower or issuer with respect to such Credit Agreement Refinancing Indebtedness shall be the Company or, with respect to any such debt in the form of Refinancing Term Loans incurred to extend, renew, replace, repurchase, retire or refinance Refinanced Debt of a Designated Borrower, such Designated Borrower, (vii) such Indebtedness is not at any time guaranteed by any Person other than Guarantors with respect to the applicable Refinanced Debt, (viii) to the extent secured, (A) such Indebtedness will be subject to the terms of an Intercreditor Agreement and (B) Indebtedness is not secured by property other than the property constituting Collateral, with respect to the applicable Refinanced Debt, (ix) if the Refinanced Debt is subordinated in right of payment to, or to the Liens securing, the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, on terms (x) at least as favorable (taken as a whole) to the Lenders as those contained in the documentation governing or evidencing the Refinanced Debt (provided that a certificate of a Responsible Officer delivered to the Applicable Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such subordination terms satisfy the foregoing requirement shall be conclusive evidence that such subordination terms satisfy the requirement of this clause (x)) or (y) otherwise reasonably acceptable to the Administrative Agents, (x) any Credit Agreement Refinancing Indebtedness shall be pari passu or (if incurred pursuant to clause (b) or (c) of this definition) junior in right of payment and, if secured, secured on a pari passu or (if incurred pursuant to clause (b) of this definition) junior basis with respect to security, with respect to (A) in the case of any Credit Agreement Refinancing Indebtedness incurred by a Designated Borrower under clause (d) of this definition, the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans, and the Term B-7 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto) and (B) any other Credit Agreement Refinancing Indebtedness, the Revolving Facility and each Term Facility (other than the Term B-2 Facility (or any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto)), to the extent outstanding, (xi) (A) no Credit Agreement Refinancing Indebtedness incurred by a Designated Borrower under clause (d) of this definition shall be (except with the proceeds of Credit Agreement Refinancing Indebtedness in respect thereof) voluntarily or mandatorily prepaid prior to repayment in full of (or, if junior in right of payment or as to security, on a junior basis with respect to) the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and the Term B-7 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto) unless, solely in the case of such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and the Term B-7 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term

Loans incurred by a Designated Borrower with respect thereto), accompanied by at least a ratable payment of the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and the Term B-7 Loans (and any such Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower) then outstanding, and any such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and the Term B-7 Loans (and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower with respect thereto) may participate with the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and the Term B-7 Loans (and any such Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by a Designated Borrower) then outstanding on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) in any voluntary or mandatory prepayments hereunder and (B) no other Credit Agreement Refinancing Indebtedness shall be (except with the proceeds of Credit Agreement Refinancing Indebtedness in respect thereof) voluntarily or mandatorily prepaid prior to repayment in full of (or, if junior in right of payment or as to security, on a junior basis with respect to) the 2017 Refinancing Term B-1 Loans, the Term B-3 Loans, the Term B-5 Loans, the Term B-6 Loans, the Term B-8 Loans and the Term A-9 Loans (and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by the Company in respect thereof) unless, solely in the case of such Credit Agreement Refinancing Indebtedness that is incurred under clause (d) of this definition and is pari passu in right of payment and security with the 2017 Refinancing Term B-1 Loans, the Term B-3 Loans, the Term B-5 Loans, the Term B-6 Loans, the Term B-8 Loans and the Term A-9 Loans (and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by the Company in respect thereof), accompanied by at least a ratable payment of the 2017 Refinancing Term B-1 Loans, the Term B-3 Loans, the Term B-5 Loans, the Term B-6 Loans, the Term B-8 Loans and the Term A-9 Loans (and any such Refinancing Term Loans, Extended Term Loans and Replacement Term Loans), and any such Credit Agreement Refinancing Indebtedness incurred under clause (d) of this definition that is pari passu in right of payment and security with the 2017 Refinancing Term B-1 Loans, the Term B-3 Loans, the Term B-5 Loans, the Term B-6 Loans, the Term B-8 Loans and the Term A-9 Loans (and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by the Company in respect thereof) may participate with the 2017 Refinancing Term B-1 Loans, the Term B-3 Loans, the Term B-5 Loans, the Term B-6 Loans, the Term B-8 Loans and the Term A-9 Loans (and any such Refinancing Term Loans, Extended Term Loans and Replacement Term Loans) on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, (xii) with respect to any Credit Agreement Refinancing Indebtedness incurred pursuant to clause (d) of this definition, the holders of such Indebtedness shall have become bound by the Re-Allocation Agreement in a manner satisfactory to the Administrative Agents and (xiii) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans (and in the case of the Revolving Facility, pro rata permanent commitment reductions) under the applicable Facility being so refinanced.

“Credit Extension” means each of the following: (a) a Borrowing ~~and~~, (b) an L/C Credit Extension and (c) a Swingline Loan.

“CS” means Credit Suisse AG, Cayman Islands Branch and any successor thereto by merger, consolidation or otherwise.

“Currency” means Dollars or any Alternative Currency.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees and (v) payment for deferred taxes.

“Customary Term A Loans” means any term loans that are syndicated primarily to Persons regulated as banks in the primary syndication thereof, that, when made, have scheduled amortization of at least 2.5% per year prior to maturity, and that contain other provisions customary for “term A loans,” as reasonably determined by the Parent in consultation with the Administrative Agent; provided, that no Customary Term A Loans may mature earlier than the Maturity Date with respect to the Revolving Facility or have scheduled amortization of greater than 10% per annum prior to the Latest Maturity Date.

“Daily Compounded CORRA” means, for any Business Day in a CORRA Interest Period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback of five (5) Business Days, or such other period as selected or recommended by the CORRA Relevant Governmental Body) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the CORRA Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a CORRA Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Daily Compounded CORRA Adjustment” means a percentage equal to (i) 0.29547% per annum (29.547 basis points) for a CORRA Available Tenor of one-month’s duration, and (ii) 0.32138% per annum (32.138 basis points) for a CORRA Available Tenor of three months’ duration.

“Daily Compounded CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Daily Compounded CORRA.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Applicable Administrative Agent in accordance with the conventions (including any credit spread adjustment) for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Applicable Administrative Agent decide that any such convention is not administratively feasible for the Applicable Administrative Agent, then the Applicable Administrative Agent may establish another convention in their reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus the Applicable Rate, if any, applicable to Base Rate Loans under the Revolving Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, a SOFR Loan or a SONIA Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurocurrency Rate Loans under the Revolving Facility plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Applicable Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Applicable Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company or the Applicable Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Applicable Administrative Agent, to confirm in writing that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Applicable Administrative Agent and the Company), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (e) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Applicable Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Company and each Lender.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower 1” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower 2” has the meaning specified in the introductory paragraph hereto.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Parent in good faith) of non-cash consideration received by the Parent or any Restricted Subsidiary in connection with any Disposition pursuant to Section 8.05(h) that is designated as Designated Non-Cash Consideration (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Designated U.S. Co-Borrower” has the meaning specified in the introductory paragraph hereto.

“Designating Lender” has the meaning specified in Section 1.13(d).

“Direct U.S. Loan Party Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company, each Domestic Borrower and any Domestic Guarantor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Domestic Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between any Domestic Loan Party and any Lender or Affiliate of a Lender (excluding any Excluded Swap Obligations), (b) all obligations under any Secured Treasury Management Agreement between any Domestic Loan Party and any Lender or Affiliate of a Lender and (c) all guarantees by any Domestic Loan Party of obligations of any other Domestic Loan Party described in preceding clause (a) or (b).

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Loan Party or any Restricted Subsidiary thereof (including the Equity Interests of any such Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition; and the terms “Dispose” and “Disposed of” shall have correlative meanings. The term “Disposition” shall not include any issuance of Equity Interests by the Parent.

“Disposition Consideration” means for any Disposition, the fair market value of any assets sold, leased, subleased or otherwise disposed of.

“Disqualified Capital Stock” means Equity Interests that (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards), prior to the date that is 91 days after the Latest Maturity Date (other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon an asset sale or change of control, provided, that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agents) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Capital Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Borrower” means the Company and each Co-Borrower that is a Domestic Subsidiary.

“Domestic Guarantors” means (i) with respect to the Obligations of the Company and the other Domestic Loan Parties, (a) each Domestic Subsidiary of the Parent identified as a “Domestic Guarantor” on the signature pages hereto, (b) the Parent, (c) each Domestic Borrower and (d) each other Person that joins as a Domestic Guarantor pursuant to Section 7.12, (ii) [reserved], and (iii) with respect to obligations under any Secured Swap Contract between any Domestic Loan Party (other than the Domestic Borrowers) and any Lender or Affiliate of a Lender and obligations under any Secured Treasury Management Agreement between any Domestic Loan Party (other than the Domestic Borrowers) and any Lender or Affiliate of a Lender, the Domestic Borrowers and each other Domestic Loan Party not party to such Secured Swap Contract or Secured Treasury Management Agreement, as the case may be.

“Domestic Loan Party” means the Company, each other Domestic Borrower, the Parent and each of the other Domestic Guarantors.

“Domestic Non-Loan Party” means each Domestic Subsidiary that is not a Domestic Loan Party.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia and whose Equity Interests are not held, directly or indirectly, by a CFC or Foreign Holdco. For the avoidance of doubt, neither the Designated U.S.

Co-Borrower nor SS&C Financial Services LLC (f/k/a GlobeOp Financial Services LLC) shall be treated as Domestic Subsidiaries.

“Dutch Auction” means an auction (an “Auction”) conducted by the Parent or one of its Subsidiaries in order to purchase Term Loans of any Class in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Company:

(a)
Notice Procedures. In connection with an Auction, the Company will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction.
(b)
Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans which must be in increments of $5,000,000 (the “Reply Amount”). A Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of the applicable Loans. Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, a form of assignment and acceptance in a form reasonably acceptable to the Administrative Agent.
(c)
Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Company, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Parent or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Parent or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Parent or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Parent or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Parent or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d)
Additional Procedures. Once initiated by an Auction Notice, the Parent or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“ECF Deductions” has the meaning assigned to such term in Section 2.05(b)(i)(B).

“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Facility, the effective yield on such Loans as reasonably determined by the Applicable Administrative Agent in consultation with the Parent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders. The Applicable Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vii) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in insolvency; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041(c) or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; or (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“EURIBO Rate” means the rate per annum equal to the European Money Markets Institute EURIBO Rate (“BFEA EURIBOR”), as published by Reuters (or another commercially available source providing quotations of BFEA EURIBOR as designated by the Applicable Administrative

Agent from time to time) at approximately 11:00 a.m., London time, two TARGET Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (the “EURIBOR Screen Rate”); provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURIBO Rate” shall be the interest rate per annum determined by the Applicable Administrative Agent to be the average of the rates per annum at which deposits in Euro are offered for such relevant Interest Period to major banks in the European interbank market by the Applicable Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two TARGET Days prior to the beginning of such Interest Period.

“EURIBOR Screen Rate” has the meaning specified in the definition of “EURIBOR Rate”.

“Euro” and “EUR” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Eurocurrency Rate” means, with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum equal to (a) in respect of any Eurocurrency Rate Loan denominated in Euros, the EURIBO Rate, (b) in respect of any Eurocurrency Rate Loan denominated in Canadian Dollars, Adjusted Term CORRA, (c) if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurocurrency Rate shall be the Interpolated Rate, or (d) in the event the rate referenced in the preceding clause (c) is not available at such time for any other reason, a comparable successor rate that is, at such time, broadly accepted by the syndicated loan market for loans denominated in the applicable Alternative Currency in lieu of the “Screen Rate” or, if no such broadly accepted comparable successor rate exists at such time, a successor index rate as the Administrative Agent may determine with the consent of the Company; provided that in the case of this clause (d) such successor index rate shall not become effective if the Administrative Agent shall have received a written objection from Lenders constituting the Required Lenders within ten Business Days of distributing the proposed successor index rate to the Lenders; provided, further, that in no event shall the Eurocurrency Rate be less than zero.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans shall be denominated in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans or SONIA Loans. For the avoidance of doubt, each CORRA Loan shall constitute a Eurocurrency Rate Loan hereunder.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount (if positive) equal to:

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated EBITDA for such period without giving effect to clause (b)(x) of the definition thereof, plus

(ii) the Net Working Capital Adjustment for such period, plus

(iii) cash gains of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated EBITDA (except to the extent such gains consist of proceeds utilized in calculating Net Cash Proceeds falling under paragraph (a) of the definition thereof or Net Insurance/Condemnation Proceeds subject to Section 2.05(b)(ii)), plus

(iv) to the extent not otherwise included in the calculation of Consolidated EBITDA for such period, cash payments received by the Parent or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior period pursuant to clause (b)(iv) below, minus

(b) the sum, without duplication, of the amounts for such period (or, in the case of clauses (b)(i), (b)(ii), (b)(iv), (b)(vi), (b)(vii), (b)(viii), (b)(ix), (b)(x) and (b)(xi) at the option of the Parent, amounts after such period to the extent paid prior to the date of the applicable Excess Cash Flow payment) of the following:

(i) the aggregate principal amount of (A) all optional prepayments of, or other cash payments to reduce the outstanding amount of, Indebtedness (other than any (1) optional prepayment of, or other cash payments to reduce the outstanding amount of, Indebtedness that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.05(b)(i) or (2) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (B) all mandatory prepayments and scheduled repayments of Indebtedness and (C) the aggregate amount of any premiums, make-whole or penalty payments actually paid in cash by the Parent and/or any Restricted Subsidiary that are or were required to be made in connection with any prepayment of Indebtedness, in each case, except to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus

(ii) amounts added back under (A) clauses (b)(i) and (ii) of the definition of “Consolidated EBITDA” to the extent paid or payable in cash or (B) clause (b)(xvii) of the definition of “Consolidated EBITDA”, plus

(iii) any foreign transactional or translation losses paid or payable in cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Swap Contracts for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk) to the extent included in calculating Consolidated EBITDA, plus

(iv) amounts added back under (A) clauses (b)(x), (xii), (xiv) or (xx) of the definition of “Consolidated EBITDA” or (B) the last paragraph of the definition of Consolidated Net Income with respect to business interruption insurance, in each case to the extent such amounts have not yet been received by the Parent or its Restricted Subsidiaries, plus

(v) an amount equal to (A) all Charges either (1) excluded in calculating Consolidated Net Income or (2) added back in calculating Consolidated EBITDA, in each case, to the extent paid or payable in cash and (B) all non-cash credits included in calculating Consolidated Net Income or Consolidated EBITDA, plus

(vi) to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of Charges paid or payable in cash by the Parent and its Restricted Subsidiaries during such period, other than to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus

(vii) cash payments (other than in respect of Taxes, which are governed by clause (ii) above) made during such period for any liability the accrual of which in a prior period did not reduce Consolidated EBITDA and therefore increased Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness), plus

(viii) amounts paid in cash (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such period on account of (A) items that were accounted for as non-cash reductions of Consolidated Net Income or Consolidated EBITDA in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(ix) the amount of any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset, plus

(x) the amount of any Tax obligation of the Parent and/or any Restricted Subsidiary that is estimated in good faith by the Parent as due and payable (but is not currently due and payable) by the Parent and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Parent and/or any Restricted Subsidiary, plus

(xi) Cash payments in respect of any Restricted Payments set forth in Sections 8.06(a)(iii) and/or 8.06(a)(xiii) (or otherwise consented to by the Required Lenders) or any distributions, dividends or other similar payments made to the holders of any minority interest in any Restricted Subsidiary (other than any Restricted Payments, distributions, dividends or other similar payments that are deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.05(b)(i)); plus

(xii) the aggregate amount of any extraordinary, exceptional, unusual, special or non-recurring cash Charges paid or payable during such period (whether or not incurred in such Excess Cash Flow Period) that were excluded in calculating Consolidated EBITDA (including any component definition used therein) for such period.

“Excess Cash Flow Period” means each full Fiscal Year of the Parent commencing with the Fiscal Year ending on December 31, 2025.

“Excess Foreign Entity Stock” has the meaning set forth in the definition of “Excluded Property”.

“Excluded Proceeds” has the meaning assigned to such term in Section 2.05(b)(ii).

“Excluded Property” means, (a) with respect to any Loan Party, any owned or leased real property, (b) with respect to any Domestic Loan Party, any personal property that either (i) the attachment or perfection of a Lien thereon is not governed by the UCC or (ii) a Lien thereon is not effected by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) with respect to any Collateral securing the Direct U.S. Loan Party Obligations, all voting Equity Interests and CPECs entitled to vote in excess of 65% of such voting interests of any First Tier Foreign Subsidiary or Foreign Holdco (and any such excluded Equity Interests or CPECs in any such First Tier Foreign Subsidiary or Foreign Holdco in excess of such amount shall be referred to herein as “Excess Foreign Entity Stock”), (d) with respect to any Loan Party, any property which is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property to secure the Obligations (or the relevant portion thereof, as applicable), (e) with respect to any Loan Party, any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of such Loan Party to the extent that the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in this clause (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral, (f) with respect to any Loan Party, any motor vehicles, (g) with respect to any Loan Party, any assets of any Subsidiary of the Parent that is subject to regulatory capital or similar requirements to the extent that the provision of such security or similar interest would result in an increase to such regulatory capital or similar requirement or other administrative burden, in each case which is disproportionate to the benefit obtained by the Lenders and the other holders of the applicable Obligations, as determined in good faith by the Company in consultation with the

Administrative Agent, (h) any assets of any Unrestricted Subsidiary, (i) with respect to any Loan Party, Margin Stock and (j) with respect to any Loan Party, any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Company agree in writing that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to any of the Administrative Agents, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) by any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations, received a payment under, received a perfected security interest under, engaged in any other transaction contemplated by, or enforced, this Agreement or any other Loan Document, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which such Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 11.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 3.01(a), and (d) any withholding Taxes imposed under FATCA.

“Existing 2010 Target Note Purchase Agreement” means the Note Purchase Agreement, dated August 9, 2010, by and among the Target and the purchasers named therein, as amended by that certain First Amendment to Note Purchase Agreement dated as of November 14, 2017 and by that certain Second Amendment to Note Purchase Agreement dated as of November 14, 2017.

“Existing 2010 Target Senior Notes” means the unsecured (i) 5.06% Series C Senior Notes (as defined therein) due 2018 and (ii) 5.42% Series D Senior Notes (as defined therein) due 2020 issued by the Target pursuant to the Existing 2010 Target Note Purchase Agreement.

Existing 2017 Target Note Purchase Agreement” means the Master Note Purchase Agreement, dated November 14, 2017, by and among the Target and the purchasers party thereto.

“Existing 2017 Target Senior Notes” means the unsecured (i) 3.55% Series 2017A, Tranche A Senior Notes (as defined therein) due 2023, (ii) 3.82% Series 2017A Tranche B Senior Notes (as defined therein) due 2025, (iii) 4.04% Series 2017A, Tranche D Senior Notes (as defined therein) due 2028, (iv) 4.14% Series 2017A, Tranche E Senior Notes (as defined therein) due 2030 and (v) 4.29% Series 2017A, Tranche F Senior Notes (as defined therein) due 2033 issued by the Target pursuant to the Existing 2017 Target Note Purchase Agreement, including the Target Tranche C Senior Notes.

“Existing Credit Agreement” has the meaning set forth in the recitals.

“Existing Revolver Tranche” has the meaning set forth in Section 2.18(b).

“Existing Senior Notes” means the 5.875% unsecured senior notes issued by the Parent pursuant to the Existing Senior Notes Indenture.

“Existing Senior Notes Indenture” means the Indenture, dated as of July 8, 2015, among the Parent, the Company, the other Domestic Guarantors and the Existing Senior Notes Trustee.

“Existing Senior Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Existing Senior Notes Indenture.

“Existing Target Credit Agreement” means that certain Credit Agreement, dated as of October 1, 2014, among, inter alia, the Target, Bank of America, N.A., as Administrative Agent, and the lenders party thereto from time to time, as such agreement has been amended, modified and supplemented from time to time prior to the Restatement Effective Date.

“Existing Target Note Purchase Agreements” means the Existing 2010 Target Note Purchase Agreement and the Existing 2017 Target Note Purchase Agreement.

“Existing Target Senior Notes” means the Existing 2010 Target Senior Notes and the Existing 2017 Target Senior Notes.

“Existing Target Senior Notes Condition” has the meaning set forth in Section 8.03(q).

“Existing Target Senior Notes Escrow” has the meaning set forth in Section 8.03(q).

“Existing Target Senior Notes Waiting Period” means the period from the Restatement Effective Date until the first Business Day on or immediately following the day that is 15 days after the Restatement Effective Date.

“Existing Term Loan Tranche” has the meaning set forth in Section 2.18(a).

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Extended Revolving Commitments” has the meaning set forth in Section 2.18(b).

“Extended Revolving Loans” means one or more Classes of revolving credit loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.18(a).

“Extending Revolving Lender” has the meaning set forth in Section 2.18(c).

“Extending Term Lender” has the meaning set forth in Section 2.18(c).

“Extension” means the establishment of an Extension Series by amending a Loan or Commitment pursuant to the terms of Section 2.18 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.18(d).

“Extension Election” has the meaning set forth in Section 2.18(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Extraordinary Receipt” means the receipt by the Parent or its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received or reinvested in operating assets in accordance with the terms of Section 2.05(b)(vi) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Eze” means the “Acquired Business” as such term is defined in the Incremental B-5 Amendment.

“Eze Acquisition” means the acquisition by the Company of Eze pursuant to the Eze Acquisition Agreement.

“Eze Acquisition Agreement” means the “Acquisition Agreement” as such term is defined in the Incremental B-5 Amendment.

“Eze Transactions” means, collectively, (a) the consummation of the Eze Acquisition on the Incremental B-5 Effective Date and the other transactions contemplated by the Eze Acquisition Agreement on or prior to the Incremental B-5 Effective Date, (b) the effectiveness of the Term B-5 Loans under this Agreement pursuant to the Incremental B-5 Amendment and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Facility” means any Term Facility, the Revolving Facility, any Class of Extended Revolving Commitments and/or any Class of Refinancing Revolving Commitments, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 14714(b)(1) of the Internal Revenue Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“FCPA” has the meaning set forth in Section 6.22(a).

“FC Step-up” has the meaning set forth in Section 8.11(b).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by depository institutions brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day on such transactions received by the Applicable Administrative Agent from three depository institutions brokers of recognized standing selected by the Applicable Administrative Agent, as determined by the Applicable Administrative Agent; provided, further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain second amended and restated fee letter dated as of February 15, 2018, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch, JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets and the Company, as amended, restated, supplemented and otherwise modified from time to time.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Parent, each Borrower, the Guarantors, the Lenders party thereto and the Required Lenders.

“First Amendment Effective Date” means March 2, 2017.

“First Repricing Amendment” means that certain First Repricing Amendment to Credit Agreement, dated as of January 31, 2020, among the Borrowers, the Administrative Agents and Lenders party thereto.

“First Repricing Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the First Repricing Amendment have been satisfied or waived by the Administrative Agent.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary that is owned, in whole or in part, directly by one or more Domestic Loan Parties.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Parent ending December 31 of each calendar year, as such fiscal year end may be adjusted in accordance with the terms of this Agreement.

“Fixed Amount” has the meaning assigned to such term in Section 1.11(b).

“Flex Provisions” has the meaning assigned to such term in Section 11.01.

“Floor” means a rate of interest equal to (i) with respect to the Term B-6 Loans and the Term B-7 Loans, 0.50%, (ii) with respect to the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, 0.00%, (iii) with respect to the Term B-8 Loans, 0.00%, (iv) with respect to the Term A-9 Loans, 0.00% and (v) with respect to the Revolving Loans, 0.00%.

“Foreign Collateral Documents” means any Collateral Document that secures only the Foreign Obligations.

“Foreign Guarantors” means with respect to the Foreign Obligations each Foreign Subsidiary and each Foreign Holdco of the Parent that shall be required to become a Foreign Guarantor following an Obligations Reinstatement Event.

“Foreign Holdco” means a Domestic Subsidiary substantially all of the assets of which are Equity Interests in (or Equity Interests in and Indebtedness of) one or more CFCs or Foreign Holdcos.

“Foreign Lender” means, for any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Foreign Borrowers and any Foreign Guarantor following an Obligations Reinstatement Event.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Domestic Guarantor and each Foreign Guarantor; provided, that in no event shall a CFC or Foreign Holdco ever be, or be required to be, a Guarantor of any Direct U.S. Loan Party Obligations.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Guaranty and Security Principles” means the Guaranty and Security Principles set forth on Exhibit 1.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” means, on any date, any Restricted Subsidiary of the Parent (other than the Borrowers) that (i) does not have assets in excess of 3.0% of Consolidated Total Assets as of the date of the most recent Audited Financial Statements delivered pursuant to Section 7.01 prior to such date and (ii) does not contribute in excess of 3.0% of Consolidated EBITDA as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date (other than any such Subsidiary designated as not being an Immaterial Subsidiary in a written notice delivered to the Administrative Agents); provided, that if (x) the aggregate assets of Immaterial Subsidiaries at any time exceeds 12.5% of Consolidated Total Assets or (y) the Immaterial Subsidiaries, in the aggregate, contribute in excess of 12.5% of Consolidated EBITDA, in each case, as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date, the Company shall designate one or more Subsidiaries as not being “Immaterial Subsidiaries” such that, after giving effect to such revocation, (A) the aggregate assets of Immaterial Subsidiaries shall be less than 12.5% of Consolidated Total Assets and (B) the contribution of Immaterial Subsidiaries shall be less than 12.5% of Consolidated EBITDA, in each case, as of the date of the most recent financial statements delivered pursuant to Section 7.01 prior to such date.

“Impacted Interest Period” has the meaning set forth in the definition of “Eurocurrency Rate”.

“Incremental A-9 Amendment” means that certain Incremental Joinder, dated as of September 27, 2024, among inter alios, the Company, the Term A-9 Lender party thereto and the Administrative Agent.

“Incremental A-9 Effective Date” means September 27, 2024.

“Incremental B-5 Amendment” means that certain Commitment Increase Amendment, dated as of the Incremental B-5 Effective Date, among, inter alios, the Company, the other Loan Parties party thereto, the Term B-5 Lender party thereto and the Administrative Agent.

“Incremental B-5 Effective Date” has the meaning assigned to such term in the Incremental B-5 Amendment.

“Incremental B-6/B-7 Amendment” means that certain Incremental Joinder, dated as of the Incremental B-6/B7 Effective Date, among, inter alios, the Borrowers, the other Loan Parties party thereto, the Term B-6 Lenders party thereto, the Term B-7 Lenders party thereto and the Administrative Agent.

“Incremental B-6/B-7 Effective Date” has the meaning assigned to such term in the Incremental B-6/B-7 Amendment.

“Incremental B-8 Amendment” means that certain Incremental Joinder & First Amendment to Credit Agreement, dated as of May 9, 2024, among inter alios, the Company, Designated Borrower 1, the Term B-8 Lenders party thereto and the Administrative Agent.

“Incremental B-8 Effective Date” has the meaning assigned to such term in the Incremental B-8 Amendment.

“Incremental Cap” means:

(a) the Shared Incremental Amount, plus

(b) in the case of any Incremental Facility or Incremental Equivalent Debt that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Incremental Facility or Incremental Equivalent Debt, plus

(c) in the case of any Incremental Facility or Incremental Equivalent Debt that effectively replaces any Revolving Commitment or Term Loan terminated in accordance with Section 11.13 hereof, an amount equal to the relevant terminated Revolving Commitment or Term Loan, plus

(d) (i) the amount of any optional prepayment of any Loan (including any Incremental Loan) in accordance with Section 2.05(a) and/or the amount of any permanent reduction of any Revolving Commitment, (ii) the amount of any optional prepayment, redemption, repurchase or retirement of Incremental Equivalent Debt incurred pursuant to the Shared Incremental Amount, (iii) the amount of any optional prepayment, redemption, repurchase or retirement of any Replacement Term Loans or Loans under any Replacement Revolving Facility (to the extent accompanied by a permanent reduction in commitments) or any borrowing or issuance of Replacement Debt previously applied to the permanent prepayment of any Loan hereunder or of any Incremental Equivalent Debt, (iv) the aggregate amount of any Indebtedness referred to in clauses (i) through (iii) repaid or retired resulting from any assignment of such Indebtedness to (and/or assignment and/or purchase of such Indebtedness by) the Parent and/or any Restricted Subsidiary; provided that for each of clauses (i) through (iv), (x) such Indebtedness is secured on a pari passu basis with the Term Loans or was originally incurred in reliance on the Shared Incremental Amount and (y) the relevant prepayment, redemption, repurchase, retirement, assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), plus

(e) an unlimited amount so long as, in the case of this clause (e), on a Pro Forma Basis after giving effect to the incurrence of the Incremental Facility or the Incremental Equivalent Debt, as applicable, and the application of the proceeds thereof (without netting the cash proceeds thereof, but giving effect to any related Subject Transaction) and to any relevant Subject Transaction (and, in the case of any Incremental Revolving Facility or Incremental Equivalent Debt in the form of revolving loans or a revolving facility then being established, assuming a full drawing thereunder), (i) if such Indebtedness is secured by a Lien ranking pari passu with the Lien securing the Obligations on any Collateral, either (x) the Consolidated Net First Lien Leverage Ratio does not exceed 5.25:1.00 or (y) the Consolidated Net First Lien Leverage Ratio does not increase after giving effect to any Subject Transaction on a Pro Forma Basis, (ii) if such Indebtedness is secured by a Lien on any Collateral on a basis junior with the Liens securing the Obligations, either (x) the Consolidated Net Secured Leverage Ratio does not exceed 5.50:1.00 or (y) the Consolidated Net Secured Leverage Ratio does not increase after giving effect to any Subject Transaction on a Pro Forma Basis and (iii) if such Indebtedness is unsecured, either (1)(x) the Consolidated Net Leverage Ratio does not exceed 5.75:1.00 or (y) the Consolidated Net Leverage Ratio does not increase after giving effect to any Subject Transaction on a Pro Forma Basis or (2)(x) the Interest Coverage Ratio does not exceed 2.00:1.00 or (y) the Interest Coverage Ratio does not increase after giving effect to any Subject Transaction on a Pro Forma Basis;

provided that:

(1) any Incremental Facility and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Parent in its sole discretion (provided that, in the case of clause (e), an Incremental Facility may be incurred only under clause (i) thereof),

(2) if any Incremental Facility or Incremental Equivalent Debt is intended to be incurred or implemented under clause (e) of this definition and any other clause of this definition in a single transaction or series of related transactions, (A) the incurrence of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred or implemented under any other clause of this definition, but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions and (B) the incurrence of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter,

(3) any portion of any Incremental Facility or Incremental Equivalent Debt that is incurred or implemented under clauses (a) through (d) of this definition, unless otherwise elected by the Parent, shall automatically and without need for action by any Person, be reclassified as having been incurred under clause (e) of this definition if, at any time after the incurrence or implementation thereof, when financial statements required pursuant to Section 7.01(a) or (b) are delivered, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in such financial statements, be (or have been) permitted under the Consolidated Net First Lien Leverage Ratio, Consolidated Net Secured Leverage Ratio, Consolidated Net Leverage Ratio or Interest Coverage Ratio test, as applicable, set forth in clause (e) of this definition, and

(4) in the case of any Incremental Equivalent Debt in the form of revolving loans or a revolving facility, if a full drawing thereunder is permitted at the time the commitments in respect thereof are established, then the obligors thereunder may thereafter borrow, repay, prepay and reborrow amounts thereunder, in whole or in part, from time to time, without further compliance with the provisions of this definition.

“Incremental Equivalent Debt” means any Indebtedness that satisfies the following conditions:

(a)
the aggregate outstanding principal amount thereof does not exceed the Incremental Cap as in effect at the time of determination (after giving effect to any reclassification on or prior to such date of determination),
(b)
(A) unless such Indebtedness is in the form of revolving loans or a revolving facility, the Weighted Average Life to Maturity of such Indebtedness is no shorter than the remaining Weighted Average Life to Maturity of the Term Loans outstanding at such time and the final maturity date of such Indebtedness is no earlier than the Latest Maturity Date and (B) if such Indebtedness is in the form of revolving loans or a revolving facility, such Indebtedness shall mature no earlier than, and require no scheduled mandatory commitment reduction prior to, the date set forth in clause (a) of the definition of “Maturity Date”, in each case as determined on the date of issuance or incurrence, as applicable, thereof; provided, that, subject to the Permitted Earlier Maturity Indebtedness Exception, the foregoing limitations shall not apply to (i) customary bridge loans to finance Permitted Acquisitions or similar Investments so long as either (x) such bridge loans provide for the automatic exchange or conversion into indebtedness meeting the requirements set forth below in this clause (b) or (y) are intended to be refinanced with Qualified Capital Stock of the Parent or Indebtedness meeting the requirements set forth below in this clause (b) and (ii) Customary Term A Loans,
(c)
subject to clause (b), such Indebtedness may otherwise have an amortization schedule as determined by the Parent and the lenders providing such Indebtedness,
(d)
if such Indebtedness is secured by assets that constitute Collateral, the holders of such Indebtedness (or a representative therefor) shall be party to an Intercreditor Agreement,
(e)
such Indebtedness may provide for the ability to participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 2.05(a)

and (B) to the extent secured on a pari passu basis with the existing Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Indebtedness refinancing such Incremental Equivalent Debt) in any mandatory prepayment of Term Loans required pursuant to Section 2.05(b) or less than a pro rata basis with the then-outstanding Term Facility,
(f)
such Indebtedness may not be guaranteed by any Person other than a Loan Party, or secured by any asset that does not constitute Collateral securing the Obligations; and
(g)
if any financial maintenance covenant is added to any such Indebtedness and such financial maintenance covenant is more favorable to the lenders under such Indebtedness than the financial covenant under Section 8.11(a), either (x) such financial maintenance covenant shall only be applicable after the Maturity Date in respect of the Revolving Facility or (y) the Revolving Lenders shall also receive the benefit of such more favorable financial maintenance covenant (together with, at the election of the Parent, any applicable “equity cure” (or equivalent) provisions with respect thereto).

“Incremental Joinder” means a joinder agreement with respect to (A) $5,045,794,683.73 of Incremental Term Loans shall be available to the Company as Term B-3 Loans, (B) $1,800,000,000 of Incremental Term Loans shall be available to Designated Borrower 1 as Term B-4 Loans, and (C) $100,000,000 of increase in Aggregate Revolving Commitments, which joinder shall set forth certain terms (including pricing) of such Term B-3 Loans and Term B-4 Loans and the increase in respect of the Aggregate Revolving Commitments (as applicable), in each case upon the satisfaction of the conditions set forth in such joinder, substantially in the form of Exhibit 2.01(e), executed by the Company, the Designated Borrowers, the Administrative Agent and each Lender making such commitments available to the Company and the Designated Borrowers and in form and substance reasonably satisfactory to each of them.

“Incremental Facility” means an Incremental Term Loan Facility or an Incremental Revolving Facility, as the context requires.

“Incremental Revolving Facility” has the meaning provided in Section 2.01(f).

“Incremental Revolving Loan” has the meaning provided in Section 2.01(f).

“Incremental Series” means all Incremental Term Loans and Incremental Term Loan Commitments that are established as a separate Class of Term Loans or Term Commitments (as applicable) pursuant to the same Commitment Increase Amendment (or any subsequent Commitment Increase Amendment to the extent such Commitment Increase Amendment expressly provides that the Incremental Term Loans or Incremental Term Loan Commitments as provided for therein are intended to be part of any previously established Incremental Series) and that provide for the same maturity, Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule.

“Incremental Term Loan” has the meaning provided in Section 2.01(e).

“Incremental Term Loan Agreement” means, with respect to an Incremental Term Loan, a joinder agreement in substantially the form of Exhibit 1.01(a) or such other form as is satisfactory to the Administrative Agent and the Company, in each case as executed by the Loan Parties, one or more Lender(s) providing an Incremental Term Loan Commitment and the Administrative Agent.

“Incremental Term Loan Commitment” means, as to any Lender, its obligation to make its portion of an Incremental Term Loan to the Company pursuant to Section 2.01(e) in the principal amount set forth in the applicable Incremental Term Loan Agreement.

“Incremental Term Loan Facility” means, at any time, (a) on or prior to the closing date under an Incremental Term Loan Agreement, the aggregate amount of the Incremental Term Loan Commitments set forth in such Incremental Term Loan Agreement at such time and (b) thereafter, the aggregate principal amount of the Incremental Term Loans of all Lenders made pursuant to such Incremental Term Loan Commitments at such time.

“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.11(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)
all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)
the maximum amount available to be drawn under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties and similar instruments and unreimbursed obligations under surety bonds;
(c)
the Swap Termination Value of any Swap Contract;
(d)
all obligations of such Person to pay the deferred purchase price of property or services (including non-contingent earn-out payments and other non-contingent deferred payments but excluding contingent earn-out payments, other contingent deferred payments and trade accounts payable in the ordinary course of business);
(e)
indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)
all Attributable Indebtedness of such Person;
(g)
all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)
all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than (i) a joint venture that is itself a corporation or limited liability company or (ii) a similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by contract or operation of law. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercreditor Agreement” means, with respect to any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt or any other Indebtedness, an intercreditor agreement between the Administrative Agent and the agent, trustee or other representative on behalf of the holders of such Indebtedness, in each case in form and substance satisfactory to the Administrative Agent.

“Interest Coverage Ratio” means, as of any date of determination, the ratio for the most recently ended Test Period of (a) Consolidated EBITDA for such Test Period to (b) Ratio Interest Expense for such Test Period, in each case for the Parent and its Restricted Subsidiaries.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan or any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; ~~and~~ (c) as to any SONIA Loan, the last Business Day of each calendar month and the Revolving Loan Maturity Date; and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, as to each Eurocurrency Rate Loan or SOFR Loan, the period commencing on the date such Eurocurrency Rate Loan or SOFR Loan, as applicable, is disbursed or converted to or continued as a Eurocurrency Rate Loan or a SOFR Loan, as applicable, and ending on the date one, two (other than in the case of (i) Eurocurrency Rate Loans that bear interest at the EURIBOR Rate or Adjusted Term CORRA, and (ii) SOFR Loans), three or (other than in the case of Eurocurrency Rate Loans that bear interest at Adjusted Term CORRA) six months thereafter (or a period of less than one month thereafter, if acceptable to the Applicable Administrative Agent in its sole discretion), as selected by the Company in its Loan Notice consistent with the requirements of Section 2.02(a) or otherwise acceptable to the Applicable Administrative Agent); provided that:

(i)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)
no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made;
(iv)
the initial Interest Period with respect to the Term B-3 Loans and Term B-4 Loans shall commence on the Restatement Effective Date and end on the last Business Day of the calendar month in which the Restatement Effective Date occurs;
(v)
the initial Interest Period with respect to the Term B-8 Loans shall commence on the Incremental B-8 Effective Date and end June 30, 2024; and
(vi)
the initial Interest Period with respect to the Term A-9 Loans shall commence on the Incremental A-9 Effective Date and end October 31, 2024.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in respect of Revolving Loans or Letters of Credit denominated in an Alternative Currency, such Alternative Currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available in respect of Revolving Loans or Letters of Credit denominated in an Alternative Currency, such Alternative Currency) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Intralinks” means the “Acquired Business” as such term is defined in the Intralinks Incremental B-5 Amendment.

“Intralinks Acquisition” means the acquisition by the Company of Intralinks pursuant to the Intralinks Acquisition Agreement.

“Intralinks Acquisition Agreement” means the “Acquisition Agreement” as such term is defined in the Intralinks Incremental B-5 Amendment.

“Intralinks Incremental B-5 Amendment” means that certain Commitment Increase Amendment, dated as of the Intralinks Incremental B-5 Effective Date, among, inter alios, the

Company, the other Loan Parties party thereto, the Term B-5 Lender party thereto and the Administrative Agent.

“Intralinks Incremental B-5 Effective Date” has the meaning assigned to such term in the Intralinks Incremental B-5 Amendment.

“Intralinks Term B-5 Commitment” means, as to each Term B-5 Lender, its obligation to make Term B-5 Loans to the Company pursuant to the Intralinks Incremental B-5 Amendment in the principal amount stated therein pursuant to which such Term B-5 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Intralinks Transactions” means, collectively, (a) the consummation of the Intralinks Acquisition on the Intralinks Incremental B-5 Effective Date and the other transactions contemplated by the Intralinks Acquisition Agreement on or prior to the Intralinks Incremental B-5 Effective Date, (b) the effectiveness of the Term B-5 Loans under this Agreement pursuant to the Intralinks Incremental B-5 Amendment and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less (except in the case of (x) Investments made using the Available Amount pursuant to Section 8.02(r) and (y) any amounts that increase the Available Amount pursuant to clause (e) of the definition thereof) any amount repaid, returned, distributed or otherwise received in respect of any Investment, in each case, in cash.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Parent or any of its Restricted Subsidiaries.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Applicable L/C Issuer and the Company (or any Restricted Subsidiary) or in favor of the Applicable L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.12 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Joint Venture” means, with respect to any Person, any other Person in which such Person owns Equity Interests (other than any Subsidiary), and including, for the avoidance of doubt, any other Person in which such Person owns less than a majority of the Equity Interests thereof. Unless otherwise specified, “Joint Venture” shall refer to a Joint Venture of the Parent or any Restricted Subsidiary.

“Junior Indebtedness” means any Indebtedness for borrowed money of the Parent or any of its Restricted Subsidiaries that is a Loan Party (other than Indebtedness among the Parent and/or its subsidiaries) that is expressly subordinated in right of payment to the Obligations.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of ~~Credit Suisse AG, New York Branch,~~JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., PNC Bank, National Association, HSBC Bank USA, N.A. Morgan Stanley Bank, N.A. and Royal Bank of ~~America, N.A.~~Canada, in each case, including through any of their respective Affiliates or branches, in their capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Commitments, Refinancing Revolving Commitments, Incremental Term Loan Commitments, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, authorizations and permits of, any Governmental Authority, in each case having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and each other Person that becomes a “Lender” in accordance with this Agreement and their successors and permitted assigns, including the Swingline Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Applicable Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the Applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition which the Company or any of its Restricted Subsidiaries is contractually committed to consummate, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the sum of (a) Unrestricted Cash as of such date plus (b) the amount by which the aggregate unused Revolving Commitments exceed the Total Revolving Outstandings as of such date.

“Loan” means (i) each Revolving Loan, each Swingline Loan, each 2017 Refinancing Term B-1 Loan, each Term B-3 Loan, each Term B-5 Loan, each Term B-6 Loan, each Term B-8 Loan, each Term A-9 Loan, each Incremental Term Loan, each Extended Term Loan, each Extended Revolving Loan, each Refinancing Term Loan, each Refinancing Revolving Loan and each Replacement Term Loan representing an extension of credit to the Company and (ii) each 2017 Refinancing Term B-2 Loan, each Term B-4 Loan, each Term B-7 Loan, each Extended Term Loan and each Refinancing Term Loan representing an extension of credit to a Designated Borrower.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Collateral Document, each Incremental Term Loan Agreement, each Extension Amendment, each Refinancing Amendment, the Re-Allocation Agreement, the Security Trust Deed and any Intercreditor Agreement.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or Term Loans under a given Facility, (b) a conversion of Loans under a given Facility from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or SOFR Loans under a given Facility, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02.

“Loan Parties” means, collectively, the Domestic Loan Parties and following an Obligations Reinstatement Event, the Foreign Subsidiaries required to become Foreign Guarantors pursuant to Section 7.21.

“Luxembourg” means the Grand Duchy of Luxembourg.

“March 2019 Note Purchase Agreement” means the Purchase Agreement, dated March 14, 2019, between the Company, the initial purchasers named therein and the guarantors named therein.

“March 2019 Senior Notes” means the 5.500% unsecured senior notes issued by the Company pursuant to the March 2019 Note Purchase Agreement.

“March 2019 Senior Notes Maturity Date” means September 30, 2027.

“Margin Stock” has the meaning specified in Section 6.14(b).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of any of the Administrative Agents or any Lender under the Loan Documents or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness” means any Indebtedness incurred in excess of the greater of $324,000,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period.

“Material Insurance/Condemnation Proceeds” means Net Insurance/Condemnation Proceeds in any single transaction or series of related transactions in excess of the greater of $162,000,000 and 7.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period.

“Material Permitted Acquisition” shall mean a Permitted Acquisition or other similar Investment or a series of related Permitted Acquisitions or other similar Investments of or in any Person, property, business or assets for which the aggregate consideration payable by the Parent or any of its Restricted Subsidiaries is not less than $375,000,000.

“Maturity Date” means (a) as to the Revolving Loans and Letters of Credit (and the related L/C Obligations), the earlier of (i) ~~December 28, 2027~~the fifth anniversary of the 2026 Incremental Effective Date and (ii) the Springing Maturity Date, if any (the “Revolving Loan Maturity Date”), (b) as to the 2017 Refinancing Term B-1 Loans, the seventh anniversary of the Original Closing Date, (c) as to the 2017 Refinancing Term B-2 Loans, the seventh anniversary of the Original Closing Date, (d) as to the Term B-3 Loans, the seventh anniversary of the Restatement Effective Date, (e) as to the Term B-4 Loans, the seventh anniversary of the Restatement Effective Date, (f) as to the Term B-5 Loans, the seventh anniversary of the Restatement Effective Date, (g) as to the Term B-6 Loans, the seventh anniversary of the Incremental B-6/B-7 Effective Date, (h) as to the Term B-7 Loans, the seventh anniversary of the Incremental B-6/B-7 Effective Date, (i) as to the Term B-8 Loans, the seventh anniversary of the Incremental B-8 Effective Date, (j) ~~subject to the final proviso of this definition,~~ as to the Term A-9 Loans, the earlier of (i) the fifth anniversary of the 2026 Incremental ~~A-9~~ Effective Date and (ii) the Springing Maturity Date, (k) as to an Incremental Term Loan, the final maturity date for such Incremental Term Loan as set forth in the applicable Incremental Term Loan Agreement, (l) as to any Extended Term Loans or Extended Revolving Loans, the final maturity date therefor as set forth in the applicable Extension Amendment and (m) as to any Refinancing Term Loans or Refinancing Revolving Loans, the final maturity date therefor as set forth in the applicable Refinancing Amendment; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day~~; provided, further, that, notwithstanding clause (j) above, (x) if on the date that is 91 days prior to the March 2019 Senior Notes Maturity Date more than $150,000,000 of principal obligations under the March 2019 Senior Notes remain outstanding, then the Maturity Date as to the Term A-9 Loans shall instead be the date that is 91 days prior to the March 2019 Senior Notes Maturity Date and (y) if on the date that is 91 days prior to December 28, 2027 more than $150,000,000 of commitments under the Revolving Facility that mature prior to the fifth anniversary of the Incremental A-9 Effective Date remain outstanding, then the Maturity Date as to the Term A-9 Loans shall instead be the date that is 91 days prior to December 28, 2027.~~.

“Merger” means the merger of MergerCo with and into Target (with Target to be the surviving corporation of such merger) in accordance with the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 11, 2018, among the Target, the Parent and MergerCo (including all exhibits and disclosure schedules thereto).

“MergerCo” means Diamond Merger Sub, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MSSF” means Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (with respect to the Parent and its Restricted Subsidiaries) (i) selling costs and out-of-pocket expenses (including broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording Taxes, relocation expenses incurred as a result thereof, foreign currency hedging expenses, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Parent’s good faith estimate of income Taxes paid or payable (including pursuant to customary Tax sharing arrangements or that are or would be imposed on intercompany distributions of such proceeds) in connection with such Disposition and the Parent good faith estimate of payments to be made in respect of incentive equity, synthetic equity or similar incentive awards in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans, any other Indebtedness that is secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Obligations and any unsecured Indebtedness incurred by a Loan Party) that is required to be repaid or otherwise comes due or would be in default and is repaid or which is required to be paid in order to obtain a necessary consent to such Disposition or by applicable law (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Parent or any of its Restricted Subsidiaries) from the sale price for such Disposition and (v) in the case of any Disposition by any non-Wholly Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to any minority interest and not available for distribution to or for the account of the Parent or a Wholly Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Equity Interests, the cash proceeds thereof, net of all Taxes and fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any cash payments or proceeds (including Cash Equivalents) received by the Parent or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Parent or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Parent or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation, expropriation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) in respect of the Parent or any of its Restricted Subsidiaries (i) any actual out-of-pocket costs and expenses incurred in connection with the adjustment, settlement or collection of any claims in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans, any Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Obligations and any unsecured Indebtedness incurred by a Loan Party) that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, relocation expenses, currency hedging expenses, other expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Parent’s good faith estimate of income Taxes paid or payable (including pursuant to customary Tax sharing arrangements or that are or would be imposed on intercompany distributions of such proceeds)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Insurance/Condemnation Proceeds) and (vi) in the case of any covered loss or taking from any non-Wholly Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Parent or a Wholly Owned Subsidiary as a result thereof.

“Net Working Capital” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“Net Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Net Working Capital as of the beginning of such period exceeds (or is less than) Net Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Contract and (d) the application of purchase or recapitalization accounting.

“Non-Consenting Lender” has the meaning specified in Section 11.13.

“Non-Loan Party” means any Subsidiary of the Parent that is not a Loan Party.

“Note” means a Term B-1 Note, a Term B-2 Note, a Term B-3 Note, a Term B-4 Note, a Term B-5 Note, a Term B-6 Note, a Term B-7 Note, a Term B-8 Note, a Term A-9 Note or a Revolving Note, as the context may require.

“November 2026 Convertible Notes” means the Convertible Senior Notes due 2031 issued by the Parent, and guaranteed by the Company and the other guarantors thereof, pursuant to the November 2026 Note Purchase Agreement.

“November 2026 Note Purchase Agreement” means the Purchase Agreement, dated on or about November 4, 2026, among the Parent, as issuer, the initial purchasers named therein and the Company, as guarantor, and the other guarantors named therein.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including the Direct U.S. Loan Party Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Secured Swap Contract between any Loan Party and any Lender or Affiliate of a Lender (excluding any Excluded Swap Obligations) and (b) all obligations under any Secured Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender.

“Obligations Reinstatement Event” has the meaning given to it in Section 7.21.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Administrative Agent” means Deutsche Bank AG New York Branch.

“Original Closing Date” means July 8, 2015.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding any such Tax imposed on an assignment (other than an assignment pursuant to a request by the Company under Section 11.13) of any interest in any Loan or Commitment hereunder (an “Assignment Tax”), but only to the extent such Assignment Tax is imposed as a result of a present or former connection between the assignor and/or assignee and the taxing jurisdiction (other than any connection arising solely from such assignor and/or assignee having executed, delivered, become a party to, performed its obligations under, received payments, received a perfected security interest under, engaged in any other transaction pursuant to, and/or enforced any Loan Documents).

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Applicable Administrative Agent, the Applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of MSSF, as applicable, in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Payment Right” has the meaning set forth in the definition of “Receivables Facility Asset.”

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means (i) an Investment consisting of an Acquisition by the Parent or any of its Restricted Subsidiaries, provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition complies with Section 8.07, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (d) no Default exists or would result therefrom and (e) if the Person acquired is or becomes a Domestic Subsidiary of the Company, it shall (to the extent required by Section 7.12) guarantee all of the Obligations and otherwise satisfy the requirements of Section 7.12 and Section 7.14 within the timeframes provided therein; provided that the requirements of clauses (c) and (d) above shall be subject to Sections 1.12 and 2.01(i) in the case of a Limited Condition Acquisition, and (ii) the Target Acquisition.

“Permitted Earlier Maturity Indebtedness Exception” means, with respect to any Incremental Term Loan Facility, Commitment under any Incremental Revolving Facility, Incremental Equivalent Debt, Refinancing Indebtedness or Replacement Term Loan permitted to be incurred hereunder, that up to the greater of $1,080,000,000 and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period in aggregate principal amount of such Indebtedness and/or Commitments under Incremental Revolving Facilities outstanding at such time (the “Specified Debt”) may have a final maturity date that is earlier than, and a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of, the Indebtedness with respect to which the Specified Debt is otherwise required to have a later final maturity date or Weighted Average Life to Maturity.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Company in the form of one or more series of senior secured notes ranking pari passu with the liens securing the Facilities (other than the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans or any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto); provided that (i) such Indebtedness will be subject to the terms of an Intercreditor Agreement and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means (i) William C. Stone and his spouse and the members of his immediate family and (ii) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a Controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clause (i).

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Company in the form of one or more series of second lien (or other junior lien) secured notes or secured loans ranking junior to the liens securing the Facilities (other than the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans, the Term B-8 Loans, the Term A-9 Loans or any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto); provided that (i) such Indebtedness is secured by the Collateral (or the applicable portion thereof) on a second priority or other junior priority, as applicable, basis to the Liens securing the Direct U.S. Loan Party Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness meets the Permitted Other Debt Conditions and (iv) such Indebtedness will be subject to an Intercreditor Agreement. Permitted Junior Priority Refinancing Debt will include any junior secured Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means, at any time, Liens in respect of property of the Parent or any of its Restricted Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Other Debt Conditions” means, with respect to any Indebtedness, that such Indebtedness does not mature or have scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide for the prior repayment in full in cash of the Loans and all other Obligations, (y) maturity payments and customary mandatory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) “AHYDO” payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Payee” means any future, current or former director, officer, member of management, manager, employee, independent contractor or consultant (or any Affiliate or transferee of any of the foregoing) of the Parent (or any Restricted Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension plus an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations (or any portion thereof), such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations (or such portion thereof) on terms (i) at least as favorable (taken as a whole) to the Lenders as those contained in the documentation governing or evidencing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (provided that a certificate of a Responsible Officer delivered to the Administrative Agents at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such subordination terms satisfy the foregoing requirement shall be conclusive evidence that such subordination terms satisfy the requirement of this clause (i)) or (ii) as otherwise reasonably acceptable to the Administrative Agents, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations (or any portion thereof), such modification, refinancing, replacement, refunding, renewal or extension is unsecured or (solely with respect to such Indebtedness that is secured by Liens that are subordinated to the Liens securing the Obligations (or any portion thereof)) secured by Liens that are subordinated to the Liens securing the Obligations (or such portion thereof) on terms (x) at least as favorable (taken as a whole) to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended (provided that a certificate of a Responsible Officer delivered to the Administrative Agents at least five Business Days prior to the incurrence of such Indebtedness stating that the Company has determined in good faith that such subordination terms satisfy the foregoing requirement shall be conclusive evidence that such subordination terms satisfy the requirement of this clause (x)) or (y) otherwise reasonably acceptable to the Administrative Agents and (f) such modification, refinancing, refunding, renewal, replacement or extension is directly incurred only by the direct borrower or issuer of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, and is guaranteed only by one or more Persons who are guarantors of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.

“Permitted Reorganization” means any transaction or undertaking, including Investments, in connection with internal reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), so long as, after giving effect thereto, (a) the Loan Parties shall comply with the Guaranty and Security Principles and Section 7.12 and (b) the security interest of the Secured Parties in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral immediately prior to such Permitted Reorganization no longer constituting Collateral) as a result of such Permitted Reorganization; provided that the Parent shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Parent certifying as to the best of such officer’s knowledge compliance with the requirements set forth in clauses (a) and (b) above.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Company in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Loan Party or any of its Subsidiaries (other than a Multiemployer

Plan established by any Loan Party or any of its Subsidiaries) or any such Plan to which any Loan Party or any of its Subsidiaries is required to contribute on behalf of any of its employees (other than a Multiemployer Plan).

“Platform” has the meaning specified in Section 7.02.

“Post-Closing Reorganization” means the internal reorganization of the Company and its Subsidiaries as described on Schedule 1.01 hereto.

“Prepayment Asset Sale” means any Disposition by the Parent or its Restricted Subsidiaries made pursuant to Section 8.05(h).

“Primary Obligor” has the meaning specified in the definition of “Guarantee”.

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 8.11, the Consolidated Net First Lien Leverage Ratio, the Consolidated Net Leverage Ratio Test, the Consolidated Net Leverage Ratio and/or the Consolidated Net Secured Leverage Ratio, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period or, in the case of determinations described in Section 1.03(b)(ii), the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b). In connection with the foregoing, (a) with respect to the incurrence of any Indebtedness, such Indebtedness shall be deemed to have been incurred as of the first day of the applicable period, (b) with respect to any Disposition or any designation of any Subsidiary as an Unrestricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of or designated as an Unrestricted Subsidiary (as applicable) shall be excluded to the extent relating to any period occurring prior to the date of such transaction or designation (as applicable) and (ii) Indebtedness which is retired in connection with any such Disposition or owed by the applicable Subsidiary at the time of its designation as an Unrestricted Subsidiary (as applicable) shall be excluded and deemed to have been retired as of the first day of the applicable period and (c) with respect to any Permitted Acquisition or designation of any Unrestricted Subsidiary as a Restricted Subsidiary, (i) income statement and cash flow statement items attributable to the Person or property acquired or designated as a Restricted Subsidiary (as applicable) shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Parent and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agents and (ii) any Indebtedness incurred or assumed by the Parent or any Restricted Subsidiary (including the Person or property acquired or designated as a Restricted Subsidiary (as applicable)) in connection with such transaction and any Indebtedness of the Person or property acquired or designated as a Restricted Subsidiary (as applicable) which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of (i) in the case of a Pro Forma Compliance Certificate delivered in connection with Section 2.01(f)(xi) and Section 7.17(c) and (ii) the financial covenant set forth in Section 8.11(a) (irrespective of whether such covenant is otherwise then applicable) as of the end of the period of four fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to the applicable transaction on a Pro Forma Basis.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Capital Stock” means any Equity Interests that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified Receivables Facility” means any Receivables Facility that meets the following conditions: (a) the Parent shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and its Restricted Subsidiaries; (b) all sales or contributions (as applicable) of Receivables Facility Assets and related assets by the Parent or any Restricted Subsidiary to the Receivables Subsidiary or any other Person are made for a price that is no less than fair market value (as determined in good faith by the Parent); (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Parent) and may include Standard Securitization Undertakings; and (d) the obligations under such Receivables Facility are non-recourse (except with respect to Standard Securitization Undertakings) to the Parent or any of its Restricted Subsidiaries (other than a Receivables Subsidiary).

“Ratio Interest Expense” means, with respect to any Person for any period, (a) consolidated total cash interest expense of such Person and its Restricted Subsidiaries for such period, (i) including the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP) and (ii) excluding (A) amortization, accretion or accrual of deferred financing fees, original issue discount, debt issuance costs, discounted liabilities, commissions, fees and expenses, (B) any expense arising from any bridge, commitment, structuring and/or other financing fee (including fees and expenses associated with the Transactions and agency and trustee fees), (C) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (D) fees and expenses associated with any Dispositions, acquisitions, Investments, issuances of Equity Interests or Indebtedness (in each case, whether or not consummated), (E) costs associated with obtaining, or breakage costs in respect of, any Swap Contract or any other derivative instrument other than any interest rate Swap Contract or interest rate derivative instrument with respect to Indebtedness, (F) penalties and interest relating to Taxes, (G) any “additional interest” or “liquidated damages” for failure to timely comply with registration rights obligations, (H) [reserved], (I) any payments with respect to make-whole, prepayment or repayment premiums or other breakage costs of any Indebtedness, (J) any interest expense attributable to the exercise of appraisal rights or other rights of dissenting shareholders and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with any acquisition or Investment permitted hereunder, (K) any lease, rental or other expense in connection with a lease obligation (other than with respect to a Capital Lease) and (L) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Swap Contract or any other derivative instrument and/or any payment obligation arising under any Swap Contract or derivative instrument other than any interest rate Swap Contract or interest rate derivative instrument with respect to Indebtedness minus (b) cash interest income for such period. For purposes of this definition, (x) interest in respect of any Capital Lease shall be deemed to accrue at an interest rate determined by such Person in good faith to be the rate of interest implicit in such Capital Lease in accordance with GAAP and (y) for the avoidance of doubt, unless already included in the calculation of interest expense, interest expense shall be calculated after giving effect to any payments made or received under any Swap Contract or any other derivative instrument with respect to Indebtedness.

“Re-Allocation Agreement” means a Re-Allocation Agreement dated as of the Restatement Effective Date among the Lenders, substantially in the form of Exhibit 1.01(b), as amended, modified and supplemented from time to time.

“Re-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 9.01(f) and (g), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article IX hereof or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unreimbursed Amounts on the applicable Maturity Date.

“Real Estate Asset” means, at any time of determination, all right, title and interest of any Loan Party in and to all real property owned by such Loan Party and all real property leased or subleased by such Loan Party (in each case including, but not limited to, land, improvements and fixtures thereon).

“Receivables Facility” means any of one or more receivables financing facilities or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Parent or any of the Restricted Subsidiaries sells or grants a security interest in its Receivables Facility Assets to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that sells or grants a security interest in its Receivables Facility Assets to a Person that is not the Parent or a Restricted Subsidiary (or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person).

“Receivables Facility Asset” means (a) any accounts receivable, fee or royalty receivables, lease receivables, notes receivable or similar instruments, chattel paper, real estate asset, mortgage receivable, revenue stream or other right of payment of any kind (each, a “Payment Right”), (b) any proceeds of any Payment Right, (c) any segregated deposit or securities accounts into which solely the proceeds of Payment Rights or related Receivables Facility Assets are received, (d) all of the interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which gave rise to any Payment Right and all insurance contracts with respect thereto, (e) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of any Payment Right, whether pursuant to the contract related thereto or otherwise, together with all financing statements and security agreements describing any collateral securing any Payment Right, (f) all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Payment Right, whether pursuant to the contract related thereto or otherwise, (g) all contracts (including service contracts) and agreements associated with any Payment Right, (h) all records related to the foregoing and (i) any Equity Interests of any Receivables Subsidiary and any applicable Receivables Subsidiary’s right, title and interest in, to and under the documentation relating to a Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities and that engages only in activities reasonably related or incidental thereto, or another Person formed for the purposes of engaging in a Receivables Facility in which the Parent or any subsidiary makes an Investment and to which the Parent or any subsidiary transfers Receivables Facility Assets.

“Reclassifiable Item” has the meaning assigned to such term in Section 1.11(a).

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” has the meaning specified in Section 11.01.

“Refinancing” means the following refinancing transactions: (a) the 2017 Refinancing Term A-1 Loans and the 2017 Refinancing Term A-2 Loans shall have been repaid in full, together with all accrued but unpaid interest, fees and other amounts owing thereon, (b) all Indebtedness of the Target and its Subsidiaries under the Existing Target Credit Agreement shall have been repaid in full, together with all accrued but unpaid interest, fees and other amounts owing thereon, (c) the Existing Target Senior Notes shall have been repaid in full, together with all accrued but unpaid interest, fees and other amounts owing thereon, (d) all commitments, any security interests and any guaranties in connection with the Indebtedness to be refinanced pursuant to clauses (a), (b) and (c) above shall have been terminated and released, all to the reasonable satisfaction of the Administrative Agent and (e) the payment of all fees and expenses related to the foregoing transactions; provided that with respect to clause (c) above, (i) the repayment of the Existing Target Senior Notes on or prior to the Restatement Effective Date may be deferred until the end of the Existing Target Senior Notes Waiting Period so long as the Existing Target Senior Notes Condition shall have been satisfied and (ii) solely to the extent that the Target Tranche C Senior Notes have not been issued prior to the Restatement Effective Date, the commitments under the Existing 2017 Target Note Purchase Agreement to issue and purchase the Target Tranche C Senior Notes may remain outstanding until the end of the Target Tranche C Senior Notes Waiting Period.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the applicable Borrower, (b) the Applicable Administrative Agent and (c) each Lender (including any Additional Refinancing Lender) that agrees to provide any portion of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Revolving Commitments” means one or more Classes of revolving credit Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” means one or more Classes of revolving credit loans that are made pursuant to Refinancing Revolving Commitments.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans or Refinancing Revolving Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans, or Refinancing Revolving Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same maturity, Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule.

“Refinancing Term Commitments” means one or more term loan Commitments hereunder providing for Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of term loans hereunder that are made pursuant to Refinancing Term Commitments.

“Register” has the meaning specified in Section 11.06(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reinvestment Period” has the meaning assigned to such term in Section 2.05(b)(ii)(A).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 8.03(a) (and any subsequent refinancing of such Replacement Debt).

“Replacement Term Loans” has the meaning specified in Section 11.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Transaction” means (a) the incurrence by either Borrower or any Subsidiary thereof of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement) (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans or (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Effective Yield for the 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans (other than, in each case, any such transaction or amendment or modification in connection with a Change of Control or Transformational Event). Any such determination by the Administrative Agent and the Company as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the Consolidated Net First Lien Leverage Ratio is greater than 3.25:1.00, 50%, (b) if the Consolidated Net First Lien Leverage Ratio is less than or equal to 3.25:1.00 and greater than 2.75:1.00, 25% and (c) if the Consolidated Net First Lien Leverage Ratio is less than or equal to 2.75:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay Term Loans under Section 2.05(b)(i) for any Excess Cash Flow Period, the Consolidated Net First Lien Leverage Ratio shall be determined on the scheduled date of prepayment (after giving pro forma effect to such prepayment and to any other repayment or prepayment at or prior to the time such Excess Cash Flow prepayment is due).

“Required Lenders” means, as of the date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Revolving Commitments, Extended Revolving Commitments and Refinancing Revolving Commitments and (c) aggregate unused Term Commitments; provided, that the unused Revolving Commitment, Extended Revolving

Commitment and Refinancing Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Net Proceeds Percentage” means, as of any date of determination, (a) if the Consolidated Net First Lien Leverage Ratio is greater than 2.50:1.00, 100%, (b) if the Consolidated Net First Lien Leverage Ratio is less than or equal to 2.50:1.00 and greater than 2.00:1.00, 50% and (c) if the Consolidated Net First Lien Leverage Ratio is less than or equal to 2.00:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Cash Proceeds or Net Insurance/Condemnation Proceeds that are required to be applied to prepay Term Loans under Section 2.05(b)(ii) for any payment, the Consolidated Net First Lien Leverage Ratio shall be determined on the date on which such proceeds are received by the Parent or applicable Restricted Subsidiary (giving pro forma effect to the subject Dispositions and/or casualty events and the application of the relevant proceeds thereof other than any increase in cash and cash equivalents resulting from the receipt of such proceeds).

“Required Pro Rata Lenders” means, as of any date of determination, Term A-9 Lenders and Revolving Lenders holding collectively more than 50% of the sum of the (a) Term Loans outstanding under the Term A-9 Facility, (b) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (c) aggregate unused Revolving Commitments on such date; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments on such date; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, with respect to any Term Facility, Term Lenders under such Term Facility holding more than 50% of the sum of the (a) Term Loans outstanding under the applicable Term Facility and (b) aggregate unused Term Commitments in respect of the applicable Term Facility on such date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, director, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agents. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” shall mean the “Acquisition Closing Date” under and as defined in the Second Amendment.

“Restricted Amount” has the meaning assigned to such term in Section 2.05(b)(iv).

“Restricted Debt” means any Junior Indebtedness to the extent the outstanding principal amount thereof is equal to or greater than the greater of $648,000,000 and 30% of Consolidated EBITDA as of the last day of the most recently ended Test Period.

“Restricted Debt Payment” has the meaning specified in Section 8.06(b).

“Restricted Obligations” has the meaning specified in Section 4.10.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof). For purposes of clarification, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of Indebtedness which by its terms is convertible into Equity Interests is not a “Restricted Payment”.

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan or a SONIA Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Applicable Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Applicable Administrative Agent or the Applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolver Extension Request” has the meaning set forth in Section 2.18(b).

“Revolver Extension Series” has the meaning set forth in Section 2.18(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(f), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility Administrative Agent Fee Letter” means that certain Revolving Facility Administrative Agent Fee Letter dated as of the Revolving Facility Amendment Effective Date between the Revolving Facility Administrative Agent and the Company.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Facility Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Revolving Lenders in respect of the Revolving Facility under any of the Loan Documents, or any successor Revolving Facility Administrative Agent.

“Revolving Facility Amendment” means that certain Revolving Facility Amendment to the credit agreement dated as of the Revolving Facility Amendment Effective date among the Administrative Agent, the Revolving Facility Administrative Agent, the Parent, each Borrower, the Guarantors and the Revolving Lenders.

“Revolving Facility Amendment Effective Date” means December 28, 2022.

“Revolving Lender” means each Lender with a Revolving Commitment or holding Revolving Loans.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Loan Maturity Date” has the meaning specified in clause (a) of the definition of “Maturity Date”.

“Revolving Note” means a promissory note made by the Company in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit 1.01I.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Sections 2.02(a) such day is also a Business Day.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw‑Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means a country or territory which is itself the subject of comprehensive, territorial Sanctions (as of the Restatement Effective Date, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine and as of the Incremental B-8 Effective Date, Afghanistan, the so – called Donetsk People’s Republic, the so- called Luhansk People’s Republic and the non-government controlled Kherson and Zaporizhzhia regions of Ukraine shall also be Sanctioned Countries for the purposes of this Agreement).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom, or any Person 50 percent or more owned by any such Person (b) any Person located, organized or resident in a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom.

“Scheduled Consideration” has the meaning assigned to such term in Section 2.05(b)(i)(7).

“Screen Rate” means the EURIBOR Screen Rate.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among, inter alios, the Parent, each Borrower, the Guarantors, the Original Administrative Agent, the Administrative Agent and the Required Lenders.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“Secured Parties” means (i) the Lenders, (ii) the Administrative Agents and the Collateral Agent, (iii) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (iv) and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Swap Contract” means any Swap Contract between any Loan Party and a Lender or an Affiliate of a Lender that has been designated in writing by the applicable Lender (or Affiliate of a Lender) to the Administrative Agents and the Company as a “Secured Swap Contract”;

provided that for the purposes of the Loan Documents in no circumstances shall any Excluded Swap Obligations constitute Obligations with respect to any Secured Swap Contract.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Lender or any Affiliate of a Lender that has been designated in writing by the applicable Lender (or Affiliate of a Lender) to the Administrative Agents and the Company as a “Secured Treasury Management Agreement”.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of assets subject to a Receivables Facility to repurchase such assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to such seller.

“Shared Incremental Amount” means, as of any date of determination, (a) the greater of $2,175,000,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period calculated on a Pro Forma Basis minus (b) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt originally incurred or issued in reliance on the Shared Incremental Amount outstanding on such date, in each case after giving effect to any reclassification of any such Indebtedness as having been incurred under clause (e) of the definition of “Incremental Cap” hereunder.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would not be prohibited by Section 8.07 if such Section applied to such Person.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.0326% per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Daily Simple SONIA comprising such Borrowing.

“SONIA Loan” means a Loan denominated in Sterling that bears interest at a rate based on Adjusted Daily Simple SONIA.

“SONIA RFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SONIA”.

“Special Notice Currency” means, at any time, an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Debt” has the meaning assigned to such term in the definition of “Permitted Earlier Maturity Indebtedness Exception”.

“Specified Event of Default” means any Event of Default under Sections 9.01(a), 9.01(f) or 9.01(g).

“Specified Representations” means those representations and warranties made by the Loan Parties in Sections 6.01(a)(i), 6.02(a) and (b), 6.03(a), 6.04, 6.14(b) and (c), 6.18(a), 6.19, 6.21(c) and 6.22(b).

“Spot Rate” for a currency means the rate determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Applicable Administrative Agent or the Applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Applicable Administrative Agent or the Applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further, that the Applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Springing Maturity Date” means the Business Day immediately prior to the date that is ~~90~~91 days prior to ~~(x)~~ the ~~earliest to occur of the~~ Maturity Date of the Term B~~-3~~-8 Loans~~, the Term B-4 Loans or the Term B-5 Loans or (y) the March 2019 Senior Notes Maturity Date~~; provided, that no Springing Maturity Date shall occur ~~with respect to clauses (x) or (y) if (a)~~if the aggregate principal amount of the Term B~~-3~~-8 Loans~~, the Term B-4 Loans and the Term B-5 Loans or the March 2019 Senior Notes, as applicable~~, outstanding at such time is less than $~~475,000,000 and (b) Liquidity at such time is greater than or equal to the aggregate principal amount of the Term B-3 Loans, the Term B-4 Loans and the Term B-5 Loans or the March 2019 Senior Notes, as applicable, outstanding at such time.~~250,000,000.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary of the Parent which the Parent has determined in good faith to be customary in a non-recourse Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board of Governors of the Federal Reserve System of the United States (the “Board”) and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Sterling RFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SONIA”.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.05(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Equity Interests of any Person (and in any event including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Parent’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any Joint Venture for the purpose of increasing the Parent’s or its relevant Restricted Subsidiary’s ownership interest in such Joint Venture), in each case that is not prohibited by this Agreement, (c) any Disposition of all or substantially all of the assets or Equity Interests of a subsidiary (or any business unit, line of business or division of the Parent or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 7.17 hereof, (e) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (f) any Cost Saving Initiative and/or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Debt” means any Indebtedness of the Parent or any Restricted Subsidiary described in the definition of “Consolidated Funded Indebtedness” that is subordinated in right of payment to the Obligations (or any portion thereof).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Substitute Affiliate Lender” has the meaning specified in Section 1.13(d).

“Substitute Facility Office” has the meaning specified in Section 1.13(d).

“Successor Borrower” has the meaning assigned to such term in Section 8.05(a)(i)(B).

“Successor Person” has the meaning assigned to such term in clause (i)(B) of the proviso of Section 8.05(c).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing

(including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement used to document transactions of the type specified in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Commitment” means as to any Swingline Lender (i) the amount set forth opposite such Swingline Lender’s name on Schedule 2.01 attached to the 2026 Incremental Amendment as such Swingline Lender’s Swingline Commitment or (ii) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the 2026 Incremental Effective Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Revolving Facility Administrative Agent pursuant to Section 11.06(c). The Swingline Commitment is part of, and not in addition to, the Aggregate Revolving Commitments.

“Swingline Lender” means Morgan Stanley Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04. All Swingline Loans shall be denominated in Dollars.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Target” means DST Systems, Inc., a Delaware corporation.

“Target Acquisition” means the acquisition by Parent of the Target pursuant to the Merger Agreement, to be effected by way of the Merger.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Material Adverse Effect” means (with capitalized terms used in this definition and not otherwise defined in this Agreement having the meanings assigned thereto in the Merger Agreement) any circumstance, effect or change that, individually or in the aggregate, (i) materially adversely affects the business, financial condition or results of operations of the Target and its Subsidiaries, taken as a whole; provided, however, that any circumstance, effect or change arising from or related to the following shall not be taken into account in determining whether a Target Material Adverse Effect has occurred or would reasonably be expected to occur (except, in the case of clauses (a), (b), (c), (d), (e) or (f) below, to the extent disproportionately affecting the Target and its Subsidiaries relative to other companies in the industries in which the Target and its Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally; (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world, declared or undeclared acts of war, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date of the Merger Agreement; (c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates; (d) changes required by GAAP or other accounting standards (or interpretations thereof); (e) changes in any Laws or other binding directives issued by any Governmental Authority (or interpretations thereof), including, to the extent relevant to the business of the Target and its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment and not specifically relating to the Target or its Subsidiaries; (f) changes that are generally applicable to the industries in which the Target and its Subsidiaries operate and not specifically relating to the Target or its Subsidiaries; (g) any failure by the Target to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Merger Agreement or any decline in the market price or trading volume of the common stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Target Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (h) the negotiation, execution or delivery of the Merger Agreement, the performance by any party hereto of its obligations under the Merger Agreement or the public announcement (including as to the identity of the parties hereto) of the Merger or any of the other transactions contemplated by the Merger Agreement including the impact thereof on relationships, contractual or otherwise (including the cessation of any such relationship) with customers, suppliers, landlords, tenants, lenders, investors, joint venture partners, partners or employees of the Target and its Subsidiaries (it being understood that this clause (h) shall not apply to any representation, warranty, covenant or agreement of the Target therein that is intended to address the consequences of the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated hereby); (i) changes in the Target’s credit rating (provided, however, that the underlying causes of such decline may be considered in determining whether a Target Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (j) the occurrence of natural disasters, force majeure events or weather conditions adverse to the business being carried on by the Target and its Subsidiaries; (k) stockholder litigation arising from or relating to the Merger Agreement or the Merger; (l) any action taken that is required by the terms of the Merger Agreement, or with the prior written consent or at the written direction of the Parent; (m) any damage or destruction of any owned real property that is substantially paid for by insurance; (n) any cyber-attacks, data breaches, ransomware attacks or similar events affecting the Target, excluding any such breaches, attacks or events to the extent attributable to the negligence of the Target or any of its Subsidiaries or the failure of the Target or any of its Subsidiaries to follow the best practices of the industries in which the Target and its Subsidiaries operate; or (o) the failure to obtain any approval contemplated by Section 6.13(a) of the Merger Agreement; or (ii) is or would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement by the Target.

“Target Tranche C Senior Notes” means the 4.02%, Series 2017A, Tranche C Senior Notes due August 6, 2025 to be issued pursuant to the Existing 2017 Target Note Purchase Agreement.

“Target Tranche C Senior Notes Waiting Period” means, solely to the extent that the Target Tranche C Senior Notes have not been issued prior to the Restatement Effective Date, the period from the issuance of the Target Tranche C Senior Notes until the first Business Day on or immediately following the day that is 15 days after the issuance thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-9 Commitment” means, as to each Term A-9 Lender, its obligation to make Term A-9 Loans to the Company pursuant to the Incremental A-9 Amendment in the principal amount stated therein pursuant to which such Term A-9 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-9 Facility” means the aggregate principal amount of the Term A-9 Loans of all Term A-9 Lenders outstanding at such time.

“Term A-9 Lender” means each Lender with a Term A-9 Commitment or holding a Term A-9 Loan.

“Term A-9 Loan” has the meaning set forth in Section 2.01(m).

“Term A-9 Note” means a promissory note made by the Company in favor of a Term A-9 Lender evidencing Term A-9 Loans made by such Term A-9 Lender, substantially in the form of Exhibit 1.01(d).

“Term B Facilities” means, collectively, the Term B-1 Facility, the Term B-2 Facility, the Term B-3 Facility, the Term B-4 Facility, the Term B-5 Facility, the Term B-6 Facility, the Term B-7 Facility, the Term B-8 Facility.

“Term B-1 Facility” means the aggregate principal amount of the 2017 Refinancing Term B-1 Loans of all 2017 Refinancing Term B-1 Lenders outstanding.

“Term B-1 Lender” means each Lender holding a Term B-1 Loan.

“Term B-1 Loan” means an advance made by a Term B-1 Lender under the Term B-1 Facility.

“Term B-1 Note” means a promissory note made by the Company in favor of a Term B-1 Lender evidencing Term B-1 Loans made by such Term B-1 Lender.

“Term B-2 Facility” means the aggregate principal amount of the 2017 Refinancing Term B-2 Loans of all 2017 Refinancing Term B-2 Lenders outstanding.

“Term B-2 Lender” means each Lender holding a Term B-2 Loan.

“Term B-2 Loan” means an advance made by a Term B-2 Lender under the Term B-2 Facility.

“Term B-2 Note” means a promissory note made by the Designated Borrower 2 in favor of a Term B-2 Lender evidencing Term B-2 Loans made by such Term B-2 Lender.

“Term B-3 Commitment” means, as to each Term B-3 Lender, its obligation to make Term B-3 Loans to the Company pursuant to the Incremental Joinder in the principal amount stated therein pursuant to which such Term B-3 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-3 Facility” means the aggregate principal amount of the Term B-3 Loans of all Term B-3 Lenders outstanding at such time.

“Term B-3 Lender” means each Lender with a Term B-3 Commitment or holding a Term B-3 Loan.

“Term B-3 Loan” has the meaning set forth in Section 2.01(c).

“Term B-3 Note” means a promissory note made by the Company in favor of a Term B-3 Lender evidencing Term B-3 Loans made by such Term B-3 Lender, substantially in the form of Exhibit 1.01(d).

“Term B-4 Commitment” means, as to each Term B-4 Lender, its obligation to make Term B-4 Loans to Designated Borrower 1 pursuant to the Incremental Joinder in the principal amount stated therein pursuant to which such Term B-4 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-4 Facility” means the aggregate principal amount of the Term B-4 Loans of all Term B-4 Lenders outstanding at such time.

“Term B-4 Lender” means each Lender with a Term B-4 Commitment or holding a Term B-4 Loan.

“Term B-4 Loan” has the meaning set forth in Section 2.01(c).

“Term B-4 Note” means a promissory note made by the Company in favor of a Term B-4 Lender evidencing Term B-4 Loans made by such Term B-4 Lender, substantially in the form of Exhibit 1.01(d).

“Term B-5 Commitment” means, as to each Term B-5 Lender, its obligation to make Term B-5 Loans to the Company pursuant to the Commitment Increase Amendment in the principal amount stated therein pursuant to which such Term B-5 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-5 Facility” means the aggregate principal amount of the Term B-5 Loans of all Term B-5 Lenders outstanding at such time.

“Term B-5 Lender” means each Lender with a Term B-5 Commitment or holding a Term B-5 Loan.

“Term B-5 Loan” has the meaning set forth in Section 2.01(d).

“Term B-5 Note” means a promissory note made by the Company in favor of a Term B-5 Lender evidencing Term B-5 Loans made by such Term B-5 Lender, substantially in the form of Exhibit 1.01(d).

“Term B-6 and B-7 Repricing Transaction” means (a) the incurrence by any Borrower or any Subsidiary thereof of any Indebtedness in the form of term loans (including, without limitation, any new or additional term loans under this Agreement) (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for Term B-6 Loans and/or Term B-7 Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-6 Loans and/or Term B-7 Loans or (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Effective Yield for the Term B-6 Loans and/or the Term B-7 Loans (other than, in each case, any such transaction or amendment or modification in connection with a Change of Control, a Transformational Event or a Term B-6 and B-7 Transformational Event), so long as, in each case of clauses (a) or (b), the primary purpose of such incurrence of Indebtedness or modification is to reduce the Effective Yield of the Term B-6 Loans and/or Term B-7 Loans. Any such determination by the Administrative Agent and the Company as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Term B-6 Loans and/or Term B-7 Loans.

“Term B-6 and B-7 Transformational Event” means any dissolution, liquidation, consolidation or disposition by the Company or any Restricted Subsidiary (which involves aggregate consideration of at least 30% of Consolidated EBITDA as of the end of the most recently ended period of four fiscal quarters) that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Parent and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company in good faith.

“Term B-6 Commitment” means, as to each Term B-6 Lender, its obligation to make Term B-6 Loans to the Company pursuant to the Incremental B-6/B-7 Amendment in the principal amount stated therein pursuant to which such Term B-6 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-6 Facility” means the aggregate principal amount of the Term B-6 Loans of all Term B-6 Lenders outstanding at such time.

“Term B-6 Lender” means each Lender with a Term B-6 Commitment or holding a Term B-6 Loan.

“Term B-6 Loan” has the meaning set forth in Section 2.01(j).

“Term B-6 Note” means a promissory note made by the Company in favor of a Term B-6 Lender evidencing Term B-6 Loans made by such Term B-6 Lender, substantially in the form of Exhibit 1.01(d).

“Term B-7 Commitment” means, as to each Term B-7 Lender, its obligation to make Term B-7 Loans to the Designated Borrowers pursuant to the Incremental B-6/B-7 Amendment in the principal amount stated therein pursuant to which such Term B-7 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-7 Facility” means the aggregate principal amount of the Term B-7 Loans of all Term B-7 Lenders outstanding at such time.

“Term B-7 Lender” means each Lender with a Term B-7 Commitment or holding a Term B-7 Loan.

“Term B-7 Loan” has the meaning set forth in Section 2.01(k).

“Term B-7 Note” means a promissory note made by the Designated Borrowers in favor of a Term B-7 Lender evidencing Term B-7 Loans made by such Term B-7 Lender, substantially in the form of Exhibit 1.01(d).

“Term B-8 Repricing Transaction” means (a) the incurrence by any Borrower or any Subsidiary thereof of any Indebtedness in the form of term loans (including, without limitation, any new or additional term loans under this Agreement) (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for Term B-8 Loans of the respective Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-8 Loans or (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Effective Yield for the Term B-8 Loans (other than, in each case, any such transaction or amendment or modification in connection with a Change of Control, a Permitted Acquisition or other Investment in amount equal to or greater than the greater of $2,175,000,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period, a Transformational Event or a Term B-8 Transformational Event), so long as, in each case of clauses (a) or (b), the primary purpose of such incurrence of Indebtedness or modification is to reduce the Effective Yield of the Term B-8 Loans. Any such determination by the Administrative Agent and the Company as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Term B-8 Loans.

“Term B-8 Transformational Event” means any dissolution, liquidation, consolidation or disposition by the Company or any Restricted Subsidiary (which involves aggregate consideration of at least 30% of Consolidated EBITDA as of the end of the most recently ended period of four fiscal quarters) that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Parent and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company in good faith.

“Term B-8 Commitment” means, as to each Term B-8 Lender, its obligation to make Term B-8 Loans to the Company pursuant to the Incremental B-8 Amendment in the principal amount stated therein pursuant to which such Term B-8 Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B-8 Facility” means the aggregate principal amount of the Term B-8 Loans of all Term B-8 Lenders outstanding at such time.

“Term B-8 Lender” means each Lender with a Term B-8 Commitment or holding a Term B-8 Loan.

“Term B-8 Loan” has the meaning set forth in Section 2.01(l).

“Term B-8 Note” means a promissory note made by the Company in favor of a Term B-8 Lender evidencing Term B-8 Loans made by such Term B-8 Lender, substantially in the form of Exhibit 1.01(d).

“Term Commitment” means any of a Term B-3 Commitment, a Term B-4 Commitment, a Term B-5 Commitment, a Term B-6 Commitment, a Term B-7 Commitment, a Term B-8 Commitment, a Term A-9 Commitment, an Incremental Term Loan Commitment, a commitment with respect to Extended Term Loans, a commitment with respect to Replacement Term Loans and/or a Refinancing Term Commitment, as the context may require.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable CORRA Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first (1st) day of such CORRA Interest Period, as such rate is published by the

Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a CORRA Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first (1st) preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first (1st) preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Adjustment” means, a percentage equal to (i) 0.29547% per annum (29.547 basis points) for a CORRA Available Tenor of one-month’s duration, and (ii) 0.32138% per annum (32.138 basis points) for a CORRA Available Tenor of three months’ duration.

“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate” means the forward looking term rate based on CORRA.

“Term Facilities” means the Term B Facility, the Term A-9 Facility, any facility providing for Extended Term Loans, any facility providing for Refinancing Term Loans, any facility providing for Replacement Term Loans and/or any Incremental Term Loan Facility, as the context may require.

“Term Facilities Administrative Agent” means, as context may require, (A) Morgan Stanley Senior Funding, Inc. in its capacity as administrative agent for (x) the Term B-8 Lenders in respect of the Term B-8 Facility under any of the Loan Documents and (y) Term A-9 Lenders in respect of the Term A-9 Facility under any of the Loan Documents, or (B) any successor Term Facilities Administrative Agent.

“Term Lender” means, at any time, a 2017 Refinancing Term B-1 Lender, a 2017 Refinancing Term B-2 Lender, a Term B-3 Lender, a Term B-4 Lender, a Term B-5 Lender, a Term B-6 Lender, a Term B-7 Lender, a Term B-8 Lender, a Term A-9 Lender, a Lender with respect to any Incremental Term Loans, a Lender with respect to any Extended Term Loans, a Lender with respect to any Replacement Term Loans or a Lender with respect to any Refinancing Term Loans.

“Term Loan Extension Request” has the meaning set forth in Section 2.18(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.18(a).

“Term Loans” means the 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Term B-7 Loans,

Term B-8 Loans, Term A-9 Loans, any Incremental Term Loans, any Extended Term Loans, any Refinancing Term Loans and any Replacement Term Loans.

“Term SOFR” means (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, with respect to the (a) Term B-3 Loans, Term B-4 Loans and Term B-5 Loans, 0.11448% (11.448 basis points) for an Interest Period of one-month's duration, 0.26161% (26.161 basis points) for an Interest Period of three-month's duration, and 0.42826% (42.826 basis points) for an Interest Period of six-months' duration, (b) Term B-6 Loans, Term B-7 Loans, 0.10% (10 basis points) for an Interest Period of one-month's duration, 0.15% (15 basis points) for an Interest Period of three-month's duration, and 0.25% (25 basis points) for an Interest Period of six-months' duration, (c) the Term B-8 Loans, 0.0% and (d) the Term A-9 Loans, 0.0%. There shall be no Term SOFR Adjustment in respect of the Revolving Facility.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Applicable Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 7.01(a) or Section 7.01(b), as applicable, have been delivered (or are required to have been delivered).

“Threshold Amount” means, as of any date, the greater of $324,000,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period.

“Total Outstandings” means the Total Revolving Outstandings and the Outstanding Amount of all Term Loans.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans ~~and~~, all L/C Obligations and all Swingline Loans.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the consummation of the Target Acquisition on the Restatement Effective Date and the other transactions contemplated by the Merger Agreement occurring on or prior to the Restatement Effective Date, (c) the Refinancing, (d) the effectiveness of the Term B-3 Loans and the Term B-4 Loans under this Agreement pursuant to the Incremental Joinder and the amendment and restatement of the Existing Company Credit Agreement in the form of this Agreement, (e) (i) the execution and delivery of the 2018 Senior Notes Documents and the placement and the issuance of the 2018 Senior Notes, if any, and/or (ii) to the extent that the aggregate principal amount of 2018 Senior Notes issued is less than $750,000,000, the borrowing of bridge loans, if any, by the Company under the Bridge Facility in an aggregate principal amount of 2018 Senior Notes issued and $750,000,000 and (f) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transformational Event” means any acquisition or investment by the Company or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Parent and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company in good faith.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, p-cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, a SONIA Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Advances/Participations” means (a) with respect to the Applicable Administrative Agent, the aggregate amount, if any (i) made available to any Borrower on the assumption that each Lender has made available to the Applicable Administrative Agent such Lender’s share of the applicable Borrowing available to the Applicable Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Applicable Administrative Agent by the Borrowers or made available to the Applicable Administrative Agent by any such Lender and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Lender shall have failed to make Revolving Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Parent and its Restricted Subsidiaries that are not “restricted” for purposes of GAAP; provided, however, that the aggregate amount of Unrestricted Cash shall not include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Collateral Agent).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary pursuant to Section 7.17 subsequent to the Restatement Effective Date and (b) each Subsidiary formed or acquired by an existing Unrestricted Subsidiary previously designated by the Company as provided in preceding clause (a). Notwithstanding the foregoing, (i) in no circumstances shall any Borrower be an Unrestricted Subsidiary and (ii) no Subsidiary that is a Restricted Subsidiary under the March 2019 Senior Notes or the 2024 Senior Notes is permitted to be an Unrestricted Subsidiary hereunder.

“U.S. Collateral Document” means any Collateral Document (and including, for the avoidance of doubt, the U.S. Security Agreement and any Collateral Document providing for a pledge by a Domestic Loan Party of up to 65% of the voting Equity Interests and/or CPECs entitled to vote in (and 100% of the non-voting Equity Interests and non-voting CPECs) in (or promissory notes evidencing loans to) any First Tier Foreign Subsidiary or Foreign Holdco).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Security Agreement” means the security and pledge agreement, dated as of the Original Closing Date (as amended, restated, supplemented or otherwise modified from time to time), executed in favor of the Administrative Agent and the other “Secured Parties” described therein by each of the Loan Parties party thereto.

“U.S. Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. For purposes of clarification, Indebtedness which by its terms is convertible into Equity Interests is not “Voting Stock”.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Parent directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Parent.

“Write-Down and Conversion Powers” means, (a) solely with respect to the Term Loans, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule or (b) solely with respect to the Revolving Loans, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and

“including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03
Accounting Terms. Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Company in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(a)
Changes in GAAP. Except to the extent disclosed in the footnotes to the financial statements delivered pursuant to Section 7.01, the Company will provide a written summary of material changes in GAAP applicable to it and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (which agreement shall be subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, whenever in this Agreement it is necessary to determine whether a lease is a Capital Lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the Restatement Effective Date.
(b)
Calculations of Financial Covenants; Pro Forma Basis. Notwithstanding the above, the parties hereto acknowledge and agree that:
(i)
all calculations of (x) the financial covenants in Section 8.11 for purposes of determining compliance with Section 8.11 as a “financial maintenance covenant” (as opposed to testing the permissibility of a specified transaction hereunder) and (y) the Consolidated Net Secured Leverage Ratio for purposes of determining the Applicable Rate, shall in each case be made on a Pro Forma Basis with respect to (i) all Dispositions of all of the Equity Interests of, or all or a substantial portion of the assets of, a Restricted Subsidiary, (ii) all Dispositions of a line of business or division of any Loan Party or Restricted Subsidiary, (iii) all Permitted Acquisitions and other acquisitions permitted hereunder, and (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (or of an Unrestricted Subsidiary as a Restricted Subsidiary), in each case, occurring during the applicable period; and
(ii)
for purposes of determining if a specified transaction is permitted by this Agreement, all calculations of the financial covenants in Section 8.11 (irrespective of whether such covenant is otherwise then applicable) and of the Consolidated Net First Lien Leverage Ratio, of the Consolidated Net Secured Leverage Ratio, of the Consolidated Net Leverage Ratio Test and of the Consolidated Net Leverage Ratio shall be made on a Pro Forma Basis with respect to (i) all Dispositions of all of the Equity Interests of, or all or a substantial portion of the assets of, a Restricted Subsidiary, (ii) all Dispositions of a line of business, division of any Loan Party or Restricted Subsidiary, or any Immaterial Subsidiary, (iii) all Permitted Acquisitions, (iv) all incurrences of Indebtedness pursuant to Section 8.03(f), (v) all increases in the Commitments pursuant to Section 2.01(f), (vi) all Restricted Payments pursuant to Section 8.06(g) and (h), (vii) all designations of a Subsidiary as an Unrestricted Subsidiary (or of an Unrestricted Subsidiary as a Restricted Subsidiary) and (viii) all payments, prepayments, redemptions, acquisitions for value, refunds, refinancings or exchanges of Subordinated Debt pursuant to Section 8.06(b)(iv), in each case, occurring during the applicable period and occurring after the end of the applicable period but on or prior to the date of the applicable specified transaction.
1.04
Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05
Exchange Rates; Currency Equivalents.
(a)
The Applicable Administrative Agent or the Applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as applicable.
(b)
Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a SONIA Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan, SONIA Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Applicable Administrative Agent or the Applicable L/C Issuer, as the case may be.
1.06
Additional Alternative Currencies.
(a)
The Company may from time to time request that Revolving Loans constituting Eurocurrency Rate Loans or SONIA Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans or SONIA Loans, such request shall be subject to the approval of the Revolving Facility Administrative Agent and each Lender that would be obligated to make Credit Extensions denominated in such requested currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Revolving Facility Administrative Agent and the Applicable L/C Issuer.
(b)
Any such request shall be made to the Revolving Facility Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Revolving Facility Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans or SONIA Loans, the Revolving Facility Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Revolving Facility Administrative Agent shall promptly notify the Applicable L/C Issuer. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans or SONIA Loans) or the Applicable

L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Revolving Facility Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or SONIA Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)
Any failure by a Lender or the Applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Applicable L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans or SONIA Loans to be made or Letters of Credit to be issued in such requested currency. If the Revolving Facility Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Eurocurrency Rate Loans or SONIA Loans in such requested currency, the Revolving Facility Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans or SONIA Loans; and if the Revolving Facility Administrative Agent and the Applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Revolving Facility Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Revolving Facility Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 1.06, the Revolving Facility Administrative Agent shall promptly so notify the Company.
1.07
Change of Currency.
(a)
Each obligation of any Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Restatement Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)
Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10
Guaranty and Security Principles. The Collateral Documents and each other guarantee and security document delivered or to be delivered under this Agreement and any obligation to enter into such document or obligation by any Loan Party which is not a Domestic Loan Party shall be subject in all respects to the Guaranty and Security Principles set forth in Exhibit 1.10.
1.11
Certain Calculations.
(a)
For purposes of determining compliance at any time with Sections 8.01, 8.02, 8.03, 8.05 and 8.06, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment or Disposition or portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 8.01 (other than Sections 8.01(a) and (t)), 8.02, 8.03 (other than Section 8.03(a) (in the case of Indebtedness incurred on the Incremental B-8 Amendment)), 8.05, and/or 8.06 (each of the foregoing, a “Reclassifiable Item”), the Parent, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such Section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 7.01(a) or (b) following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on Section 8.03(z) (in the case of Indebtedness and Liens) or any “ratio-based” basket or exception (in the case of all other Reclassifiable Items), such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of Section 8.03(z) or such “ratio-based” basket or exception, as applicable (in each case, subject to any other applicable provision of Section 8.03(z) or such “ratio-based” basket or exception, as applicable). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 8.01, 8.02, 8.03, 8.05 or 8.06, respectively, but may instead be permitted in part under any combination thereof or under any other available exception.
(b)
Notwithstanding anything to the contrary herein, unless the Parent otherwise notifies the Administrative Agent, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement (other than a non-concurrent borrowing under the Revolving Facility) that does not require compliance with a financial ratio or financial test (including Section 8.11 hereof and any leverage ratio test) (any such amount, including any concurrent drawing under the Revolving Facility, and any cap expressed as a percentage of Consolidated Total Assets, Consolidated Net Income or Consolidated EBITDA, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (including Section 8.11 hereof and any leverage ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (ii) the incurrence of the Fixed Amount shall be calculated thereafter. Unless it elects otherwise, the Parent shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Parent prior to utilization of any amount under a Fixed Amount then available to the Parent. In calculating any Incurrence Based Amount, any amounts concurrently incurred under the Revolving Facility shall not be given effect.
1.12
Limited Condition Acquisitions.
(a)
Notwithstanding any other provision of any Loan Document:
(b)
With respect to any Limited Condition Acquisition only (i), (A) any requirement in the definition of Permitted Acquisition or in Section 8.02(e) or (r) or Section 8.03(z) that no Default exists or would result from any event or specified transaction, (B) any calculation of Consolidated Net First Lien Leverage Ratio, as applicable, for the purposes of the definition of Incremental Cap and (C) any leverage ratio test specified in Section 8.02(dd) or in the definition of Incremental Cap shall, in each case, at the election of the Company, be determined as of the date the definitive agreements for such Limited Condition Acquisition are entered into and (ii) the representations and warranties required to be made pursuant to the definition of Permitted Acquisition shall, at the election of the Company, be limited to the Specified Representations.
(c)
If the Company has made an election under clause (b)(i) of this Section 1.12 for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, Dispositions, Investments, the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt, or the designation of an Unrestricted Subsidiary on or following the relevant date of determination and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated except (solely in the case of any ratio or basket with respect to the making of Restricted Payments or the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt) to the extent such calculation on a Pro Forma Basis would result in a lower ratio or increased basket availability (as applicable) than if calculated without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

1.13
Additional Borrowers.
(a)
From time to time (in the case of the Term B-3 Facility or the Term B-4 Facility, on or prior to the Restatement Effective Date and, in the case of the Revolving Facility, prior to, on or after the Restatement Effective Date), and with five Business Days’ notice to the Applicable Administrative Agent (or such shorter period as the Administrative Agents may agree), the Company may designate any wholly-owned Restricted Subsidiary of the Company that is a Domestic Subsidiary as a “Co-Borrower” (each such person, a “Co-Borrower”) with respect to any Class of Loans or Facility. Such designation shall be subject to the Applicable Administrative Agent’s consent and “know your customer” procedures and compliance with anti-money laundering rules and regulations reasonably satisfactory to the Applicable Administrative Agent and the applicable Lenders; provided, that any such Co-Borrowers do not result in (i) any incremental withholding tax to the Lenders or (ii) any loss of guarantee or Collateral by the Loan Parties. If any Lender has determined that it is not legally permitted to lend to or establish credit for the account of a Co-Borrower that is not organized in the United States, such Lender will not be obligated to extend credit to such Co-Borrower; provided that such Lender shall continue to have the obligation to provide the relevant commitments to the Company. Each Co-Borrower that is a Domestic Subsidiary shall (i) be a joint and several co-borrower of the Company and (ii) either (x) become a Guarantor of all of the Obligations by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and upon the reasonable request of the Applicable Administrative Agent, deliver to the Applicable Administrative Agent a signed copy of a customary opinion of counsel for such Co-Borrower, addressed to the Applicable Administrative Agent and the Lenders or (y) enter into waivers of defenses to suretyship substantially consistent with those contained in the Guaranty.
(b)
Once a person has become a Co-Borrower in accordance with Section 1.13(a), it (i) shall be a “Borrower” in respect of the applicable Class and will have the right to request Revolving Loans, Letters of Credit or Term Loans, as the case may be, in accordance with Article II hereof until the applicable Maturity Date for such Class, as applicable, or on the date on which such Co-Borrower resigns as a Co-Borrower in accordance with Section 1.13(c) and (ii) shall be deemed a Borrower for all purposes of Article II of this Agreement with respect to Loans made to such Co-Borrower, unless the context requires otherwise.
(c)
Each Co-Borrower hereby designates the Company as its borrower representative (the “Borrower Representative”). The Borrower Representative will be acting as agent on each Co-Borrower’s behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Article II or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Co-Borrower under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Co-Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Co-Borrower and shall be binding upon and enforceable against such Co-Borrower to the same extent as if the same had been made directly by such Co-Borrower.

(d)
In respect of a Loan or Loans to a particular Co-Borrower (“Designated Loans”), a Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Applicable Administrative Agent and the Borrower): (i) a substitute lending office from which it will make Designated Loans (a “Substitute Facility Office”); or (ii) nominate an Affiliate to act as the Lender of Designated Loans (a “Substitute Affiliate Lender”). A notice to nominate a Substitute Affiliate Lender must be in the form set out in Exhibit 1.13(d) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Loans in respect of which it acts as Lender. The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Borrower, the Applicable Administrative Agent and the other Loan Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the lending office of the Substitute Affiliate Lender. In particular the Loans, Commitments and Total Revolving Outstandings of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Loan Documents and the Substitute Affiliate Lender will be treated as having no Loans, Commitments or Total Revolving Outstandings for voting purposes. Save as mentioned in the immediately preceding sentence, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Loan Documents and having a Loan, Commitment or Total Revolving Outstandings equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement. A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Applicable Administrative Agent and provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any party) all rights and obligations previously vested in the Substitute Affiliate Lender. If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this clause: (i) any Substitute Affiliate Lender shall be treated for the purposes of Section 3.05 as having become a Lender on the Restatement Effective Date; and (ii) the provisions of Section 11.06 shall not apply to or in respect of any Substitute Facility Office or Substitute Affiliate Lender.
1.14
Designated U.S. Co-Borrower. The Designated U.S. Co-Borrower shall (i) not hold any assets, (ii) be formed and maintained as a disregarded entity for purposes of the Internal Revenue Code and, in the case of the following clauses (iii) through (vi), unless otherwise determined by the Parent, (iii) provide in its organizational documents that membership interests can be issued in exchange for the performance of services or the promise to perform services, (iv) be subject to customary restrictions on the transfer of membership interests, including the approval of any non-transferring members, (v) liquidate on the death or bankruptcy of any of its members, and (vi) be permitted to make distributions at the sole discretion of the member. The Designated U.S. Co-Borrower shall be a joint and several co-borrower of the other Designated Borrowers.
1.15
Rates. The Administrative Agents do not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate, SONIA or any component definition of any of the foregoing, or rates referred to in the definition of any of the foregoing, or any alternative, successor or replacement rate to any of the foregoing (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate, SONIA or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agents and their affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate, SONIA, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Loan Parties. The Administrative Agents may select information sources or services in their reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate, SONIA, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.16
Administrative Agent and Revolving Facility Administrative Agent. For the avoidance of doubt, (a) all references to the Administrative Agent herein and in the other Loan Documents shall be construed to refer to (i) CS in its capacity as the collateral agent and in regard to matters relating to the Facilities and (ii) MSSF in its capacity as the Term Facilities Administrative Agent in regard to matters relating to the Term Loan Facility, (b)(i) all references to the Revolving Facility Administrative Agent shall be construed to refer to MSSF in its capacity as the Revolving Facility Administrative Agent in regard to matters relating to the Revolving Facility and (ii) all references to the Term Facilities Administrative Agent shall be construed to refer to MSSF in its capacity as the Term Facilities Administrative Agent in regard to matters relating to the Term Loan Facility, (c) all references to the Applicable Administrative Agent shall be construed to refer to, with respect to the Term Facility, the Term Loan Facility Administrative Agent and, with respect to the Revolving Facility, the Revolving Facility Administrative Agent and (d) all references to the Administrative Agents shall be construed to refer to both the Term Facilities Administrative Agent and the Revolving Facility Administrative Agent. In the event that the Revolving Facility expires, all references to the Revolving Facility Administrative Agent, the Administrative Agents or the Applicable Administrative Agent shall be construed to refer to the Term Facilities Administrative Agent. In the event that the Term Facilities expire, all references to the Administrative Agent, the Administrative Agents or the Applicable Administrative Agent shall be construed to refer to the Revolving Facility Administrative Agent. The Term Facilities Administrative Agent shall retain all power, authority and discretion with regard to the Term Facility and the Revolving Facility Administrative Agent shall retain all power, authority and discretion with regard to the Revolving Loan Facility in each case to the extent such power, authority and discretion is delegated to any Administrative Agent under this Agreement.

Article II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01
Revolving Loans, Term Loans and Incremental Term Loans.
(a)
Revolving Loans. Subject solely to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period for the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender’s Revolving Commitment and (iii) the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans, Eurocurrency Rate Loans, SONIA Loans or SOFR Loans, as further provided herein.

~~(b) [reserved].~~

(b)
Swingline Loans. Subject solely to the terms and conditions set forth herein, each Swingline Lender severally agrees to make loans (each such loan, a “Swingline Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Swingline Lender’s Swingline Commitment. Within the limits of each Swingline Lender’s Swingline Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Swingline Loans shall be Base Rate Loans. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.
(c)
Term B-3 Facility and Term B-4 Facility. (A) The Company shall obtain up to $5,045,794,683.73 of Incremental Term Loans (the “Term B-3 Loans”) and (B) Designated Borrower 1 may obtain up to $1,800,000,000 of Incremental Term Loans (the “Term B-4 Loans”), in each case provided for in Section 2.01(f) on the Restatement Effective Date; provided that (i) such Incremental Term Loans shall be effected pursuant to an Incremental Joinder executed and delivered by the Company and the Administrative Agent, which shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Borrower shall make any payments required pursuant to Section 3.05 in connection with the Term B-3 Loans or the Term B-4 Loans, as applicable, (iii) the Term B-3 Loans and the Term B-4 Loans shall be denominated in Dollars and (iv) the Restatement Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental Joinder. Such Term B-3 Loans and Term B-4 Loans established pursuant to this clause

(c) shall be effected by the Incremental Joinder, which joinder may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term B-3 Loans and Term B-4 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f).
(d)
Term B-5 Facility. The Company shall obtain (a) up to $875,000,000.00 of Incremental Term Loans (the “Eze Term B-5 Loans”) provided for in Section 2.01(f) on the Incremental B-5 Effective Date and (b) up to $1,000,000,000 of Incremental Term Loans (the “Intralinks Term B-5 Loans” provided for in Section 2.01(f) on the Intralinks Incremental B-5 Effective Date and, together with the Eze Term B-5 Loans, the “Term B- 5 Loans”); provided that (i) (x) the Eze Term B-5 Loans shall be effected pursuant to the Incremental B-5 Amendment and (y) the Intralinks Term B-5 Loans shall be effected pursuant to the Intralinks Incremental Term B-5 Amendment, which, in each case, shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Company shall make any payments required pursuant to Section 3.05 in connection with the Term B-5 Loans, (iii) the Term B-5 Loans shall be denominated in Dollars and (iv) (x) the Incremental B-5 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental B-5 Amendment and (y) the Intralinks Incremental B-5 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Intralinks Incremental B-5 Amendment. Such Term B-5 Loans established pursuant to this clause (d) shall be effected by the Incremental B-5 Amendment or the Intralinks Incremental B-5 Amendment, as applicable, which amendment may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term B-5 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f).
(e)
Incremental Term Loans. Subject to Section 2.01(f), on the effective date of any applicable Incremental Term Loan Agreement, each Lender party thereto severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”, which definition shall not include the Term B-3 Loans or the Term B-4 Loans, except in the definition of “Incremental Joinder”) in a single advance to the Company in Dollars in the amount of its Incremental Term Loan Commitment as set forth in such Incremental Term Loan Agreement. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or SOFR Loans, as further provided herein.
(f)
Increases of the Aggregate Revolving Commitments; Institution of Incremental Term Loans. The Company shall have the right, upon at least ten (10) Business Days’ prior written notice to the Applicable Administrative Agent, to increase (in one or more increases) the Aggregate Revolving Commitments (any such increase, an “Incremental Revolving Facility” and the loans thereunder, “Incremental Revolving Loans”) or borrow one or more Incremental Term Loans (which may, at the option of the Company, consist of an increase to an existing Class of outstanding Term Loans or a new Class of Term Loans) at any time prior to the Latest Maturity Date. Any incurrence of Incremental Term Loans pursuant to Section 2.01(e) and any increase to the Aggregate Revolving Commitment pursuant to this Section 2.01(f) shall be subject to satisfaction of the following conditions precedent:

(i)
the sum of (A) the aggregate amount of all increases in the Aggregate Revolving Commitments pursuant to this Section 2.01(f) plus (B) the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.01(e) shall not exceed the Incremental Cap;
(ii)
subject to Section 2.01(i), no Default shall have occurred and be continuing on the date on which such increase or borrowing is to become effective or would exist after giving effect thereto;
(iii)
subject to Section 2.01(i), the representations and warranties set forth in Article VI shall be true and correct in all material respects on and as of the date on which such increase or borrowing is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects;
(iv)
such increase or borrowing shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts (a) as shall be remaining under subsection (f)(i) above or (b) as the Applicable Administrative Agent may agree);
(v)
such requested increase or borrowing shall only be effective upon receipt by the Applicable Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase or borrowing from, at the sole discretion of the Company, one or more existing Lenders and/or one or more other lenders that qualify as an Eligible Assignee (other than the Parent or any of its Subsidiaries) (it being understood and agreed that no existing Lender shall be required to provide an additional commitment) and (B) documentation from each institution providing an additional commitment evidencing its commitment and its obligations under this Agreement in form and substance reasonably satisfactory to the Applicable Administrative Agent (which documentation shall take the form of Incremental Term Loan Agreements, in the case of a borrowing of an Incremental Term Loan, and the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Applicable Administrative Agent);
(vi)
the Applicable Administrative Agent shall have received (A) all documents (including resolutions of the board of directors of the Company and the other Loan Parties) it may reasonably request relating to the corporate or other necessary authority for, and the validity of, such increase in the Aggregate Revolving Commitments or borrowing of such Incremental Term Loan, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Applicable Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Applicable Administrative Agent in order to ensure that any Incremental Term Loans and/or increase in the Aggregate Revolving Commitments are provided with the benefit of the applicable Loan Documents;
(vii)
if the reallocation, if any, of outstanding Loans among the Lenders in connection with such increase results in the prepayment of Eurocurrency Rate Loans or

SOFR Loans on a day which is not the last day of an Interest Period with respect thereto, the Company shall have paid to each affected Lender such amounts, if any, as may be required pursuant to Section 3.05;
(viii)
subject to clause (xvi) below and the Permitted Earlier Maturity Indebtedness Exception, the maturity date for any Incremental Term Loan shall not be earlier than the Latest Maturity Date of any Term Loan at such time;
(ix)
subject to clause (xvi) below and the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity for any Incremental Term Loan shall not be shorter than the longest then-remaining Weighted Average Life to Maturity of any Term Loan;
(x)
subject to clause (xvii) below, the interest rate margins and, subject to Section 2.01(f)(ix), the amortization schedule applicable to any Incremental Term Loan shall be determined by the Company and Lenders providing such Incremental Term Loan; provided, however, that if the Effective Yield applicable to such Incremental Term Loan incurred within 12 months of the Restatement Effective Date is more than 0.50% higher than the corresponding Effective Yield for the existing 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans or Term B-5 Loans, the Applicable Rate with respect to the existing 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans or Term B-5 Loans, as the case may be, shall be increased by an amount equal to the difference between the Effective Yield with respect to the Incremental Term Loan and the corresponding Effective Yield with respect to 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans or Term B-5 Loans, as applicable, minus 0.50%;
(xi)
subject to clause (xvii) below, the interest rate margins and, subject to Section 2.01(f)(ix), the amortization schedule applicable to any Incremental Term Loan shall be determined by the Company and Lenders providing such Incremental Term Loan; provided, however, that if the Effective Yield applicable to such Incremental Term Loan incurred as a term loan “B” Incremental Term Loan Facility that is denominated in United States Dollars within 6 months of the Incremental B-8 Effective Date (other than in respect of (A) any Incremental Term Loans that have an outside maturity date falling 2 years after the Latest Maturity Date, (B) any Incremental Term Loans which are less than the greater of $2,175,000,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period, (C) customary bridge loans and (D) any Incremental Term Loans incurred to finance Permitted Acquisitions or similar Investments) is more than 0.50% higher than the corresponding Effective Yield for the Term B-8 Loans as the case may be, shall be increased by an amount equal to the difference between the Effective Yield with respect to the Incremental Term Loan and the corresponding Effective Yield with respect to Term B-8 Loans, as applicable, minus 0.50%;
(xii)
subject to Section 2.01(i), the Applicable Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that the Loan Parties are in compliance with (i) Section 2.01(f)(i) (if applicable) and (ii) the financial covenant set forth in Section 8.11(a) (irrespective of whether such covenant is otherwise then applicable)

recomputed as of the end of the period of the four (4) fiscal quarters most recently ended for which financial statements have been (or are required to have been) delivered pursuant to Section 7.01(a) or 7.01(b) after giving effect to any Incremental Term Loan or increase to the Aggregate Revolving Commitments on a Pro Forma Basis (for this purpose, calculated as if any increase in the Aggregate Revolving Commitments were fully drawn and determined without regard to the netting of any cash proceeds from the increase in the Aggregate Revolving Commitments or the incurrence of Incremental Term Loans);
(xiii)
the Incremental Term Loans shall rank (A) if incurred by the Company, pari passu in right of payment with the Term Loans (other than the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto) and the Liens securing such Incremental Term Loans shall rank pari passu with the Liens securing the Term Facilities (other than the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by any Designated Borrower with respect thereto) and (B) if incurred by a Designated Borrower, pari passu in right of payment with the Term B-2 Loans, the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and any Refinancing Term Loans, Extended Term Loans or Replacement Term Loans incurred by any Designated Borrower with respect thereto and the Liens securing such Incremental Term Loans shall rank pari passu with the Liens securing the 2017 Refinancing Term B-2 Loans, the Term B-4 Loans and any Refinancing Term Loans, Extended Term Loans and Replacement Term Loans incurred by any Designated Borrower with respect thereto;
(xiv)
no Incremental Term Loan (other than Incremental Term Loans made to any Designated Borrower) or increase in the Aggregate Revolving Commitments may be guaranteed by any Person other than a Domestic Loan Party, or secured by any asset that does not constitute Collateral securing only the Direct U.S. Loan Party Obligations;
(xv)
[reserved];
(xvi)
no Incremental Term Loans (other than with the proceeds of Credit Agreement Refinancing Indebtedness in respect thereof) (x) incurred by a Designated Borrower may be optionally or mandatorily prepaid prior to the date on which all Refinancing Term B-2 Loans, Term B-4 Loans and all other Extended Term Loans, Refinancing Term Loans and Replacement Term Loans incurred by a Designated Borrower, in each case with an earlier final stated maturity are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans and (y) not described in preceding clause (x) may be optionally or mandatorily prepaid prior to the date on which all such Term Loans with an earlier final stated maturity are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans; and
(xvii)
any Incremental Term Loan that is implemented by increasing the amount of then-existing Term Loans of any Class (rather than by implementing a new Class of Term Loans) shall have identical terms to such then-existing Class of Term Loans.

(g)
Special Obligations in Connection with Increases in Aggregate Revolving Commitments and Existing Term Loans. Upon the effectiveness of any Incremental Revolving Loan, (A) the Applicable Percentages of the Revolving Lenders shall be automatically adjusted to give effect to such increase, provided that the amount of each Lender’s Revolving Commitments (other than a Lender whose Revolving Commitments shall have been increased in connection with such increase) shall remain unchanged and (B) the Company, the Revolving Facility Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Revolving Loans of the affected category to conform the respective amounts thereof held by each Revolving Lender to the Applicable Percentages as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a Eurocurrency Rate Loan or a SOFR Loan on a day other than the last day of the Interest Period applicable thereto. For the avoidance of doubt, the Revolving Commitment added pursuant to any Incremental Revolving Loan shall be deemed a part of the Revolving Facility for all purposes under this Agreement. On the date of the making of any Incremental Term Loans that will be added to any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.02 or 2.08, such Incremental Term Loans shall be added to (and constitute part of) each Borrowing of outstanding Term Loans of the same Type and with the same Interest Period (if applicable) of such Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionally in each then outstanding Borrowing of Term Loans of the same Type and with the same Interest Period (if applicable) of the applicable Class.
(h)
Incremental Amendments. If any amendment to this Agreement is required to give effect to the borrowing of any (A) Incremental Revolving Loan or Incremental Term Loan pursuant to this Section 2.01, (B) amendments to any provisions hereunder as set forth in the Incremental Joinder that would require the consent of the Required Lenders, (C) amendments to any provisions hereunder as set forth in the Incremental Joinder that would only affect the Term B-3 Facility or the Term B-4 Facility or (D) amendments that would apply equally to all tranches and Classes of Loans or Commitments as set forth in the Incremental Joinder, such amendment shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase to the Aggregate Revolving Commitments and the Applicable Administrative Agent (each such amendment is a “Commitment Increase Amendment”) and each Lender hereby expressly authorizes the Applicable Administrative Agent to enter into such Commitment Increase Amendment or Incremental Joinder.
(i)
Limited Condition Acquisitions. Notwithstanding the foregoing provisions of Section 2.01(f), (g) or (h) or any other provision of any Loan Document:
(i)
If the proceeds of any Incremental Term Loans are intended to be applied to finance a Limited Condition Acquisition, (A) the requirements of clauses (ii) and (xii) of Section 2.01(f) above shall, at the election of the Company, be determined as of the date the definitive agreements for such Limited Condition Acquisition are entered into, (B) the representations and warranties required to be made pursuant to clause (iii) of Section 2.01(f) above shall, at the election of the Company, be limited to the Specified Representations and (C) to the extent that such Incremental Term Loans are to be incurred in reliance on clause (i)(y) of Section 2.01(f) above, the Consolidated Net First Lien

Leverage Ratio or Consolidated Net Secured Leverage Ratio test, as applicable, specified therein shall, at the election of the Company, be determined as of the date the definitive agreements for such Limited Condition Acquisition are entered into.
(ii)
If the Company has made an election under clause (i)(C) of this Section 2.01(i) for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, Dispositions, Investments, the prepayment, redemption, purchase, defeasance or other satisfaction of Subordinated Debt, or the designation of an Unrestricted Subsidiary on or following the relevant date of determination and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio shall be calculated on a Pro Forma Basis (i) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.
(j)
Term B-6 Facility. The Company shall obtain up to $650,000,000.00 of Incremental Term Loans (the “Term B-6 Loans”) provided for in Section 2.01(f) on the Incremental B-6/B-7 Effective Date; provided that (i) such Incremental Term Loans shall be effected pursuant to the Incremental B-6/B-7 Amendment, which shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Company shall make any payments required pursuant to Section 3.05 in connection with the Term B-6 Loans, (iii) the Term B-6 Loans shall be denominated in Dollars and (iv) the Incremental B-6/B-7 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental B-6/B-7 Amendment. Such Term B-6 Loans established pursuant to this clause (j) shall be effected by the Incremental B-6/B-7 Amendment, which amendment may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term B-6 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f); provided further that, for the avoidance of doubt, the Term B-6 Loans shall only consist of Base Rate Loans or SOFR Loans.
(k)
Term B-7 Facility. The Designated Borrower 1 and Designated U.S. Co-Borrower shall obtain up to $880,000,000.00 of Incremental Term Loans (the “Term B-7 Loans”) provided for in Section 2.01(f) on the Incremental B-6/B-7 Effective Date; provided that (i) such Incremental Term Loans shall be effected pursuant to the Incremental B-6/B-7 Amendment, which shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Designated Borrowers shall make any payments required pursuant to Section 3.05 in connection with the Term B-7 Loans, (iii) the Term B-7 Loans shall be denominated in Dollars and (iv) the Incremental B-6/B-7 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental B-6/B-7 Amendment. Such Term B-7 Loans established pursuant to this clause (k)

shall be effected by the Incremental B-6/B-7 Amendment, which amendment may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term B-7 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f); provided further that, for the avoidance of doubt, the Term B-7 Loans shall only consist of Base Rate Loans or SOFR Loans.
(l)
Term B-8 Facility. The Company shall obtain up to $3,935,000,000.00 of Incremental Term Loans (the “2024 Term B-8 Loans”) provided for in Section 2.01(f) on the Incremental B-8 Effective Date and (b) up to $1,050,000,000 of Incremental Term Loans (the “2025 Term B-8 Loans”) provided for in Section 2.01(f) on the 2025 Incremental B-8 Effective Date and, together with the 2024 Term B-8 Loans, the “Term B-8 Loans”; provided that (i)(x) the 2024 Term B-8 Loans shall be effected pursuant to the Incremental B-8 Amendment and (y) the 2025 Term B-8 Loans shall be effected pursuant to the 2025 Incremental B-8 Amendment, which, in each case shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Company shall make any payments required pursuant to Section 3.05 in connection with the Term B-8 Loans, (iii) the Term B-8 Loans shall be denominated in Dollars and (iv)(x) the Incremental B-8 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental B-8 Amendment and (y) the 2025 Incremental B-8 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such 2025 Incremental B-8 Amendment. Such Term B-8 Loans established pursuant to this clause (l) shall be effected by the Incremental B-8 Amendment or the 2025 Incremental B-8 Amendment, as applicable, which amendment may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term B-8 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f); provided further that, for the avoidance of doubt, the Term B-8 Loans shall only consist of Base Rate Loans or SOFR Loans. For the avoidance of doubt, the 2025 Term B-8 Loans shall constitute an increase to, and be of the same Class as, the 2024 Term B-8 Loans.
(m)
~~(l)~~ Term A-9 Facility. The Company shall obtain (a) up to $800,000,000.00 of Incremental Term Loans (the “2024 Term A-9 Loans”) provided for in Section 2.01(f) on the Incremental A-9 Effective Date and (b) up to $240,000,000 of Incremental Term Loans (the “2026 Term A-9 Loans”) provided for in Section 2.01(f) on the 2026 Incremental Effective Date and, together with the 2024 Term A-9 Loans, the “Term A-9 Loans”; provided that (i)(x) such Incremental Term Loans shall be effected pursuant to the Incremental A-9 Amendment~~, which~~ and (y) the 2026 Term A-9 Loans shall be effected pursuant to the 2026 Incremental Amendment, which, in each case shall be recorded in the Register and the Lenders in respect of which shall be subject to the requirements set forth in Section 3.01(f), (ii) the Company shall make any payments required pursuant to Section 3.05 in connection with the Term A-9 Loans, (iii) the Term A-9 Loans shall be denominated in Dollars and (iv)(x) the Incremental A-9 Effective Date shall have occurred or shall occur substantially contemporaneously with the effectiveness of such Incremental A-9 Amendment and (y) the 2026 Incremental Effective Date shall have occurred or shall occur substantially contemporaneously with the funding of such 2026 Term A-9 Loans. Such Term A-9 Loans established pursuant to this clause (m) shall be effected by the Incremental A-9 Amendment~~,~~ or the 2026 Incremental Amendment, as applicable, which amendment may, for the avoidance of doubt, contain conditions to the effectiveness thereof different from those set forth in Section 2.01(f), which conditions may be amended, modified or waived by the holders of such Term A-9 Loans and without the consent of any other Lender and shall not be subject to the conditions described in Section 2.01(f); provided further that, for the avoidance of doubt, the Term A-9 Loans shall only consist of Base Rate Loans or SOFR Loans. For the avoidance of doubt, the 2026 Term A-9 Loans shall constitute an increase to, and be of the same Class as, the 2024 Term A-9 Loans.
2.02
Borrowings, Conversions and Continuations of Loans.
(a)
Each Borrowing, each conversion of Loans under a given Facility from one Type to the other, and each continuation of Eurocurrency Rate Loans or SOFR Loans shall be made upon the Company’s irrevocable notice to the Applicable Administrative Agent, which may be given by telephone. Each such notice must be received by the Applicable Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans (or, in the case of any notice of any Borrowing of Term Loans to be incurred on the Restatement Effective Date not later than 9:00 a.m. on the requested date of such Borrowing), (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, (iii) five Business Days prior to the requested date of any Borrowing of SONIA Loans, and (iv) (A) one Business Day (or such later time as the Applicable Administrative Agent may agree to) prior to the requested date of any Borrowing of Base Rate Loans and (B) in the case of any Borrowing of Revolving Loans that constitute Base Rate Loans (other than a Borrowing of Revolving Loans on the Restatement Effective Date) in an aggregate outstanding principal amount not to exceed $20,000,000 (taken together with all other outstanding Borrowings of Revolving Loans extended on a same-day basis), on the requested date of such Borrowing of Base Rate Loans (or such later time as may be agreed by the Revolving Facility Administrative Agent). Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Applicable Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, SONIA Loans or SOFR Loans shall be in a principal amount of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) or a whole multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and the applicable Facility and Class to which such Loans belong, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) in the case of any Revolving Loans, the currency of the Loans to be borrowed. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing of any Revolving Loans, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of a Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, (i) in the case of Term Loans maintained as Base Rate Loans, Base Rate Loans (ii) in the case of Term Loans maintained as SOFR Loans and Revolving Loans denominated in Dollars, SOFR Loans with an Interest Period of one month, (iii) in the case of Revolving Loans denominated in Sterling, SONIA Loans or (iv) in the case of any other Loans, Eurocurrency Rate Loans with an Interest Period of one month. Any such automatic conversion to Base Rate Loans or continuation of Eurocurrency Rate Loans or SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or SOFR Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or SOFR Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)
Following receipt of a Loan Notice, the Applicable Administrative Agent shall promptly notify each Appropriate Lender of the amount (and, in the case of Revolving Loans, currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and, in the case of Revolving Loans, if no timely notice of a conversion or continuation is provided by the Company, the Revolving Facility Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to SOFR Loans or continuation of Loans denominated in a currency other than Dollars or Sterling, in each case as described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Applicable Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Applicable Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Applicable Administrative Agent shall make all funds so received available to the Company or (in the case of the 2017 Refinancing Term B-2 Loans and the Term B-4 Loans) the applicable Designated Borrower, as directed by the Company in like funds as received by the Applicable Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Applicable Administrative Agent by the Company; provided, however, that if, on the date of a Borrowing by the Company of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Company as provided above.
(c)
Except as otherwise provided herein, a Eurocurrency Rate Loan or a SOFR Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or SOFR Loan, as applicable, unless the relevant Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans denominated in Dollars may be requested as, converted to or continued as SOFR Loans having Interest Periods greater than one month without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding SOFR Loans be converted immediately to Base Rate Loans.

(d)
The Applicable Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Applicable Administrative Agent shall notify the Company and the Lenders of any change in the Applicable Administrative Agent’s prime rate used in determining the Base Rate promptly following the announcement of such change.
(e)
After giving effect to all Borrowings, all conversions of Loans under a given Facility from one Type to the other, and all continuations of Loans under a given Facility as the same Type, there shall not be more than 10 Interest Periods in the aggregate at any time with respect to all Loans under all Facilities.
(f)
Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that the exercise of such option shall not affect in any manner the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
2.03
Letters of Credit.
(a)
The Letter of Credit Commitment.
(i)
Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Restricted Subsidiaries (provided that, to the extent that any such Subsidiary is not a Domestic Loan Party, such Letter of Credit shall be deemed an Investment in such Subsidiary and shall only be issued so long as it is permitted under Section 8.02), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below; provided that no L/C Issuer shall be required to issue any Letters of Credit other than standby Letters of Credit and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Revolving Percentage multiplied by the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s Applicable L/C Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)
No L/C Issuer shall issue any Letter of Credit if:
(A)
subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or
(B)
the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders that have Revolving Commitments have approved such expiry date.
(iii)
No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such L/C Issuer in good faith deems material to it;
(B)
the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)
except as otherwise agreed by the Revolving Facility Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
(D)
except as otherwise agreed by the Revolving Facility Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)
such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)
such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(G)
any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash

Collateral, satisfactory to such L/C Issuer (in its reasonable discretion) with the Company or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)
[Reserved].
(v)
Each L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)
Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agents in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agents” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Applicable L/C Issuer (with a copy to the Revolving Facility Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the Applicable L/C Issuer and the Revolving Facility Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Revolving Facility Administrative Agent and the Applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the Applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof

(which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Applicable L/C Issuer may reasonably require. Additionally, the Company shall furnish to the Applicable L/C Issuer and the Revolving Facility Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Applicable L/C Issuer or the Revolving Facility Administrative Agent may reasonably require.
(ii)
Promptly after receipt of any Letter of Credit Application, the Applicable L/C Issuer will confirm with the Revolving Facility Administrative Agent (by telephone or in writing) that the Revolving Facility Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the Applicable L/C Issuer will provide the Revolving Facility Administrative Agent with a copy thereof. Unless the Applicable L/C Issuer has received written notice from any Lender, the Revolving Facility Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the Applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the Applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)
If the Company so requests in any applicable Letter of Credit Application, the Applicable L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Applicable L/C Issuer, the Company shall not be required to make a specific request to the Applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Applicable L/C Issuer shall not permit any such extension if (A) the Applicable L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Revolving Facility Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the Applicable L/C Issuer not to permit such extension.

(iv)
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable L/C Issuer will also deliver to the Company and the Revolving Facility Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)
Drawings and Reimbursements; Funding of Participations.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Applicable L/C Issuer shall notify the Company and the Revolving Facility Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Applicable L/C Issuer in such Alternative Currency, unless (A) the Applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Applicable L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the Applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Company is notified prior to 11:00 a.m. on the date of any payment by the Applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, then no later than 1:00 p.m. on such Business Day or the Applicable Time on the date of any payment by the Applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or if notified after such time, then no later than 11:00 a.m. on the next succeeding Business Day or the Applicable Time on the date of any payment by the Applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) (each such date, an “Honor Date”), the Company shall reimburse the Applicable L/C Issuer through the Revolving Facility Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the Applicable L/C Issuer by such time, the Revolving Facility Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by the Applicable L/C Issuer or the Revolving Facility Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)
Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Revolving Facility Administrative Agent may apply Cash

Collateral provided for this purpose) for the account of the Applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Revolving Facility Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan in the form of a Base Rate Loan to the Company in such amount. The Revolving Facility Administrative Agent shall remit the funds so received to the Applicable L/C Issuer in Dollars.
(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the Applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans that are Base Rate Loans; provided that if such L/C Borrowing is not reimbursed by the Company when due in accordance with this clause (c), then Section 2.08(b)(i) shall apply. In such event, each Revolving Lender’s payment to the Revolving Facility Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)
Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the Applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the Applicable L/C Issuer.
(v)
Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the Applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the Applicable L/C Issuer for the amount of any payment made by the Applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)
If any Revolving Lender fails to make available to the Revolving Facility Administrative Agent for the account of the Applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the Applicable L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Revolving Facility Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Applicable L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the Applicable L/C Issuer submitted to any Revolving Lender (through the Revolving Facility Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)
Repayment of Participations.
(i)
At any time after the Applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Revolving Facility Administrative Agent receives for the account of the Applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Revolving Facility Administrative Agent), the Revolving Facility Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Revolving Facility Administrative Agent.
(ii)
If any payment received by the Revolving Facility Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Applicable L/C Issuer in its discretion), each Revolving Lender shall pay to the Revolving Facility Administrative Agent for the account of the Applicable L/C Issuer its Applicable Percentage thereof on demand of the Revolving Facility Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)
Obligations Absolute. The obligation of the Company to reimburse the Applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit, any provision of this Agreement or any other Loan Document;

(ii)
the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
any payment by the Applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any payment arising in connection with any proceeding under any Debtor Relief Law;
(v)
any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(vi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the Applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the Applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)
Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Revolving Facility Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of

Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Revolving Facility Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Applicable L/C Issuer, and the Applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Applicable L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment) or the Applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Applicable L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)
Applicability of ISP. Unless otherwise expressly agreed by the Applicable L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
(h)
Letter of Credit Fees. The Company shall pay to the Revolving Facility Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Loans denominated in Dollars and maintained as SOFR Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the Applicable L/C Issuer for its own account (except to the extent that the Company has provided Cash Collateral with respect to all or a portion of such Letter of Credit, in which case the balance of such fee (or the applicable portion thereof, as applicable) shall not be payable). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate for Revolving Loans denominated in Dollars and maintained as SOFR Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for Revolving Loans denominated in Dollars and maintained as SOFR Loans separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, upon the request of the Required Revolving Lenders, all Letter of Credit Fees shall accrue at the Default Rate.
(i)
Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum of 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such Letter of Credit fronting fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to Letters of Credit issued by such L/C Issuer as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)
Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse the Applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)
Provisions Related to Additional Revolving Credit Facilities. If the Letter of Credit Expiration Date in respect of the Revolving Facility occurs prior to the expiry date of any Letter of Credit, then, at the Company’s option, (i) if one or more Classes of Extended Revolving Commitments and/or Refinancing Revolving Commitments in respect of which the expiration date applicable to Letters of Credit issued thereunder shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other Class or Classes of Extended Revolving Commitments and/or Refinancing Revolving Commitments (as applicable) in accordance with the terms of this Agreement at such time, automatically be deemed to have been issued (including for purposes of the obligations of the applicable Lenders to purchase participations therein and to make Loans and L/C Advances in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non‑terminating Class or Classes of Extended Revolving Commitments and/or Refinancing Revolving Commitments (as applicable) up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Company shall Cash Collateralize any such Letter of Credit in accordance with Section 2.14(a). Commencing with the Maturity Date of the Revolving Facility, the sublimit for Letters of Credit shall be agreed solely with each L/C Issuer.
2.04
~~[Reserved]~~Swingline Loans~~.~~
(a)
. (a) To request a Swingline Loan, the Company shall submit a written notice to the Revolving Facility Administrative Agent by telecopy or electronic mail (or transmit by electronic communication) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Borrowing. Each such notice shall be in a form approved by the Revolving Facility Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Revolving Facility Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Company. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Company by means of a credit to an account of the Company with the Revolving Facility Administrative Agent designated for such purpose by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(b)
The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.
(c)
Any Swingline Lender may by written notice given to the Revolving Facility Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Revolving Facility Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Revolving Facility Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.12 with respect to Loans made by such Lender (and

Section 2.12 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Revolving Facility Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The Revolving Facility Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Revolving Facility Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Company in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Revolving Facility Administrative Agent; any such amounts received by the Revolving Facility Administrative Agent shall be promptly remitted by the Revolving Facility Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Revolving Facility Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
(d)
Any Swingline Lender may be replaced at any time by written agreement among the Company, the Revolving Facility Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Revolving Facility Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.08. From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)
Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Revolving Facility Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.
2.05
Prepayments.
(a)
Optional Prepayments.
(i)
Each Borrower may, upon notice from the Company to the Applicable Administrative Agent, at any time or from time to time voluntarily prepay Loans of a given Class in whole or in part without premium or penalty (except as provided in clause (E) below); provided that (A) such notice must be received by the Applicable Administrative Agent not later than 2:00 p.m. (1) three Business Days prior to any date of prepayment of SOFR Loans, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or SONIA Loans and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans, SONIA Loans or SOFR Loans shall be in a principal amount of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) or a whole multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Alternative Currencies) in excess thereof (or the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or the entire principal amount thereof then outstanding); (D) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions; and (E) any voluntary prepayment of 2017 Refinancing Term B-1 Loans, 2017 Refinancing Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans and/or Term B-7 Loans shall be accompanied by an additional fee payment to the extent required pursuant to Section 2.09(b) or Section 2.09(d), as applicable. Each such notice shall specify the date and amount of such prepayment, the Facility under which such Loan was made (and the Class thereof) and the Type(s) and currencies of Loans to be prepaid and, if Eurocurrency Rate Loans or SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Applicable Administrative Agent will promptly notify each Lender receiving a prepayment of the Applicable Administrative Agent’s receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan, a SONIA Loan or a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans of a given Class pursuant to this Section 2.05(a) shall be applied as directed by the Company and, if no direction is given, to the principal repayment installments of such Class of Term Loans in direct order of maturity. Subject to Section 2.15, each prepayment of Loans shall be made to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)
[reserved].
(b)
Mandatory Prepayments.
(i)
No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Parent are delivered pursuant to Section 7.01(b), commencing with the Fiscal Year ending December 31, 2025, the applicable Borrowers shall prepay the outstanding Term Loans in accordance with clause (vi) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Parent and its Restricted Subsidiaries for the Excess Cash Flow Period then most recently ended (this clause (A), the “Base ECF Prepayment Amount”) minus (B) at the option of the Parent, to the extent occurring during such Excess Cash Flow Period (or occurring after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment), and without duplication (including duplication of any amounts deducted in any prior Excess Cash Flow Period), the following (collectively, the “ECF Deductions”):
(1)
the aggregate principal amount of any Term Loans and Revolving Loans prepaid pursuant to Section 2.05(a);
(2)
the aggregate principal amount of any Incremental Equivalent Debt, Replacement Debt and/or any other Indebtedness permitted to be incurred pursuant to Section 8.03 to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Facilities (without regard to the control of remedies), voluntarily prepaid, repurchased, redeemed or otherwise retired (or contractually committed to be prepaid, repurchased, redeemed or otherwise retired);
(3)
the amount of any reduction in the outstanding amount of any Term Loans, Incremental Equivalent Debt, Replacement Debt and/or any other Indebtedness permitted to be incurred pursuant to Section 8.03 to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Facilities, resulting from any purchase or assignment made in accordance with Section 10.05 of this Agreement (including in connection with any Dutch Auction) (with respect to Term Loans) and any equivalent provisions with respect to any Incremental Equivalent Debt, Replacement Debt and/or such other Indebtedness;
(4)
all cash payments in respect of Capital Expenditures and all cash payments made to acquire IP Rights;
(5)
cash payments by the Parent and its Restricted Subsidiaries made (or committed or budgeted) in respect of long-term liabilities (including for purposes of clarity, the current portion of such long-term liabilities) of the Parent and its Restricted Subsidiaries other than Indebtedness, except to the extent such cash payments were deducted in the calculation of Consolidated Net Income or Consolidated EBITDA for such period;
(6)
cash payments in respect of any Investment (including acquisitions) permitted by Section 8.02 or otherwise consented to by the Required Lenders (other than Investments (x) in cash or Cash Equivalents or (y) in the Parent or any Loan Party) and/or any Restricted Payment permitted by Section 8.06(a) (other than Restricted Payments set forth in Sections 8.06(a)(iii), 8.06(a)(iv) and 8.06(a)(xiii)) or otherwise consented to by the Required Lenders;
(7)
the aggregate consideration (i) required to be paid in cash by the Parent or its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures, acquisitions or other Investments permitted by Section 8.02 or otherwise consented to by the Required Lenders and/or Restricted Payments described in clause (6) above and/or (ii) otherwise committed or budgeted to be made in connection with Capital

Expenditures, acquisitions or other Investments and/or Restricted Payments described in clause (6) above (clauses (i) and (ii) of this clause (7), the “Scheduled Consideration”) (other than Investments in (x) cash and Cash Equivalents or (y) the Parent or any Loan Party) to be consummated or made during the period of four consecutive Fiscal Quarters of the Parent following the end of such period; provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions, Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters;
(8)
cash expenditures in respect of any Swap Contracts to the extent not otherwise deducted in the calculation of Consolidated Net Income or Consolidated EBITDA; and
(9)
the aggregate amount of expenditures actually made by the Parent and/or any Restricted Subsidiary in cash (including any expenditure for the payment of fees or other Charges (or any amortization thereof for such period) in connection with any Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or modification of any debt instrument, including this Agreement, and including, in each case, any such transaction consummated prior to, on or after the Restatement Effective Date, and Charges incurred in connection therewith, whether or not such transaction was successful), in each case to the extent that such expenditures were not expensed;

in the case of each of clauses (1)-(9), (I) excluding any such payments, prepayments and expenditures made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.05(b)(i) in the prior Fiscal Year, (II) in the case of any prepayment of revolving Indebtedness, to the extent accompanied by a permanent reduction in the relevant commitment, (III) to the extent that such payments, prepayments and expenditures were not financed with the proceeds of other long-term funded Indebtedness (other than revolving Indebtedness) of the Parent or its Restricted Subsidiaries and (IV) in each case under clause (3) above, based upon the actual amount of cash paid in connection with any relevant purchase or assignment; provided that no prepayment under this Section 2.05(b)(i) shall be required unless the principal amount of Term Loans required to be prepaid exceeds the greater of $324,000,000 and 15% of Consolidated EBITDA (and, in such case, only such amount in excess of the greater of $324,000,000 and 15% of Consolidated EBITDA shall be required to be prepaid); provided, further, that if at the time that any such prepayment would be required, the Parent (or any Restricted Subsidiary) is also required to prepay, repurchase or offer to prepay or repurchase any Indebtedness that is secured on a pari passu basis (without regard to the control of remedies) with any Obligation pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so prepaid or repurchased or offered to be so prepaid or repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrowers may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; it being understood that (1) the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the portion of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(ii)
No later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that are Material Insurance/Condemnation Proceeds, in each case, in excess of (i) any single Disposition transaction or a series of related transactions with respect to assets having Disposition Consideration in excess of the greater of $162,000,000 and 7.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (ii) any other Disposition transactions with respect to assets having Disposition Consideration in excess of the greater of $324,000,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period, for all such transactions on an aggregate basis in any Fiscal Year, the applicable Borrowers shall apply an amount equal to the Required Net Proceeds Percentage of such Net Cash Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (collectively, the “Subject Proceeds”; and any Net Cash Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that do not constitute Subject Proceeds, the “Excluded Proceeds”) to prepay the outstanding principal amount of Term Loans in accordance with clause (vi) below; provided that application of such thresholds shall be at the option of the Parent; provided further that (A) the Borrowers shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 18 months following receipt thereof (the “Reinvestment Period”) or (y) the Parent or any of its subsidiaries has contractually committed to so reinvest the Subject Proceeds during such Reinvestment Period and the Subject Proceeds are so reinvested within six months after the expiration of such Reinvestment Period; provided, however, that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the applicable Borrowers shall promptly prepay the outstanding principal amount of Term Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) (provided that the Parent may elect to deem certain expenditures (including Investments) that would otherwise be permissible reinvestments but that occurred prior to the receipt of the applicable Net Cash Proceeds or Net Insurance/Condemnation Proceeds (as applicable) as having been reinvested in accordance with the provisions of this Section 2.05(b)(ii), but only to the extent such deemed expenditure (or Investment) shall have been made no earlier than (x) in the case of Net Cash Proceeds, the earliest of the execution of a definitive agreement with respect to such Prepayment Asset Sale or the consummation of the applicable Disposition and (y) in the case of Net Insurance/Condemnation Proceeds, the occurrence of the event in respect of which such Net Insurance/Condemnation Proceeds were received) and (B) if, at the time that any such prepayment would be required hereunder, the Parent or any of its Restricted Subsidiaries is required to prepay, repay or repurchase (or offer to prepay, repay or repurchase) any Other Applicable Indebtedness, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Term Loans and to the prepayment, repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that (1) the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(iii)
In the event that the Parent or any of its Restricted Subsidiaries receives Net Cash Proceeds from the issuance or incurrence of Indebtedness by the Parent or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted under Section 8.03, except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 8.03(p) or Replacement Term Loans incurred to refinance Term Loans in accordance with the requirements of Section 11.01(d)), the applicable Borrowers shall, substantially simultaneously with (and in any event not later than two Business Days thereafter) the receipt of such Net Cash Proceeds by the Parent or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay the outstanding principal amount of the relevant Term Loans in accordance with clause (vi) below;
(iv)
Notwithstanding anything in this Section 2.05(b) to the contrary, (A) the Borrowers shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.05(b)(i) or (ii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary or the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the Parent determines in good faith that the repatriation to the Borrowers of any such amount would be prohibited or delayed (beyond the time period during which such prepayment is otherwise required to be made pursuant to Section 2.05(b)(i) or (ii) above) under any requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (including on account of financial assistance, corporate benefit, thin capitalization, capital maintenance or similar considerations); it being understood and agreed that (i) solely within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the applicable Borrowers shall take all commercially reasonable actions required by applicable requirements of Law to permit such repatriation and (ii) if the repatriation of the relevant affected Excess Cash Flow or Subject Proceeds, as the case may be, is permitted under the applicable requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period or the event giving rise to the relevant Subject Proceeds, the relevant Foreign Subsidiary will promptly repatriate the relevant Excess Cash Flow or Subject Proceeds, as the case may be, and the repatriated Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against such Excess Cash Flow or such Subject Proceeds, as a result thereof, in each case by any Loan Party, such Loan Party’s subsidiaries, and any Affiliates or indirect or direct equity owners of the foregoing) to the repayment of Term Loans pursuant to this Section 2.05(b) to the extent required herein (without regard to this clause (iv)), (B) the Borrowers shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.05(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any Joint Venture (including any Subsidiary that is not a Wholly Owned Subsidiary) or the relevant Subject Proceeds are received by any Joint Venture (including any Subsidiary that is not a Wholly Owned Subsidiary) for so long as the Parent determines in good faith that the distribution to the Borrowers of such Excess Cash Flow or Subject Proceeds would be prohibited under any applicable (I) Organization Documents (or any relevant shareholders’ or similar agreement) governing such Joint Venture, (II) agreement or instrument (including a financing arrangement) entered into with a Person other than the Parent or a Restricted Subsidiary not prohibited hereunder or (III) judgment, decree, order, statute or governmental rule or regulation; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period, the event giving rise to the relevant Subject Proceeds, the relevant Joint Venture will promptly distribute the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and the distributed Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than ten Business Days after such distribution) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of Term Loans pursuant to this Section 2.05(b) to the extent required herein (without regard to this clause (iv)) and (C) if the Parent determines in good faith that the repatriation (or other intercompany distribution) to the Borrowers of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.05(b)(i) or (ii) above would result in material and adverse tax consequences for any Loan Party or any of such Loan Party’s subsidiaries, Affiliates or indirect or direct equity owners, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as determined by the Parent in good faith, the amount the Borrowers shall be required to mandatorily prepay pursuant to Section 2.05(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation (or other intercompany distribution) of any Subject Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have a material and adverse tax consequence within the 365-day period following the event giving rise to the relevant Subject Proceeds or the end of the applicable Excess Cash Flow Period, as the case may be, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to this clause (C), shall be promptly applied to the repayment of Term Loans pursuant to Section 2.05(b) as otherwise required above (without regard to this clause (iv));
(v)
Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent prior to any prepayment of initial Term Loans and Incremental Term Loans required to be made by the Borrowers pursuant to this Section 2.05(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), which Declined Proceeds may be retained by the Borrowers and used for any legal purpose permitted (or not prohibited) hereunder, including to increase the Available Amount; provided further that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.05(b)(iii) above to the extent that such prepayment is made with the Net Cash Proceeds of (w) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of the Term Loans pursuant to Section 8.03(p), (x) Incremental Term Loans incurred to refinance all or a portion of the Term Loans, (y) Replacement Term Loans incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 11.01(d) and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 8.03(z). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.
(vi)
Except as may otherwise be set forth in any amendment to this Agreement in connection with any Incremental Term Loan, (A) each prepayment of Term Loans and Incremental Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans) (provided that any prepayment constituting (w) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of Term Loans pursuant to Section 8.03(p), (x) Incremental Term Loans incurred to refinance all or a portion of the Term Loans, (y) Replacement Term Loans incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 11.01(d) and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 8.03(z) shall, in each case be applied solely to each applicable Class of refinanced or replaced Term Loans), (B) with respect to each Class of Term Loans, all accepted prepayments under Section 2.05(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans as directed by the Parent (or, in the absence of direction from the Parent, to the remaining scheduled amortization payments in respect of the initial Term Loans and

Incremental Term Loans in direct order of maturity) and (C) each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentages.
(vii)
[reserved].
(viii)
At the time of each prepayment required under Section 2.05(b)(i), (ii) or (iii), the Parent shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Parent setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid, the principal amount of each Borrowing (or portion thereof) to be prepaid and the Administrative Agent with respect to each such Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.08. All prepayments of Borrowings under this Section 2.05(b), except as set forth in the last sentence of clause (v) above, shall otherwise be without premium or penalty.
(ix)
Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.
(x)
Alternative Currencies. If the Revolving Facility Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
2.06
Termination or Reduction of Commitments.
(a)
Optional.
(i)
The Company may, upon notice to the Revolving Facility Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings (after giving effect to any concurrent prepayment of Revolving Loans); provided that (A) any such notice shall be received by the Revolving Facility Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the date of termination or reduction, (B) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (C) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Alternative Currency Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess and (D) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. The Revolving Facility Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Except as provided in clause (C) of the preceding sentence, the amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Commitment of each Revolving Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
(b)
Mandatory.
(i)
The aggregate Term B-3 Commitments (and the Term B-3 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Restatement Effective Date (after giving effect to any incurrence of Term B-3 Loans on such date).
(ii)
The aggregate Term B-4 Commitments (and the Term B-4 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Restatement Effective Date (after giving effect to any incurrence of Term B-4 Loans on such date).
(iii)
The aggregate initial Term B-5 Commitments (and the Term B-5 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Incremental B-5 Effective Date (after giving effect to any incurrence of Term B-5 Loans on such date).
(iv)
The aggregate initial Intralinks Term B-5 Commitments (and the Intralinks Term B-5 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Intralinks Incremental B-5 Effective Date (after giving effect to any incurrence of Term B-5 Loans on such date).
(v)
The aggregate initial Term B-6 Commitments (and the Term B-6 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Incremental B-6/B-7 Effective Date (after giving effect to any incurrence of Term B-6 Loans on such date).
(vi)
The aggregate initial Term B-7 Commitments (and the Term B-7 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Incremental B-6/B-7 Effective Date (after giving effect to any incurrence of Term B-7 Loans on such date).
(vii)
The aggregate initial Term B-8 Commitments (and the Term B-8 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Incremental B-8 Effective Date (after giving effect to any incurrence of Term B-8 Loans on such date).

(viii)
The aggregate initial Term A-9 Commitments (and the Term A-9 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the Incremental A-9 Effective Date (after giving effect to any incurrence of Term A-9 Loans on such date).
(ix)
The aggregate initial 2025 Term B-8 Commitments (and the 2025 Term B-8 Commitment of each lender with such a Commitment) shall terminate in its entirety to the extent not theretofore terminated on the 2025 Incremental B-8 Effective Date (after giving effect to any incurrence of Term B-8 Loans on such date).
(x)
The aggregate initial 2026 Term A-9 Commitments (and the 2026 Term A-9 Commitment of each Lender with such a Commitment) shall terminate in its entirety (to the extent not theretofore terminated) on the 2026 Incremental Effective Date (after giving effect to any incurrence of Term A-9 Loans on such date).
(c)
Notification of Commitment Reductions. The Revolving Facility Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Aggregate Revolving Commitments under this Section 2.06.
2.07
Repayments of Loans.
(i)
2017 Refinancing Term B-1 Loans. The Company shall pay to each 2017 Refinancing Term B-1 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the First Amendment Effective Date (commencing with the fiscal quarter ending March 31, 2017) but prior to the Maturity Date, the principal amount of all 2017 Refinancing Term B-1 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such 2017 Refinancing Term B-1 Loans on the First Amendment Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for 2017 Refinancing Term B-1 Loans, the principal amount of all 2017 Refinancing Term B-1 Loans in an amount equal to the aggregate principal amount of all 2017 Refinancing Term B-1 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the 2017 Refinancing Term B-1 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the 2017 Refinancing Term B-1 Loans.
(ii)
2017 Refinancing Term B-2 Loans. The Designated Borrower 1 shall pay to each 2017 Refinancing Term B-2 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the First Amendment Effective Date (commencing with the fiscal quarter ending March 31, 2017) but prior to the Maturity Date, the principal amount of all 2017 Refinancing Term B-2 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such 2017 Refinancing Term B-2 Loans on the First Amendment Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for 2017 Refinancing Term B-2 Loans, the principal amount of all 2017 Refinancing Term B-2 Loans in an amount equal to the aggregate principal amount of all 2017 Refinancing Term B-2 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to Designated Borrower 1 to contemplate (A) the reduction in the aggregate principal amount of the 2017 Refinancing Term B-2 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the 2017 Refinancing Term B-2 Loans.
(iii)
Term B-3 Loans. The Company shall pay to each Term B-3 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the Restatement Effective Date (commencing with the fiscal quarter ending September 30, 2018) but prior to the Maturity Date, the principal amount of all Term B-3 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such Term B-3 Loans on the Restatement Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for Term B-3 Loans, the principal amount of all Term B-3 Loans in an amount equal to the aggregate principal amount of all Term B-3 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the Term B-3 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term B-3 Loans.
(iv)
Term B-4 Loans. The Designated Borrower 1 and the Designated U.S. Co-Borrower shall pay to each Term B-4 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the Restatement Effective Date (commencing with the fiscal quarter ending September 30, 2018) but prior to the Maturity Date, the principal amount of all Term B-4 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such Term B-4 Loans on the Restatement Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for Term B-4 Loans, the principal amount of all Term B-4 Loans in an amount equal to the aggregate principal amount of all Term B-4 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the applicable Borrowers to contemplate (A) the reduction in the aggregate principal amount of the Term B-4 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term B-4 Loans.

(v)
Incremental Term Loans. The applicable Borrower shall repay the outstanding principal amount of each Incremental Term Loan in the installments on the dates and in the amounts set forth in the applicable Incremental Term Loan Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.
(vi)
Extended Term Loans and Extended Revolving Loans. The applicable Borrower shall repay the outstanding principal amount of each Extended Term Loan in the installments (if applicable), on the dates and in the amounts set forth in the applicable Extension Amendment (as such installments, if applicable, may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.
(vii)
Refinancing Term Loans and Refinancing Revolving Loans. The applicable Borrower shall repay the outstanding principal amount of each Refinancing Term Loan in the installments (if applicable), on the dates and in the amounts set forth in the applicable Refinancing Amendment (as such installments, if applicable, may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.
(viii)
Revolving Loans. The Company shall repay to the Lenders (A) under the Revolving Facility on the Revolving Loan Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date, unless accelerated sooner pursuant to Section 9.02, and (B) holding Extended Revolving Commitments or Refinancing Revolving Commitments, as the case may be, on the Maturity Date with respect thereto, the aggregate principal amount of all Loans outstanding under such Commitments on such date, unless accelerated sooner pursuant to Section 9.02.
(ix)
Term B-5 Loans. The Company shall pay to each Term B-5 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the Intralinks Incremental B-5 Effective Date (commencing with the fiscal quarter ending December 31, 2018) but prior to the Maturity Date, the principal amount of all Term B-5 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such Term B-5 Loans on the Intralinks Incremental B-5 Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for Term B-5 Loans, the principal amount of all Term B-5 Loans in an amount equal to the aggregate principal amount of all Term B-5 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the Term B-5 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term B-5 Loans.
(x)
Term B-6 Loans. The Company shall pay to each Term B-6 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the Incremental

B-6/B-7 Effective Date (commencing with the fiscal quarter ending September 30, 2022) but prior to the Maturity Date with respect to the Term B-6 Loans, the principal amount of all Term B-6 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such Term B-6 Loans on the Incremental B-6/B-7 Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for Term B-6 Loans, the principal amount of all Term B-6 Loans in an amount equal to the aggregate principal amount of all Term B-6 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the Term B-6 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term B-6 Loans.
(xi)
Term B-7 Loans. The Designated Borrowers shall pay to each Term B-7 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the Incremental B-6/B-7 Effective Date (commencing with the fiscal quarter ending September 30, 2022) but prior to the Maturity Date with respect to the Term B-7 Loans, the principal amount of all Term B-7 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such Term B-7 Loans on the Incremental B-6/B-7 Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for Term B-7 Loans, the principal amount of all Term B-7 Loans in an amount equal to the aggregate principal amount of all Term B-7 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans made to the Designated Borrowers to contemplate (A) the reduction in the aggregate principal amount of the Term B-7 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term B-7 Loans.
(xii)
Term B-8 Loans. The Company shall pay to each Term B-8 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the Incremental B-8 Effective Date (commencing with the fiscal quarter ending September 30, 2024) but prior to the 2025 Incremental B-8 Effective Date, with respect to the Term B-8 Loans, the principal amount of all Term B-8 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of such Term B-8 Loans on the Incremental B-8 Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) (which amounts have been reduced to $0 as a result of such prepayments made prior to the 2025 Incremental B-8 Effective Date and (ii) on the Maturity Date for Term B-8 Loans, the principal amount of all Term B-8 Loans in an amount equal to the aggregate principal amount of all Term B-8 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any

Extended Term Loans or Incremental Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the Term B-8 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term B-8 Loans.
(xiii)
Term A-9 Loans. The Company shall pay to each Term A-9 Lender (i) on the last Business Day of each fiscal quarter of the Parent occurring after the 2026 Incremental ~~A-9~~ Effective Date (commencing with the fiscal quarter ending ~~December~~March 31, ~~2024~~2027) but prior to the Maturity Date with respect to the Term A-9 Loans, the principal amount of all Term A-9 Loans then outstanding in an aggregate annual amount equal to ~~a~~the percentage of the sum of the aggregate principal amount of such Term A-9 Loans on the 2026 Incremental ~~A-9~~ Effective Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) set forth below opposite the applicable quarter in which such amortization installment is due and payable:

Applicable Quarters	Percentage of principal amount of Term A-9 Loans
The first (1st) full fiscal quarter ended after the 2026 Incremental Effective Date through and including the fourth (4th) full fiscal quarter ended after the 2026 Incremental Effective Date.	2.50%

The ~~first~~fifth (~~1st~~5th) full fiscal quarter ended after the 2026 Incremental ~~A-9~~ Effective Date through and including the eighth (8th) full fiscal quarter ended after the 2026 Incremental ~~A-9~~ Effective Date.

~~0.625~~2.50%

The ninth (9th) full fiscal quarter ended after the 2026 Incremental ~~A-9~~ Effective Date ~~and each~~through and including the twelfth (12th) full fiscal quarter ~~thereafter prior to the Maturity~~ended after the 2026 Incremental Effective Date ~~for the Term A-9 Loans~~.

~~1.250~~5.00%
The thirteenth (13th) full fiscal quarter ended after the 2026 Incremental Effective Date through and including the sixteenth (16th) full fiscal quarter ended after the 2026 Incremental Effective Date.	5.00%
The seventeenth (17th) full fiscal quarter ended after the 2026 Incremental Effective Date through and including the twentieth (20th) full fiscal quarter ended after the 2026 Incremental Effective Date.	5.00%

and (ii) on the Maturity Date for Term A-9 Loans, the principal amount of all Term A-9 Loans in an amount equal to the aggregate principal amount of all Term A-9 Loans outstanding on such date; provided that the amount of any such prepayment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental

Term Loans made to the Company to contemplate (A) the reduction in the aggregate principal amount of the Term A-9 Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Commitment Increase Amendment involving an increase to the Term A-9 Loans.

2.08
Interest.
(a)
Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan of a given Class shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Rate, as applicable for Loans of such Class maintained as Eurocurrency Rate Loans; (ii) each SONIA Loan of a given Class shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Adjusted Daily Simple SONIA plus the Applicable Rate, as applicable for Loans of such Class maintained as SONIA Loans; (iii) each SOFR Loan of a given Class shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of Adjusted Term SOFR for such Interest Period plus the Applicable Rate, as applicable for Loans of such Class maintained as SOFR Loans; and (iv) each Base Rate Loan of a given Class shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans for such Class.
(b)
(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)
If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (unless an Event of Default exists under Section 9.01(f) or (g), in which case no such request shall be required), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)
Without duplication of clause (i), each Borrower upon the request of the Required Lenders, while any Event of Default exists, shall pay interest on the principal amount of all outstanding Obligations owed by such Borrower hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)
Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, upon prepayment of the principal amount prepaid (other than prepayments of Base Rate Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Commitment), and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)
If a tax deduction is required by Swiss law to be made by a Guarantor in respect of any interest payable by it under this Agreement in circumstances where Section 3.01(a) is unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in clause (a) above in the absence of this clause (d)) divided by (ii) 1 minus the rate at which the relevant tax deduction is required to be made (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and all references to a rate of interest in clause (a) above shall be construed accordingly.
2.09
Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)
Revolving Commitment Fee. The Company shall pay to the Revolving Facility Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the product of (i) the Applicable Rate for commitment fees times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)
Repricing Transaction. At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is six months after the First Repricing Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans prepaid in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-3 Loans, Term B-4 Loans and/or Term B-5 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(c)
Fee Letter. The Company shall pay to the Arrangers, the Co-Managers, the Administrative Agents and the Lenders for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Fee Letter and the Revolving Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.
(d)
Term B-6 and B-7 Repricing Transaction. At the time of the effectiveness of any Term B-6 and B-7 Repricing Transaction that is consummated prior to the six-month anniversary of the Incremental B-6/B-7 Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B-6 Loans and/or Term B-7 Loans (including each Term Lender that withholds its consent to such Term B-6 and B-7 Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Term B-6 and B-7 Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-6 Loans and/or Term B-7 Loans prepaid in connection with such Term B-6 and B-7 Repricing Transaction and (y) in the case of a Term B-6 and B-7 Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-6 Loans and/or Term B-7 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Term B-6 and B-7 Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Term B-6 and B-7 Repricing Transaction.
(e)
Term B-8 Repricing Transaction. At the time of the effectiveness of any Term B-8 Repricing Transaction that is consummated prior to the six-month anniversary of the Incremental B-8 Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Term Lender with outstanding Term B-8 Loans (including each Term Lender that withholds its consent to such Term B-8 Repricing Transaction and is replaced as a Non-Consenting Lender under Section 11.13), a fee in an amount equal to 1.0% of (x) in the case of a Term B-8 Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-8 Loans prepaid in connection with such Term B-8 Repricing Transaction and (y) in the case of a Term B-8 Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-8 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Term B-8 Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Term B-8 Repricing Transaction.
2.10
Computation of Interest and Fees. All computations of interest for Base Rate Loans and SONIA Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate or Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the

Applicable Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11
Evidence of Debt.
(a)
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Applicable Administrative Agent in the ordinary course of business. The accounts or records maintained by the Applicable Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing by such Borrower with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Applicable Administrative Agent in respect of such matters, the accounts and records of the Applicable Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Applicable Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Applicable Administrative Agent) one or more Notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Class, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)
In addition to the accounts and records referred to in subsection (a), each Lender and the Revolving Facility Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Revolving Facility Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Revolving Facility Administrative Agent shall control in the absence of manifest error.
2.12
Payments Generally; Administrative Agents’ Clawback.
(a)
General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by each Borrower hereunder shall be made to the Applicable Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by each Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Applicable Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Applicable Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Applicable Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Applicable Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Applicable Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) the Applicable Time specified by the Applicable Administrative Agent in the case of payments in an Alternative Currency, may, as determined by the Applicable Administrative Agent in its sole discretion, be deemed received on the next succeeding Business Day (except for purposes of determining whether an Event of Default has occurred) and any applicable interest or fee shall continue to accrue. Except as otherwise expressly provided herein, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)
(i) Funding by Lenders; Presumption by Administrative Agents. Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans, SONIA Loans or SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Applicable Administrative Agent such Lender’s share of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender and applicable Borrower severally agree to pay to the Applicable Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Applicable Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to the other Loans included in such Borrowing. If the applicable Borrower and such Lender shall pay such interest to the Applicable Administrative Agent for the same or an overlapping period, the Applicable Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Applicable Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Applicable Administrative Agent.
(ii)
Payments by the Borrowers; Presumptions by the Administrative Agents. Unless the Applicable Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Applicable Administrative Agent for the account of the Lenders or the Applicable L/C Issuer hereunder that the applicable Borrower will not make such payment, the Applicable Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the Applicable L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Appropriate Lenders or the Applicable L/C Issuer, as the case may be, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or the Applicable L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Administrative Agent, at the Overnight Rate.

A notice of the Applicable Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Applicable Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Applicable Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Applicable Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)
Insufficient Funds. If at any time insufficient funds are received by and available to the Applicable Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13
Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Applicable Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)
if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof other than in accordance with Section 11.06(i) (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the applicable Borrowers may extend the final maturity of Loans and/or Commitments in connection with an Extension that is permitted under Section 2.18 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Loans, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07, except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Amendment) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the applicable Borrower may take all actions contemplated by Section 2.18 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

2.14
Cash Collateral.
(a)
Certain Credit Support Events. Upon the request of the Revolving Facility Administrative Agent or the Applicable L/C Issuer if, as of the Letter of Credit Expiration Date, any undrawn Letter of Credit remains outstanding, the Company shall, in each case (but subject to Section 2.03(l)), immediately Cash Collateralize the then Outstanding Amount of all undrawn Letters of Credit. At any time that there shall exist a Defaulting Lender, promptly, and in any event within three (3) Business Days, after receipt of written notice from the Revolving Facility Administrative Agent or the Applicable L/C Issuer, the Company shall deliver to the Revolving Facility Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)
Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Revolving Facility Administrative Agent. The Company, and to the extent provided by any Lender, such Lender, shall grant to (and subject to the control of) the Revolving Facility Administrative Agent, for the benefit of the Revolving Facility Administrative Agent, each Applicable L/C Issuer and the Lenders, and shall maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Revolving Facility Administrative Agent determines that Cash Collateral is subject to any prior or pari passu right or claim of any Person other than the Revolving Facility Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Revolving Facility Administrative Agent, pay or provide to the Revolving Facility Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)
Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vii))) or (ii) the Revolving Facility Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and each Applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15
Defaulting Lenders.
(a)
Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.
(ii)
Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Revolving Facility Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Revolving Facility Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Revolving Facility Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Revolving Facility Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer hereunder; third, if so determined by the Revolving Facility Administrative Agent or requested by any Applicable L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit issued by such Applicable L/C Issuer; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Revolving Facility Administrative Agent; fifth, if so determined by the Revolving Facility Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting

Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
(iv)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each Revolving Lender that is a non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each Revolving Lender that is a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Revolving Lender that is a non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Revolving Lender.
(b)
Defaulting Lender Cure. If the applicable Borrower, the Revolving Facility Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Revolving Facility Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Revolving Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Revolving Facility Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent set forth in Section 2.15(a)(v) or otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16
Special Provisions Relating to a Re-Allocation Event.
(a)
On the date of the occurrence of a Re-Allocation Event, automatically (and without the taking of any action), (i) all then outstanding Revolving Loans denominated in an Alternative Currency and all Unreimbursed Amounts in respect of Letters of Credit issued for the account of the Company owed in an Alternative Currency, shall be automatically converted into Revolving Loans maintained in, and Unreimbursed Amounts owing by the Company in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Loans or Unreimbursed Amounts on the date such Re-Allocation Event first occurred, which Revolving Loans or Unreimbursed Amounts (x) shall continue to be owed by the Company, (y) shall at all times thereafter be deemed to be Base Rate Loans and (z) shall be immediately due and payable on the date such Re-Allocation Event has occurred) and (ii) all principal, accrued and unpaid interest and other amounts owing with respect to such Revolving Loans and Unreimbursed Amounts shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal amount, accrued and unpaid interest and other amounts. The occurrence of any conversion of Revolving Loans or Unreimbursed Amounts to Base Rate Loans as provided above in this Section 2.16(a) shall be deemed to constitute, for purposes of Section 2.05, a prepayment of Revolving Loans before the last day of any Interest Period relating thereto.
(b)
Upon and after the occurrence of a Re-Allocation Event, all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Revolving Loans denominated in an Alternative Currency (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Re-Allocation Event) and Unreimbursed Amounts owing in an Alternative Currency shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of the respective Re-Allocation Event, with all calculations for periods after the Re-Allocation Event being made as if the respective such Revolving Loan or Unreimbursed Amount had originally been made in Dollars) and shall be distributed by the Revolving Facility Administrative Agent for the account of Appropriate Lenders which made such Revolving Loans or are participating therein.
2.17
Refinancing Amendments.
(a)
On one or more occasions after the Restatement Effective Date, the Company (or, to the extent permitted under clause (vi) to the first proviso appearing in the definition of “Credit Agreement Refinancing Indebtedness”, a Designated Borrower) may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Loans (or unused Commitments) under the Revolving Facility then outstanding under this Agreement (which for purposes of this Section 2.17(a) will be deemed to include any then outstanding Refinancing Term Loans, Incremental Term Loans, Extended Term Loans, Replacement Term Loans, Refinancing Revolving Loans or Extended Revolving Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Commitments or Refinancing Revolving Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.17 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Revolving Facility (and related outstandings), the Refinancing Revolving Commitments of a given Refinancing Series (and related outstandings)

or the Extended Revolving Commitments of a given Extension Series (and related outstandings), in each case having an earlier Maturity Date and (C) repayments made in connection with a permanent repayment and termination of commitments under the Revolving Facility, the Refinancing Revolving Commitments of a given Refinancing Series or the Extended Revolving Commitments of a given Extension Series, in each case having an earlier Maturity Date (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Commitments of a given Refinancing Series after the date of obtaining such Refinancing Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, (2) subject to the provisions of Section 2.03(l) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments of a given Extension Series and/or Refinancing Revolving Commitments of a given Refinancing Series with a longer Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments, Extended Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Commitments under the applicable Classes (and except as provided in Section 2.03(l), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Loans under, and termination of, Refinancing Revolving Commitments of a given Refinancing Series after the date of obtaining such Refinancing Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, except that the Company shall be permitted to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis as compared to any other such Class with a later Maturity Date and (4) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to the Revolving Commitments (and related outstandings) and each other Class of Extended Revolving Commitments and Refinancing Revolving Commitments (and related outstandings). No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness, unless it so agrees.
(b)
The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver in accordance with the terms of such Refinancing Amendment) on the date thereof of each of the conditions set forth in Section 5.02 and, to the extent reasonably requested by the Applicable Administrative Agent, receipt by the Applicable Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Restatement Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Applicable Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Applicable Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)
Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof (subject to clause (ii) of the proviso to the definition thereof).

(d)
Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any Lenders (other than those described in clause (c) of the definition of “Refinancing Amendment”), to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Applicable Administrative Agent and the Borrowers, to effect the provisions of this Section 2.17 (including, without limitation, such amendments as may be considered necessary or appropriate to integrate any new Class of Refinancing Revolving Commitments), and the Required Lenders hereby expressly authorize the Applicable Administrative Agent to enter into any such Refinancing Amendment.
(e)
This Section 2.17 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
2.18
Extension of Term Loans; Extension of Revolving Loans.
(a)
Extension of Term Loans. The applicable Borrowers may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Term Loans, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments and redemptions, mandatory repayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the applicable Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request), be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for covenants or other provisions applicable only to periods after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans)) (as reasonably determined by the applicable Borrower), including: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Extended Term Loans) which have more than five different Maturity Dates; (ii) the Effective Yield, pricing, optional prepayment and redemptions, mandatory repayments and “AHYDO” payments with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield, pricing, optional prepayments and redemptions, mandatory repayments and “AHYDO” payments for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the applicable Borrower and the Lenders thereof; provided that no Extended Term Loans (x) incurred by a Designated Borrower with respect to 2017 Refinancing Term B-2 Loans or Term B-4 Loans may be optionally or mandatorily prepaid prior to the date on which all such 2017 Refinancing Term B-2 Loans or Term B-4 Loans, and all other Extended Term Loans, Refinancing Term Loans and Replacement Term Loans incurred by a Designated Borrower, in each case with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans and (y) not described in preceding clause (x) may be optionally or mandatorily prepaid prior to the date on which all such Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Classes of Term Loans; provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the applicable Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans (x) incurred by a Designated Borrower with respect to Refinancing Term B-2 Loans or Term B-4 Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder with respect to any 2017 Refinancing Term B-2 Loans, Term B-4 Loans and any other Extended Term Loans, Refinancing Term Loans and Replacement Term Loans incurred by a Designated Borrower and (y) not described in preceding clause (x) may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder with respect to any other Class of Term Loans, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than $10,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.18(a)).

(b)
Extension of Revolving Commitments. The Company may, at any time and from time to time, request that all or a portion of the Revolving Facility (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of the Commitments under the Revolving Facility (any such Commitments under the Revolving Facility which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Revolving Commitments, the Company shall provide a notice to the Revolving Facility Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Company and the Extending Revolving Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a “Revolving Facility” (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Extending Revolving Lenders, as those applicable to the Existing Revolver Tranche subject to such Revolver Extension Request (and related outstandings) (as reasonably determined by the Company), including: (i) the Effective Yield, pricing, optional prepayment or redemption terms, with respect to extensions of credit under the Extended Revolving Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Facility of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (ii) the Extension Amendment may provide for other covenants (as determined by the Company and Extending Revolving Lenders) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Commitments); and (iii) (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Revolving Facility (and related outstandings), the Refinancing Revolving Commitments of a given Refinancing Series (and related outstandings) or the Extended Revolving Commitments of a given Extension Series (and related outstandings), in each case having an earlier Maturity Date and (C) repayments made in connection with a permanent repayment and termination of commitments under the Revolving Facility, the Refinancing Revolving Commitments of a given Refinancing Series or the Extended Revolving Commitments of a given Extension Series, in each case having an earlier Maturity Date (subject to clause (3) below)) of Loans with respect to Extended Revolving Commitments of a given Extension Series after the date of obtaining such Extended Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, (2) subject to the provisions of Section 2.03(l) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments of a given Extension Series and/or Refinancing Revolving Commitments of a given Refinancing Series with a longer Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments, Extended Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Commitments under the applicable Classes (and except as provided in Section 2.03(l), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Loans under, and termination of, Extended Revolving Commitments of a given Extension Series after the date of obtaining such Extended Revolving Commitments shall be made on a pro rata basis with the Revolving Commitments and all other Classes of Extended Revolving Commitments and Refinancing Revolving Commitments then existing, except that the Company shall be permitted to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis as compared to any other such Class with a later Maturity Date and (4) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to the Revolving Commitments (and related outstandings) and each other Class of Extended Revolving Commitments (and related outstandings) and Refinancing Revolving Commitments (and related outstandings); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the Maturity Date of the applicable Existing Revolver Tranche, (C) at no time shall there be Commitments under revolving credit facilities hereunder (including the Revolving Commitments, Extended Revolving Commitments of each Extension Series and Refinancing Revolving Commitments of each Refinancing Series) which have more than five different Maturity Dates and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Commitments incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than $10,000,000 (or, if less, the entire principal amount of the Revolving Commitments being extended pursuant to this under Section 2.18(b)).
(c)
Extension Request. The applicable Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond (or such shorter period as agreed by the Applicable Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Applicable Administrative Agent and the applicable Borrower, in each case acting reasonably to accomplish the purposes of this Section 2.18. Subject to Section 11.13, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Commitments, as applicable, shall notify the Applicable Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Applicable Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Applicable Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.
(d)
Extension Amendment. Extended Term Loans and Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Applicable Administrative Agent and each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.18(a) or 2.18(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 5.02 and, to the extent reasonably requested by the Applicable Administrative Agent, receipt by the Applicable Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Restatement Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Applicable Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Applicable Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Applicable Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Commitments (and related outstandings), as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Applicable Administrative Agent and the Borrowers, to effect the provisions of this Section 2.18 (including, without limitation, such amendments as may be considered necessary or appropriate to integrate any new Class of Extended Revolving Commitments), and the Required Lenders hereby expressly authorize the Applicable Administrative Agent to enter into any such Extension Amendment.
(e)
No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.18 shall constitute a voluntary or mandatory prepayment or repayment for purposes of this Agreement. This Section 2.18 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
Article III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01
Taxes.
(a)
Payments Free of Taxes. Except as required by applicable law, any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if any Loan Party or any of the Applicable Administrative Agents shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Applicable Administrative Agent, any Lender or any L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions and withholdings been made, (ii) such Loan Party or such Applicable Administrative Agent, as applicable, shall make such deductions and withholdings and (iii) such Loan Party or such Applicable Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)
Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Applicable Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Indemnification by the Loan Parties. The Loan Parties shall indemnify each of the Applicable Administrative Agents, each Lender and each L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01(c)) paid by such Applicable Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or a L/C Issuer (with a copy to the Applicable Administrative Agent), or by the Applicable

Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
(d)
Indemnification by the Lenders. Each Lender and each L/C Issuer shall severally indemnify the Applicable Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that no Loan Party has already indemnified such Applicable Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or L/C Issuer, in each case, that are payable or paid by such Applicable Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or L/C Issuer by the Applicable Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Applicable Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Applicable Administrative Agent to the Lender or L/C Issuer from any other source against any amount due to the Applicable Administrative Agent under this paragraph (d).
(e)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to subsection (a) or (b) above, the Company shall deliver to the Applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Administrative Agent.
(f)
Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Applicable Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Applicable Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Applicable Administrative Agent as will enable the Company or the Applicable Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code and that makes a Credit Extension to such Borrower shall deliver to the Company or the Applicable Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Applicable Administrative Agent) executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Applicable Administrative Agent as will enable the Company or the Applicable Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and (B) any Foreign Lender shall deliver to the Company and the Applicable Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Applicable Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)
duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)
duly executed copies of IRS Form W-8ECI,
(iii)
duly executed copies of IRS Form W-8IMY with all required supporting documentation,
(iv)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (it being understood that in the case of a Foreign Lender that is a foreign partnership for U.S. federal income tax purposes, such certificate may be provided by such Foreign Lender on behalf of its direct or indirect partners), or
(v)
duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Applicable Administrative Agent to determine the withholding or deduction required to be made.

In addition to the foregoing, if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Applicable Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Applicable Administrative Agent as may be necessary for the requesting party to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Applicable Administrative Agent in writing of its legal inability to do so.

Upon becoming Party to this Agreement as the Term Facilities Administrative Agent and Revolving Facility Administrative Agent hereunder, MSSF shall, if requested by the Company, deliver to the Company, on or prior to Revolving Facility Amendment Date, duly completed executed copies of IRS Form W-9 to establish that MSSF is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

(g)
Treatment of Certain Refunds. Unless required by applicable laws, at no time shall any of the Administrative Agents have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any of the Administrative Agents, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the such Applicable Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of such Applicable Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest or other charges attributable to gross negligence or willful misconduct on the part of such Applicable Administrative Agent, such Lender or such L/C Issuer as determined by a court of competent jurisdiction by final and nonappealable judgment) to such Applicable Administrative Agent, such Lender or such L/C Issuer in the event such Applicable Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any of the Administrative Agents, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.
3.02
Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, Adjusted Daily Simple SONIA, Term SOFR, the Term CORRA Reference Rate or Term CORRA, or to determine or charge interest rates based upon the Eurocurrency Rate,

Adjusted Daily Simple SONIA, Term SOFR, the Term CORRA Reference Rate or Term CORRA or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market for the applicable currency, then, on notice thereof by such Lender to the Company through the Applicable Administrative Agent, (i) any obligation of such Lender to make or continue affected Eurocurrency Rate Loans, SONIA Loans or SOFR Loans, as applicable, in the affected currency or currencies, or to convert Base Rate Loans to affected Eurocurrency Rate Loans or SOFR Loans in the affected currency or currencies shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate or Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Applicable Administrative Agent without reference to the Eurocurrency Rate or Term SOFR component of the Base Rate, in each case until such Lender notifies the Applicable Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Applicable Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Applicable Administrative Agent without reference to the Eurocurrency Rate or Term SOFR component of the Base Rate), (A) in the case of Eurocurrency Rate Loans or SOFR Loans, either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or SOFR Loans to such day, or immediately, if all affected Lenders may not lawfully continue to maintain such Eurocurrency Rate Loans or SOFR Loans to such day or (B) in the case of SONIA Loans, immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, Adjusted Daily Simple SONIA or Term SOFR, the Applicable Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate or Term SOFR component thereof until the Applicable Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate, Adjusted Daily Simple SONIA or Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03
Inability to Determine Rates; Alternate Rate of Interest.
(a)
Other than with respect to SOFR Loans,
(i)
If the Required Lenders (or the Administrative Agent, in the case of clause (B) below) determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a SONIA Loan or a conversion to or continuation of a Eurocurrency Rate Loan that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan, or

(C) the Eurocurrency Rate for any requested Interest Period with respect to an existing or proposed Eurocurrency Rate Loan or Adjusted Simple Daily SONIA with respect to an existing or proposed SONIA Loan or in connection with an existing or proposed Base Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or SONIA Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which revocation the Administrative Agent agrees to give promptly upon receipt of such instruction). Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (which shall be calculated in accordance with clause (y) of the immediately preceding sentence, if applicable) in the amount specified therein to the extent available (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Company and the Lenders may establish a mutually acceptable alternative rate).
(ii)
If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in clause (i) of this Section 3.03(a) have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in clause (i) of this Section 3.03(a) have not arisen but (w) the supervisor for the administrator of the Eurocurrency Rate or the SONIA Administrator has made a public statement that the administrator of the Eurocurrency Rate or the SONIA Administrator, as applicable, is insolvent (and there is no successor administrator that will continue publication of the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable), (x) the administrator of the Eurocurrency Rate or the SONIA Administrator has made a public statement identifying a specific date after which the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable, will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable), (y) the supervisor for the administrator of the Eurocurrency Rate or the SONIA Administrator has made a public statement identifying a specific date after which the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable, will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurocurrency Rate, the SONIA Administrator or a Governmental Authority having jurisdiction over the Administrative Agents has made a public statement identifying a specific date after which the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable, may no longer be used for determining interest rates for loans, then the Administrative Agents and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate or Adjusted Daily Simple SONIA, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 11.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agents shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.03(a)(ii), (x) any request for a Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans or SONIA Loans shall be ineffective and (y) any request for Eurocurrency Rate Loans shall be made as a Base Rate Loans and any request for SONIA Loans shall be prepaid in full immediately. Notwithstanding anything contained herein to the contrary, if such alternate rate of interest as determined in this paragraph is determined to be less than 0% per annum, such rate shall be deemed to be 0% percent per annum for the purposes of this Agreement.
(b)
Solely in respect of any SOFR Loan, subject to Section 3.03(c), if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)
any of the Administrative Agents determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)
the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to any of the Administrative Agents, such Applicable Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by any of the Administrative Agents to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until such Applicable Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.03(c), if any of the Administrative Agents determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by such Applicable Administrative Agent without reference to clause (c) of the definition of “Base Rate” until such Applicable Administrative Agent revokes such determination.

(c)
Solely in respect of any SOFR Loan,
(i)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Applicable Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis
(ii)
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Applicable Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
The Applicable Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Applicable Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by any of the Administrative Agents or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(c).

(iv)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Applicable Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Applicable Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Applicable Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(d)
Solely in respect of any Term CORRA Loan,

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a CORRA Benchmark Transition Event and its related CORRA Benchmark Replacement Date have occurred prior to any setting of the then-current CORRA Benchmark, then (x) if a CORRA Benchmark Replacement is determined in accordance with clause (a) of the definition of “CORRA Benchmark Replacement” for such CORRA Benchmark Replacement Date, such CORRA Benchmark Replacement will replace such CORRA Benchmark for all purposes hereunder and under any other Loan Document in respect of such CORRA Benchmark setting and subsequent CORRA Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a CORRA Benchmark Replacement is determined in accordance with clause (b) of the definition of “CORRA Benchmark Replacement” for such CORRA Benchmark Replacement Date, such CORRA Benchmark Replacement will replace such CORRA Benchmark for all purposes hereunder and under any other Loan Document in respect of any CORRA Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such CORRA Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Applicable Administrative Agent has not received, by such time, written notice of objection to such CORRA Benchmark Replacement from Lenders comprising the Required Lenders. If the CORRA Benchmark Replacement is Adjusted Daily Compounded CORRA, all interest payments will be payable on the last day of each CORRA Interest Period. No Swap Contract shall be deemed a “Loan Document” for purposes of this Section 3.03(d).

(ii) CORRA Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a CORRA Benchmark Replacement, the Applicable Administrative Agent will have the right to make CORRA Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such CORRA Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Applicable Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any CORRA Benchmark Replacement and (ii) the effectiveness of any CORRA Conforming Changes in connection with the use, administration, adoption or implementation of a CORRA Benchmark Replacement. The Applicable Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a CORRA Benchmark pursuant to Section 3.03(d)(iv) and (y) the commencement of any CORRA Benchmark Unavailability Period. Any determination, decision or election that may be made by the Applicable Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(d) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(d).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a CORRA Benchmark Replacement), (i) if the then-current CORRA Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such CORRA Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Applicable Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such CORRA Benchmark has provided a public statement or publication of information announcing that any tenor for such CORRA Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “CORRA Interest Period” (or any similar or analogous definition) for any CORRA Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a CORRA Benchmark (including a CORRA Benchmark Replacement) or (B)

is not, or is no longer, subject to an announcement that it is not or will not be representative for a CORRA Benchmark (including a CORRA Benchmark Replacement), then the Administrative Agent may modify the definition of “CORRA Interest Period” (or any similar or analogous definition) for all CORRA Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a CORRA Benchmark Unavailability Period, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of CORRA Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (i) for a CORRA Benchmark Unavailability Period in respect of Term CORRA, Daily Compounded CORRA Loans.

(vi) Daily Compounded CORRA. Each of the Administrative Agent, Borrowers and Lenders hereby agrees that, notwithstanding anything to the contrary in this Agreement, no Eurocurrency Rate Loans based on Daily Compounded CORRA or Adjusted Daily Compounded CORRA shall be available under this Agreement unless agreed to in writing by the Applicable Administrative Agent in its sole discretion.

3.04
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer (except any reserve requirement reflected in the Eurocurrency Rate, Adjusted Daily Simple SONIA or Term SOFR, other than as set forth below);
(ii)
subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, any Eurocurrency Rate Loan, SONIA Loan or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or
(iii)
impose on any Lender or any L/C Issuer or the London interbank market, or other applicable market, any other condition, cost or expense affecting this Agreement, Eurocurrency Rate Loans, SONIA Loans or SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate, Adjusted Daily Simple SONIA or Term SOFR, as applicable (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such

Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to liquidity and capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that a Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)
Reserves on Eurodollar Rate Loans. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurodollar funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the applicable Borrower shall have received at least 10 days’ prior notice (with a copy to the Applicable Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05
Compensation for Losses. Upon demand of any Lender (with a copy to the Applicable Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to pay) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)
any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan or any SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan or any SOFR Loan on the date or in the amount notified by the Company;
(c)
any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) in a different currency from such Loan or Letter of Credit drawing; or
(d)
any assignment of a Eurocurrency Rate Loan or a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding anticipated profits). The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan or SOFR Loan made by it at the Eurocurrency Rate or Term SOFR, as applicable, for such Loan by a matching deposit or other borrowing in the applicable market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or SOFR Loan was in fact so funded.

3.06
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 11.13.
3.07
Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and/or the Term Commitments, repayment of all other Obligations hereunder, and resignation of any of the Administrative Agents.
Article IV

GUARANTY
4.01
The Guaranty.
(a)
Each of the Domestic Guarantors hereby jointly and severally guarantees to each Lender, each L/C Issuer, each Lender and each Affiliate of a Lender that enters into a Secured Swap Contract or a Secured Treasury Management Agreement with a Loan Party, each other holder of the Obligations and each of the Administrative Agents as hereinafter provided, as Primary Obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)
[reserved]
(c)
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state Law.

4.02
Obligations Unconditional.
(a)
The obligations of the Domestic Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Domestic Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Guarantor agrees that such Domestic Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.
(b)
[reserved].
(c)
Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(i)
at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)
any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;
(iii)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(iv)
any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(v)
any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
(d)
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any of the Administrative Agents or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03
Reinstatement.
(a)
The obligations of the Domestic Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings under any Debtor Relief Law or otherwise, and each Domestic Guarantor agrees that it will indemnify each of the Administrative Agents and each holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by such Applicable Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any Debtor Relief Law.
4.04
Certain Additional Waivers. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.
4.05
Remedies. The Domestic Guarantors agree that, to the fullest extent permitted by law, as between the Domestic Guarantors, on the one hand, and each of the Administrative Agents and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances so provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 4.01. The Domestic Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
4.06
Rights of Contribution. The Domestic Guarantors agree among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have contribution rights against the other Domestic Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Domestic Guarantors under the Loan Documents and no Domestic Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07
Guarantee of Payment; Continuing Guarantee. The guarantee given by the Domestic Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
4.08
[Reserved].
4.09
[Reserved].
4.10
[Reserved].
4.11
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Obligations consisting of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 4.11 shall remain in full force and effect until the circumstances described in Section 11.20(b) shall have occurred. Each Qualified ECP Guarantor intends that this Section 4.11 constitute, and this Section 4.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Article V

CONDITIONS PRECEDENT
5.01
[Reserved].
5.02
Conditions to Credit Extensions After the Restatement Effective Date. The obligation of each L/C Issuer and each Lender to honor any Request for Credit Extensions after the Restatement Effective Date is subject to the following conditions precedent:
(a)
The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, shall be true and correct in all material respects (except when qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects).
(b)
No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)
The Applicable Administrative Agent and, if applicable, the Applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Credit Extension to be made on the Restatement Effective Date) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

Article VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agents, the L/C Issuers and the Lenders on the date of each Credit Extension made after the Restatement Effective Date and, with respect to Sections 6.01(a)(i), 6.02(a) and (b), 6.03(a), 6.04, 6.14(b) and (c), 6.18(a), 6.19, 6.21(c) and 6.22(b), on the Restatement Effective Date, that:

6.01
Existence.
(a)
Each Loan Party (i) is duly incorporated, organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except in the case of clauses (ii) and (iii) to the extent that such failure would not have a Material Adverse Effect.
(b)
Each Restricted Subsidiary that is not a Loan Party (other than any Immaterial Subsidiaries) (i) is duly organized, validly existing and in good standing (or, if applicable, the equivalent status in any foreign jurisdiction) under the Laws of the jurisdiction of its organization, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in the case of clauses (i) through (iii) to the extent that such failure would not have a Material Adverse Effect.
6.02
Corporate Power; Authorization.
(a)
Each Loan Party has the corporate or other power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain Credit Extensions hereunder.
(b)
Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the Credit Extensions on the terms and conditions of this Agreement.
(c)
Except as could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental

Authority is required in connection with the Credit Extensions or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 6.02, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect and (ii) the filings to perfect the Liens created by the Collateral Documents.
6.03
No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the Borrowings hereunder and the use of the proceeds thereof will not (a) violate the Organization Documents of any of the Loan Parties, (b) except as could not reasonably be expected to have a Material Adverse Effect, violate any Law or any Contractual Obligation of the Parent or any of its Restricted Subsidiaries (other than (x) for the Existing Target Senior Notes Waiting Period, the Existing Target Senior Notes; provided that the Existing Target Senior Notes Condition shall have been satisfied, and (y) if the Target Tranche C Senior Notes have not been issued prior to the Restatement Effective Date, for the Target Tranche C Senior Notes Waiting Period, the Target Tranche C Senior Notes and, for the period from the Restatement Effective Date through the date of issuance of the Target Tranche C Senior Notes, the Target’s obligation to issue the Target Tranche C Senior Notes pursuant to the Existing 2017 Target Note Purchase Agreement; provided, that, in each case the Target Tranche C Senior Notes Condition shall have been satisfied) or (c) result in, or require, the creation or imposition of any Lien on any of the Parent’s or any of its Restricted Subsidiaries’ respective properties or revenues, in each case pursuant to any Law or any such Contractual Obligation (other than any Permitted Lien).
6.04
Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms except as may be limited by applicable Debtor Relief Laws, concepts of reasonableness and general principles of equity.
6.05
Financial Statements; No Material Adverse Effect. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected thereon pursuant to GAAP.
(a)
The financial statements delivered pursuant to Sections 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Sections 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(b)
Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
6.06
Litigation. Except as set forth on Schedule 6.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against the Parent or any of its Restricted Subsidiaries or against any of their properties or revenues which, taken as a whole, (a) are material with respect to any of the Loan Documents or (b) could reasonably be expected to have a Material Adverse Effect.
6.07
No Default. No Default has occurred and is continuing.
6.08
Ownership of Property. Each Loan Party and each of its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (other than IP Rights), in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except for Permitted Liens.
6.09
Environmental Compliance. Other than exceptions to any of the following that could not reasonably be expected to have a Material Adverse Effect: none of the Parent or any of its Restricted Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law; or (b) has become subject to any Environmental Liability.
6.10
Insurance. The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates. The property and general liability insurance coverage of the Loan Parties as in effect on the Restatement Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.
6.11
Taxes. Each Loan Party and its Restricted Subsidiaries (a) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (b) has paid all Taxes shown to be due and payable on said returns and all Other Taxes imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of such Loan Party or such Restricted Subsidiary, as the case may be), except in each case under clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.12
ERISA Compliance.
(a)
Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination or opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS or is not required to be obtained, and, to the knowledge of the Responsible Officers of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)
There are no pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Responsible Officers of the Loan Parties, there has been no violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)
Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any Restricted Subsidiary reasonably expects to incur any liability under Title IV of ERISA; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that is reasonably likely to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Plan that is subject to Title IV of ERISA has been terminated by the plan administrator thereof other than under Section 4041(b) of ERISA nor by the PBGC within the last five years, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any active Plan, and to the knowledge of the Responsible Officers of the Loan Parties, no Multiemployer Plan has been terminated within the last five years and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any active Multiemployer Plan.
6.13
Subsidiaries. Set forth on Schedule 6.13 is a complete and accurate list as of the Restatement Effective Date of each Subsidiary, together with (i) jurisdiction of organization, and (ii) percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary, (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights (other than stock options granted to officers, employees or directors and directors’ qualifying shares) with respect thereto, and (iv) if applicable, identification of any such Subsidiary as an Immaterial Subsidiary.

6.14
Use of Proceeds; Margin Regulations; Investment Company Act.
(a)
All proceeds of the Loans will be used for the purposes specified in Section 7.11.
(b)
No part of the proceeds of any Loans, and no other Credit Extensions, will be used for “buying” or “carrying” any “margin stock” (“Margin Stock”) within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in violation of Regulation U.
(c)
No Loan Party is required to be registered as an “investment company”, as defined in the Investment Company Act of 1940.
6.15
Disclosure. The statements and information (excluding the projections and pro forma financial information referred to below) furnished to any of the Administrative Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, did not contain, on the date on which such information or statement was so furnished, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
6.16
Compliance with Laws.
(a)
Each Loan Party and its respective Restricted Subsidiaries is in compliance with all Laws except to the extent that any such failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.17
Intellectual Property. Each Loan Party and each Restricted Subsidiary owns, or has a valid license to use, all the trademarks, service marks, trade names, trade secrets, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) necessary for the conduct of its business as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and each such IP Right is free and clear of all Liens, except for Permitted Liens. To each Loan Party’s knowledge, no holding, injunction, decision or judgment has been rendered by any Governmental Authority and no Loan Party nor any of its Restricted Subsidiaries has entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel or question the validity of, or any Loan Party’s rights in, any IP Rights in any respect that would reasonably be expected to have a Material Adverse Effect. To each Loan Party’s knowledge, no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by the Parent or its Restricted Subsidiaries of any IP Rights or the validity or effectiveness of any IP Rights, except as could not reasonably be expected to have a Material Adverse Effect. The use of IP Rights by the Loan Parties and their respective Restricted Subsidiaries does not infringe on the rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Loan

Parties and their respective Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their IP Rights, including IP Rights that are confidential in nature, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a complete and accurate list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Restatement Effective Date.
6.18
Solvency. On the Restatement Effective Date, (a) the Parent and its Subsidiaries are Solvent on a consolidated basis and (b) no Designated Borrower is subject to any proceeding under any Debtor Relief Laws.
6.19
Perfection of Security Interests in the Collateral. The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens, upon the recording, filing or completion of any other action required by the Collateral Documents, will be perfected security interests and Liens, prior to all other Liens other than Permitted Liens on such Collateral, except to the extent that perfection of such security interests and Liens are not required by the Loan Documents; provided that the making of this representation and warranty pursuant to the Second Amendment, and at any time during the 90-day period following the Restatement Effective Date, shall be subject to the proviso to Section 6(l) of the Second Amendment.
6.20
Business Locations; Taxpayer Identification Number. Set forth on Schedule 6.20(a) is a list of all real property with a value in excess of $40,000,000 located in the United States that is owned or leased by the Loan Parties as of the Restatement Effective Date. Set forth on Schedule 6.20(b) is a list of all locations in the United States where any tangible personal property of any Loan Party is located as of the Restatement Effective Date. Set forth on Schedule 6.20(c) is the chief executive office, tax payer identification number and organizational identification number of each Loan Party (in each case, to the extent such concepts or equivalent concepts are relevant in the applicable jurisdiction of incorporation or organization) as of the Restatement Effective Date. The exact legal name and state (or other applicable jurisdiction) of organization of each Loan Party is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20(d), no Loan Party has during the five years preceding the Restatement Effective Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation, amalgamation or other change in structure.
6.21
Sanctions.
(a)
To the extent applicable, the Loan Parties and their Subsidiaries are in compliance in all material respects with applicable Sanctions and applicable anti-money laundering laws.
(b)
No Loan Party, any Subsidiary or, to the knowledge of any Loan Party, any of their respective directors, officers or employees, or any agent of any Loan Party or Subsidiary that acts in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.
(c)
No Borrower will directly or, to the knowledge of any Borrower, indirectly, use the proceeds of the Loans or Letters of Credit or lend, contribute, or otherwise make available such proceeds (i) for the purpose of funding, financing, or facilitating any activities, business, or transaction of or with any Sanctioned Person or in any Sanctioned Country, except to the extent licensed or otherwise authorized under U.S. law; or (ii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.22
Anti-Corruption Laws; FCPA.
(a)
To the extent applicable, each of the Loan Parties and their Subsidiaries, and to their knowledge, any party acting on behalf of the Loan Parties or their Subsidiaries, is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (the “FCPA”), and any other applicable anti-bribery laws.
(b)
No part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of any Borrower, indirectly, for any payments to any Person, including any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-bribery law.
Article VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Restricted Subsidiary to (except that the obligations under Sections 7.01, 7.02 and 7.03 shall be obligations of the Parent only):

7.01
Financial Statements. Deliver to the Administrative Agents (for delivery to each Lender):
(a)
as soon as available but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and
(b)
as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statement of income for such quarter and the related unaudited consolidated statements of income and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments and the lack of notes).

As to any information contained in materials furnished pursuant to Section 7.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02
Certificates; Other Information. Deliver to the Administrative Agents (for delivery to each Lender or, in the case of Section 7.02(f), to the relevant Lender):
(a)
concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants (i) reporting on such financial statements and (ii) stating, to the extent not inconsistent with the policies of such independent certified public accountants, that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;
(b)
(i) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), (x) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (including (1) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (2) a reasonably detailed calculation of the Available Amount as of the last day of the last fiscal quarter covered by such Compliance Certificate), (y) supplements to Schedule 6.13, such that, as supplemented, such Schedule would be accurate and complete, in all material respects, as of such date and (z)(1) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (2) a list identifying each Subsidiary of the Company as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Restatement Effective Date and the date of the last such list and (ii) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company setting forth the amount, if any, of Excess Cash Flow for the fiscal year then ended together with the calculation thereof in reasonable detail;
(c)
as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Parent, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income);
(d)
promptly after the same are available, copies of each annual report, proxy or financial statement sent to the equityholders of any Loan Party;
(e)
promptly after any request by any of the Administrative Agents or any Lender, copies of any detailed audit reports submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Restricted Subsidiary, or any audit of any of them;
(f)
promptly after the furnishing thereof, copies of any material written notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or Indebtedness incurred under Section 8.03(f), in each case, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Section 7.01, 7.02 or 7.03; and
(g)
promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Restricted Subsidiary as any of the Administrative Agents or any Lender (through the Applicable Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(d) or Section 7.02(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agents have access (whether a commercial, third‑party website or whether sponsored by any of the Administrative Agents); provided that: (i) the Company shall deliver paper copies of such documents to the Applicable Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Applicable Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agents and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agents by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agents shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agents, the Arrangers and/or the Co-Managers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that so long as the Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking

Company Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agents, the Arrangers, the Co-Managers, the L/C Issuers and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (z) the Administrative Agents, the Arrangers and the Co-Managers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information”. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”.

7.03
Notices. Promptly upon a Responsible Officer of the Parent or the Company obtaining knowledge thereof, give notice to the Administrative Agents (who shall promptly notify each Lender) of:
(a)
the occurrence of any Default;
(b)
any litigation, investigation or proceeding (x) which may exist at any time between the Parent or any of its Restricted Subsidiaries and any other Person, that in either case, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Loan Document;
(c)
the following events, to the extent that, individually or in the aggregate, they could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after a Responsible Officer of the Parent or the Company knows thereof: (i) the occurrence of any Reportable Event with respect to any Pension Plan, a failure to make any required contribution to a Pension Plan, the creation of any Lien in favor of the PBGC or a Pension Plan or any withdrawal from, or the termination or insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination or insolvency of, any Pension Plan, and (iii) the occurrence of any similar events with respect to a Pension Plan that would reasonably be likely to result in a direct obligation of the Parent or any of its Restricted Subsidiaries to pay money;
(d)
any development or event that has had or could reasonably be expected to have a Material Adverse Effect;
(e)
the incurrence or issuance of any Indebtedness for which a mandatory prepayment is required pursuant to Section 2.05(b)(v); and
(f)
any announcement by Moody’s or S&P of any change in a rating of any Facility.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04
Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Taxes (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Parent or its Restricted Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
7.05
Preservation of Existence, Etc. (a) Preserve, renew and keep in full force and effect its corporate or other existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.04 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.06
Maintenance of Properties.
(a)
Keep all tangible property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)
Take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material IP Rights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.07
Maintenance of Insurance.
(a)
Maintain insurance with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
(b)
Subject to Section 7.19(b), cause the Administrative Agent to be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.
7.08
Compliance with Laws. Comply with the requirements of all Laws except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
7.09
Books and Records. Keep proper books of records and account in which full, true and correct entries in conformity with all Laws shall be made of all material dealings and transactions in relation to its business and activities and which permit the preparation of consolidated financial statements in accordance with GAAP or generally accepted accounting principles applicable in such Person’s jurisdiction of organization (as applicable).
7.10
Inspection Rights.
(a)
Permit any of the Administrative Agents and representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and during normal business hours (provided that such visits shall be coordinated by the Administrative Agents, and in no event shall there be more than one such visit per year except during the continuance of an Event of Default).
(b)
Permit representatives of any of the Administrative Agents or any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Parent and its Restricted Subsidiaries with officers and employees of the Parent and its Restricted Subsidiaries.
(c)
Permit representatives of any of the Administrative Agents to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Parent and its Restricted Subsidiaries with its independent certified public accountants; provided that (i) any such discussions with the Parent’s independent certified public accountants at the Parent’s expense shall, except while an Event of Default has occurred and is continuing, be limited to one meeting per calendar year and (ii) a Responsible Officer shall be offered the opportunity to be present. The Company shall not be deemed to be in breach of this subsection (c) to the extent that such accountants refuse to have such discussions in spite of the Company’s instructions to such accountants to have such discussions.
7.11
Use of Proceeds. Use the proceeds of (a) the Term B-3 Loans and the Term B-4 Loans to finance (i) the Target Acquisition, (ii) the Refinancing, (iii) to the extent that the Existing Target Senior Notes have not been repaid on the Restatement Effective Date as part of the Refinancing, the Existing Target Senior Notes Escrow and (iv) fees and expenses incurred in connection with the Transaction; (b) the Term B-5 Loans to finance (i) the Eze Acquisition, (ii) fees and expenses incurred in connection with the Eze Transactions, (iii) the Intralinks Acquisition and (iv) fees and expenses incurred in connection with the Intralinks Transactions; (c) the Term B-6 Loans and the Term B-7 Loans to finance (i) the Blue Prism Acquisition and (ii) fees and expenses incurred in connection with the Blue Prism Transactions; (d)(x) the 2024 Term B-8 Loans to finance in part (i) the repayment in full, together with all accrued but unpaid interest, fees and other amounts owing thereon, of the Term B-3 Loans, the Term B-4 Loans and the Term B-5 Loans and (ii) the payment of all fees and expenses related to the foregoing transactions and the issuance of the 2024 Senior Notes and (y) the 2025 Term B-8 Loans (i) to finance in part (1) the Colossus Acquisition and (2) fees and expenses incurred in connection with the Colossus Transactions and (ii) for working capital and general corporate purposes; (e) the 2024 Term A-9 Loans to (i) finance in part the acquisition of Battea – Class Action Services, LLC, a Delaware limited liability company, made by the Borrower (or a direct or indirect subsidiary of the Borrower) as well as any additional transaction costs incurred at that time, (ii) fund working capital and general corporate purposes and (iii) pay fees, premiums, expenses and other transaction costs incurred in connection with the foregoing; ~~and~~ (f) the 2026 Term A-9 Loans to (x) finance in part (1) the repayment of the March 2019 Senior Notes and (2) the payment of fees and expenses related to the foregoing transactions and the issuance of the November 2026 Convertible Notes and (y) fund general corporate purposes; and (g) the Revolving Loans to finance working capital, capital expenditures and other lawful corporate purposes, including to make permitted Restricted Payments, Permitted Acquisitions and Investments permitted by Section 8.02, provided that no Loans under the Revolving Facility may be utilized to finance the Target Acquisition, the Refinancing or the Existing Target Senior Notes Escrow or to pay the fees and expenses incurred in connection with the Transaction, except that the Company may use the proceeds of Revolving Loans on the Restatement Effective Date to pay (x) upfront fees and original issue discount in connection with the Transaction and related indebtedness incurred in connection therewith and (y) fees and expenses incurred in connection with the Transaction, in each case as a result of the Arrangers’ exercise of the Flex Provisions.
7.12
Additional Subsidiaries.
(a)
Within sixty (60) days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after (x) (i) the acquisition or formation of any Domestic Subsidiary by the Company (other than an Unrestricted Subsidiary), (ii) [reserved] or (iii) the designation of any Person as a Co-Borrower, (y) any Restricted Subsidiary ceases to be an Immaterial Subsidiary or (z) any Restricted Subsidiary that is a non-Wholly Owned Subsidiary becomes a Wholly Owned Subsidiary:
(b)
in the case of any Restricted Subsidiary of the Company that is not an Immaterial Subsidiary, notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of formation, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Restricted Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and
(c)
in the case of any Restricted Subsidiary of the Company that is not an Immaterial Subsidiary, (A) if such Subsidiary is a Domestic Subsidiary that is a Wholly Owned Subsidiary, cause such Person to become a Guarantor of all of the Obligations by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, (B) if the circumstances in clause (A) apply, upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel with respect to such Guarantor, all in form, content and scope reasonably satisfactory to the Administrative Agent and (C) cause such Person to grant Liens in respect of its property and assets in the manner required under Section 7.14; and
(d)
[reserved].
(e)
Notwithstanding the foregoing, the requirements of this Section 7.12 shall not apply with respect to any Subsidiary the assets of which constitute “Excluded Property” pursuant to clause (g) of the definition of “Excluded Property”.
7.13
Further Assurances. From time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Administrative Agent, the Lenders and the other holders of the Obligations with respect to the Collateral as to which the Administrative Agent has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or amendments to financing statements under the UCC (or any equivalent filings under other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
7.14
Pledged Assets.
(a)
Equity Interests.
(i)
To secure the Direct U.S. Loan Party Obligations, cause, in the case of any Domestic Loan Party, to the maximum extent permitted by applicable Law, (A) 100% of the issued and outstanding Equity Interests of each Domestic Loan Party and Domestic Subsidiary (other than any Foreign Holdco) of such Domestic Loan Party and (B) 65% of the issued and outstanding Equity Interests and CPECs entitled to vote (and 100% of the non-voting Equity Interests) (x) of each First Tier Foreign Subsidiary of such Domestic Loan Party and (y) of each Foreign Holdco directly owned by such Domestic Loan Party, in each case to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent (for the benefit of each holder of the Direct U.S. Loan Party Obligations) pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein (other than any actions required by the laws of any foreign jurisdiction), all in form and substance reasonably satisfactory to the Administrative Agent;
(b)
Other Property of Domestic Loan Parties. (i) Cause all property (other than Excluded Property) of each Domestic Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent (for the benefit of each holder of the Obligations) to secure the Obligations pursuant to the terms and conditions of, and subject to the limitations set forth in, the Collateral Documents, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein, no Domestic Loan Party shall be required to enter into deposit account control agreements or securities account control agreements.
7.15
[Reserved].
7.16
Ratings. Parent and the Company shall use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Company and a rating of each Facility, in each case from Moody’s, and (ii) a public corporate credit rating of the Company and a rating of each Facility, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Company of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

7.17
Designation of Subsidiaries. The Company may at any time after the Restatement Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (a) immediately before and after such designation, no Default shall have occurred and be continuing, (b) in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, an Investment in the amount of the fair market value of such Subsidiary would be permitted at such time, (c) immediately before and after giving effect to any such designation, the Loan Parties shall be in compliance with the financial covenant set forth in Section 8.11(a) (irrespective of whether such covenant is otherwise applicable) on a Pro Forma Basis (and the Administrative Agents shall have received a Pro Forma Compliance Certificate demonstrating compliance with the foregoing), (d) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or any Indebtedness incurred under Section 8.03(f) and (e) following any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Unrestricted Subsidiary shall not be permitted to own or license from a third party any IP Rights that are material to the business of the Parent and the Restricted Subsidiaries. The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Company at the date of such designation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary; provided that in no event shall any such return on any Investment by the Company in an Unrestricted Subsidiary be duplicative of any return that increases the Available Amount pursuant to the definition thereof.
7.18
Margin Regulations. If, at any time, more than 25% of the assets of the Parent and the Restricted Subsidiaries that are subject to Section 8.01 or Section 8.05 consists of Margin Stock, the Parent shall notify the Administrative Agents thereof and shall, if requested by any Lender, provide such Lender with a purpose statement on Form U-1 or Form G-3, as appropriate.
7.19
Post-Closing Obligations.
(a)
[Reserved].
(b)
The Loan Parties shall deliver, or cause to be delivered, each of the items set forth Schedule 7.19 hereto on or prior to the dates set forth therein.
7.20
Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions. Comply in all material respects with the FCPA, any other applicable anti-bribery laws, applicable Sanctions, and applicable anti-money laundering laws.

7.21 Foreign Material Indebtedness. If any Material Indebtedness is incurred which (i) includes a Guarantee by any Foreign Subsidiary of, and/or a grant of Liens and security interests by any Foreign Subsidiary to secure, the obligations in respect of the loans thereunder and (ii) such Material Indebtedness is also supported by a Guarantee and/or secured by Liens and security interests granted by any Domestic Loan Party (the foregoing clauses (i) and (ii) collectively, an “Obligations Reinstatement Event”), the Loan Parties shall promptly (or within such time period as may be agreed by the Administrative Agents) take any or all actions to cause such Foreign Subsidiary that provides any such Guarantee or Lien or security interest to enter into a foreign guaranty, foreign security agreement and any other collateral document on an equal and ratable basis with such Material Indebtedness, in each case, in form and substance satisfactory to the Administrative Agents.

Article VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been fully Cash Collateralized or secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Administrative Agent and the Applicable L/C Issuer), no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

8.01
Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)
Liens pursuant to any Loan Document and Liens in favor of any L/C Issuer to cash collateral pledged under Section 2.14;
(b)
Liens for Taxes or other governmental charges which are not overdue for a period of more than 60 days or, if more than 60 days overdue (i) are not at such time required to be paid pursuant to Section 7.04, (ii) are being contested in accordance with Section 7.04 or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(c)
statutory or common law Liens (and rights of set-off) of landlords, sub landlords, construction contractors, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days (A) that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (B) with respect to which no filing or other action has been taken to enforce such Lien or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(d)
Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance, health, disability or employee benefits and other types of social security laws and regulations, or otherwise securing obligations incurred under Section 8.03(aa), (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, warranties, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts (including customer contracts), indemnitees, performance, completion and return-of-money bonds and other similar obligations (including those to secure (x) obligations incurred under Section 8.03(e), (y) health, safety and environmental obligations and (y) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or requirement of Law) (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement (including in respect of deductibles, self-insurance retention amounts and premiums and adjustments related thereto), premium or indemnification (including obligations in respect of letters of credit, bank guarantees or similar documents or instruments for the benefit of) obligations of insurance brokers or carriers providing property, casualty, liability or other insurance or self-insurance to the Parent and its subsidiaries (including deductibles, self-insurance, co-payment, co-insurance and retentions) or (y) leases, sub-leases, licenses or sub-licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)
Liens consisting of easements, covenants, conditions, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and encumbrances, applicable laws and municipal ordinances, rights-of-way, rights, waivers, reservations, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables and other similar protrusions or encumbrances, agreements and other similar matters of fact or record and matters that would be disclosed by a survey or inspection of any real property and other minor defects or irregularities in title, in each case (x) which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Parent and/or its Restricted Subsidiaries, taken as a whole, or materially interfere with the use of the affected property for its intended purpose or (y) where the failure to have such title or having such Lien would not reasonably be expected to have a Material Adverse Effect;
(f)
Liens consisting of any (i) interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, sub-lease, license, sub-license or similar arrangement of real estate or other property (including any technology or intellectual property) permitted hereunder, (ii) landlord lien arising by law or permitted by the terms of any lease, sub-lease, license, sub-license or similar arrangement, (iii) restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject, (iv) subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under such lease, sub-lease, license, sub-license or similar arrangement to any restriction or encumbrance referred to in the preceding clause (iii) or (v) deposit of cash with the owner or lessor of premises leased and operated by the Parent or any Restricted Subsidiary in the ordinary course of business to secure the performance of obligations under the terms of the lease for such premises;
(g)
Liens (i) solely on any cash (or Cash Equivalent) earnest money deposits (including as part of any escrow arrangement) made by the Parent and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder (or to secure letters of credit, bank guarantees or similar instruments posted in respect thereof), (ii) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 8.02(b), (c), (e), (f), (n),

(q), (r), (x), (y) or (kk) to be applied against the purchase price for such Investment or (iii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 8.05 and/or (B) the pledge of cash or Cash Equivalents as part of an escrow or similar arrangement required in any Disposition permitted under Section 8.05;
(h)
precautionary or purported Liens evidenced by the filing of UCC financing statements, PPSA financing statements, or similar financing statements under applicable requirements of Law relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business, (ii) the sale of accounts receivable in the ordinary course of business for which a UCC financing statement, PPSA financing statement, or similar financing statement under applicable requirements of Law is required and/or (iii) the sale of Receivables Facility Assets and related assets in connection with any Qualified Receivables Facility;
(i)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)
Liens in connection with any zoning, building or similar requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any dimensions of real property or any structure thereon, including Liens in connection with any condemnation, expropriation or eminent domain proceeding or compulsory purchase order;
(k)
Liens securing Indebtedness permitted pursuant to Section 8.03(p) (solely with respect to the permitted extension, refinancing, refunding or replacement of Indebtedness permitted pursuant to Sections 8.03(a), (c), (f), (i), (j), (m), (n), (r), (u), (v), (y), (z) and (dd); provided that (i) no such Lien extends to any asset not covered or required to be covered by the Lien securing the Indebtedness that is being refinanced other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that such extensions, refinancings, refundings or replacements of individual financings of the type permitted under Section 8.03(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates), (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements in respect of Liens on Collateral, then any refinancing Indebtedness in respect thereof secured by Liens on Collateral shall be subject to intercreditor arrangements not materially less favorable to the holders of Obligations hereunder or under any other Loan Document, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or the intercreditor arrangements governing the relevant refinancing Indebtedness shall be set forth in an Intercreditor Agreement and (iii) utilization of this clause (k) shall not increase capacity under clause (u) below;
(l)
Liens existing on, or contractually committed or contemplated as of, the Incremental B-8 Effective Date and, with respect to each such Lien securing Indebtedness in an aggregate committed or principal amount in excess of $10,000,000, described on Schedule 8.01 and in each case of the foregoing sub-clauses, any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than property required to be covered thereby or (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 8.03(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 8.03;
(m)
[reserved];
(n)
Liens securing Indebtedness permitted pursuant to Section 8.03(m); provided that any such Lien shall encumber only the assets (including Equity Interests) acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness, and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon and customary security deposits with respect thereto (it being understood that individual financings of the type permitted under Section 8.03(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(o)
Liens securing Indebtedness permitted pursuant to Section 8.03(n) on the relevant acquired assets or on the Equity Interests and assets of the relevant Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon, it being understood that individual financings of the type permitted under Section 8.03(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Equity Interests;
(p)
(i) Liens that are contractual rights of set-off or netting or pledge relating to (A) the establishment of depositary relations with banks or other financial institutions not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Parent and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Parent and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to deposit accounts or similar accounts, (iv) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC (or any similar requirement of Law of any jurisdiction) on items in the ordinary course of business, (v) Liens (including rights of set-off) in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness permitted hereunder incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction or on cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness to the extent such cash or Cash Equivalents prefund the payment of interest or fees on such Indebtedness and are held in escrow pending application for such purpose;

(q)
Liens on assets and Equity Interests of Restricted Subsidiaries that are not Loan Parties (including Equity Interests owned by such Persons) securing Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 8.03 (or not otherwise prohibited under this Agreement);
(r)
Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Parent and/or its Restricted Subsidiaries;
(s)
[reserved];
(t)
Liens securing Indebtedness incurred pursuant to Section 8.03(z); provided that if any such Lien is on Collateral, the holders of such Indebtedness (or a representative thereof) shall be party to an Intercreditor Agreement;
(u)
other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at the time of incurrence not to exceed the greater of $1,080,000,000 and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period and, at the election of the Parent with respect to any such Liens on Collateral, the holders of such Indebtedness or obligations (or a representative thereof) may become party to an Intercreditor Agreement;
(v)
(i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation (including appeal bonds) being contested in good faith not constituting an Event of Default under Section 9.01(h) and (ii) any cash deposits securing any settlement of litigation;
(w)
(i) leases, licenses, subleases, sub-licenses or cross-licenses granted to others, (ii) assignments of IP Rights granted to a customer of the Parent or any Restricted Subsidiary in the ordinary course of business or (iii) the rights reserved or vested in any Person (including any Governmental Authority) by the terms of any lease, sub-lease, license, sub-license, franchise, grant or permit held by the Parent or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, sub-lease, license, sub-license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(x)
Liens on Securities or other assets that are the subject of repurchase agreements constituting Investments permitted under Section 8.02 arising out of such repurchase transaction;
(y)
Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 8.03(d), (e), (g), (aa), (cc) and (dd);
(z)
Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property and bailee arrangements in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or any similar requirement of Law of any jurisdiction);
(aa)
Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and

(ii), securing intercompany Indebtedness permitted under Section 8.03 or Section 8.02 or securing other intercompany obligations not prohibited hereunder;
(bb)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(cc)
Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of commercial letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(dd)
Liens under the Loan Documents securing obligations under hedge agreements in connection with any Swap Contract of the type described in Section 8.03(s);
(ee)
(i) Liens on Equity Interests of Joint Ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries;
(ff)
Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;
(gg)
[reserved];
(hh)
Liens on assets not constituting Collateral securing obligations in an aggregate outstanding principal amount not to exceed the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(ii)
[reserved];
(jj)
undetermined or inchoate Liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, or which relate to obligations not due or payable or, if due, the validity of such Liens are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(kk)
with respect to any Foreign Subsidiary, Liens and privileges arising mandatorily by any requirement of Law; provided such Liens and privileges extend only to the assets or Equity Interests of such Foreign Subsidiary and do not secure Indebtedness for borrowed money;
(ll)
ground leases or subleases in respect of real property on which facilities owned or leased by the Parent or any of its Restricted Subsidiaries are located;
(mm)
Liens that are customary in the business of the Parent and its Restricted Subsidiaries and that do not secure debt for borrowed money;
(nn)
security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(oo)
receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds;
(pp)
Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any applicable Law;
(qq)
Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Parent or any Restricted Subsidiary in the ordinary course of business;
(rr)
Liens granted pursuant to a security agreement between the Parent or any Restricted Subsidiary and a licensee of IP Rights to secure the damages, if any, incurred by such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Parent or such Restricted Subsidiary;
(ss)
Liens arising solely in connection with rights of dissenting equity holders pursuant to any requirement of Law in respect of any Permitted Acquisition or other similar Investment;
(tt)
[reserved];
(uu)
Liens under the Loan Documents in connection with any Secured Treasury Management Agreement;
(vv)
Liens on Receivables Facility Assets, and any other assets of any Receivables Subsidiary, incurred in connection with a Qualified Receivables Facility permitted by Section 8.03(mm); and
(ww)
[reserved].
8.02
Investments. Make any Investments, except:
(a)
Investments in assets that are cash or Cash Equivalents, or investments that were cash or Cash Equivalents when made;
(b)
(i) Investments existing on the Incremental B-8 Effective Date in the Parent, any Subsidiary and/or any Joint Venture and any modification, replacement, renewal or extension thereof so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except by the terms thereof (including as a result of the accrual or accretion of interest or original issue discount or the issuance of payment-in-kind securities) or as otherwise permitted by this Section 8.02 and (ii) Investments made after the Incremental B-8 Effective Date among the Parent and/or one or more Restricted Subsidiaries; provided that any Investment by a Loan Party in a Restricted Subsidiary which is not a Loan Party may not exceed an amount in the aggregate of the greater of $2,175,000,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period (the “Non-Loan Party Investment Cap”); provided further that the Non-Loan Party Investment Cap shall not be applicable for (A) Investments made in the ordinary course of business, (B) Investments made as part of a Permitted Acquisition, (C) Investments of cash and Cash Equivalents and (D) if at the time such Investment is made after giving effect to such Investment more than 75% of the Consolidated EBITDA of the Parent is generated by the Loan Parties;

(c)
Investments (i) constituting deposits, prepayments and/or other credits to suppliers or other trade counterparties, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Parent or any Restricted Subsidiary;
(d)
Investments in any Similar Business (including any Joint Venture engaged in a Similar Business), in an outstanding amount in the aggregate not to exceed the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(e)
So long as no Specified Event of Default exists or results therefrom, Permitted Acquisitions;
(f)
(i) Investments existing on, or contractually committed to or contemplated as of, the Incremental B-8 Effective Date and, with respect to any such Investment in excess of $10,000,000, described on Schedule 8.02 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof (including as a result of the accrual or accretion of interest or original issue discount or the issuance of payment-in-kind securities) or as otherwise permitted by this Section 8.02;
(g)
Investments received in lieu of cash in connection with any Disposition permitted by Section 8.05 or any other disposition of assets not constituting a Disposition;
(h)
loans or advances to Permitted Payees to the extent permitted by requirements of Law, either (i) in an aggregate principal amount not to exceed the greater of $324,000,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period at any one time outstanding, (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Parent for the purchase of Qualified Capital Stock of the Parent or (iii) so long as no cash or Cash Equivalents are advanced in connection with such loan or advance;
(i)
Investments consisting of rebates and extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)
Investments consisting of (or resulting from) Indebtedness permitted under Section 8.03 (including guarantees thereof) (other than Indebtedness permitted under Sections 8.03(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 8.06 (other than Section 8.06(a)(ix)), Restricted Debt Payments permitted by Section 8.06 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 8.05 (other than Section 8.05(a) (if made in reliance on sub-clause (ii)(y) of the proviso thereto), Section 8.05(b) (if made in reliance on clause (ii) of the proviso thereto), Section 8.05(c)(ii) (if made in reliance on clause (B) therein) and Section 8.05(g)) and transactions permitted by Section 8.08 (other than Section 8.08(d));

(k)
Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, licensors, sublicensors, licensees and sublicensees;
(l)
Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy, work-out, reorganization or recapitalization of any Person, (ii) in settlement or compromise of delinquent obligations of, or other disputes with or judgments against, customers, trade-creditors, suppliers, licensees and other account debtors arising in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of any customer, trade creditor, supplier, licensee or other account debtor, (iii) in satisfaction of judgments against other Persons, (iv) as a result of foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (v) in settlement, compromise or resolution of litigation, arbitration or other disputes;
(m)
loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of the Parent and/or any subsidiary thereof in the ordinary course of business;
(n)
Investments to the extent that payment therefor is made solely with Qualified Capital Stock of the Parent to the extent not resulting in a Change of Control;
(o)
(i) Investments of any Restricted Subsidiary acquired after the Incremental B-8 Effective Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Parent or any Restricted Subsidiary after the Incremental B-8 Effective Date, in each case as part of an Investment otherwise permitted by this Section 8.02 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 8.02(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 8.02;
(p)
Investments made in connection with the 2024 SS&C International Reorganization Transactions;
(q)
Investments made after the Incremental B-8 Effective Date by the Parent and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:
(i)
the greater of $864,000,000 and 40% of Consolidated EBITDA as of the last day of the most recently ended Test Period, plus
(ii)
in the event that (A) the Parent or any of its Restricted Subsidiaries makes any Investment after the Incremental B-8 Effective Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100% of the amount of Investments in such Person outstanding pursuant to this clause (q) as of the date on which such Person becomes a Restricted Subsidiary;

(r)
Investments made after the Incremental B-8 Effective Date by the Parent and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed so long as no Specified Event of Default exists or results therefrom, the portion, if any, of the Available Amount on such date that the Parent elects to apply to this clause (r);
(s)
(i) Guarantees of leases or subleases (in each case other than Capital Leases) or of other obligations not constituting Indebtedness, (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Parent and/or its Restricted Subsidiaries, in each case, in the ordinary course of business and (iii) Investments consisting of Guarantees of any supplier’s obligations in respect of commodity contracts, including Swap Contracts, solely to the extent such commodities related to the materials or products to be purchased by the Parent or any Restricted Subsidiary;
(t)
Investments in any Person in amounts and for purposes for which Restricted Payments to such Person are permitted under Section 8.06(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 8.06(a);
(u)
[reserved];
(v)
Investments in subsidiaries and Joint Ventures in connection with reorganizations and/or restructurings, including any Permitted Reorganization and/or activities related to tax planning (including Investments in non-cash or non-Cash Equivalents); provided that, after giving effect to any such reorganization, restructuring and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral immediately prior to such reorganization, restructuring or tax planning activities no longer constituting Collateral) as a result of such reorganization, restructuring or tax planning activities;
(w)
Investments arising under or in connection with any Swap Contract of the type permitted under Section 8.03(s);
(x)
Investments made (A) in Joint Ventures or Unrestricted Subsidiaries, in an aggregate outstanding amount under this sub-clause (A) not to exceed the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, (B) in Joint Ventures, including in connection with the creation, formation and/or acquisition of any Joint Venture or (C) in any Restricted Subsidiary to enable such Restricted Subsidiary to create, form and/or acquire any Joint Venture, in an aggregate outstanding amount under sub-clauses (B) and (C) not to exceed the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period; provided that if any Investment pursuant to this clause (x) is made in any Person that is not a Restricted Subsidiary at the date of making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall, at the election of the Parent, be deemed to have been made pursuant to clause (b)(ii) above and shall cease to have been made under this clause (x);
(y)
Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Incremental B-8 Effective Date or entered into after the Incremental B-8 Effective Date in the ordinary course of business;
(z)
unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable requirements of Law;
(aa)
Investments under or in connection with Treasury Management Agreements;
(bb)
Investments made in connection with any nonqualified deferred compensation plan or arrangement for any Permitted Payee;
(cc)
[reserved];
(dd)
additional Investments so long as, on a Pro Forma Basis, the Consolidated Net Leverage Ratio does not exceed 5.25:1.00;
(ee)
Investments consisting of the licensing, sublicensing or contribution of any intellectual property or other IP Rights pursuant to joint marketing, collaboration or other similar arrangements with other Persons;
(ff)
[reserved];
(gg)
[reserved];
(hh)
Restricted Subsidiaries of the Parent may be established or created if such Parent and such Restricted Subsidiary comply with the requirements of Section 7.12, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition or other Investment permitted by this Section 8.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any acquisition or Investment consideration contributed to it contemporaneously with the closing of such transaction, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 7.12 until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);
(ii)
contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent or any of its Restricted Subsidiaries;
(jj)
[reserved];
(kk)
Investments consisting of earnest money deposits required in connection with purchase agreements or other acquisitions or Investments otherwise permitted under this Section 8.02 and any other pledges or deposits permitted by Section 8.01;
(ll)
Term Loans repurchased by the Parent or a Restricted Subsidiary pursuant to and subject to immediate cancellation in accordance with this Agreement and, to the extent permitted

(or not otherwise prohibited) by Section 8.06(b), loans or other Indebtedness repurchased by the Parent or a Restricted Subsidiary pursuant to and subject to immediate cancellation in accordance with the terms of any other Indebtedness;
(mm)
Guarantee obligations of the Parent or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of the Parent to the extent required by Law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(nn)
[reserved];
(oo)
purchases and acquisitions of inventory, supplies, materials, services, equipment or similar assets in the ordinary course of business;
(pp)
[reserved];
(qq)
[reserved]; and
(rr)
Investments in or relating to any Receivables Subsidiary that, in the good faith determination of the Parent, are necessary or advisable to effect or operate a Qualified Receivables Facility (including any contribution of replacement or substitute assets to such Subsidiary) or any repurchases in connection therewith (including, without limitation, (x) repurchases to unwind any Qualified Receivables Facility and (y) the contribution or lending of cash or Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Parent or any Restricted Subsidiary or to otherwise fund required reserves and Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Facility or any related Indebtedness).
8.03
Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)
the Obligations and any other Indebtedness under the Loan Documents;
(b)
Indebtedness of the Parent or any Restricted Subsidiary to the Parent or any other Restricted Subsidiary; provided that all such Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party (which, with respect to such Indebtedness in existence on the Incremental B-8 Effective Date) on terms that are reasonably acceptable to the Administrative Agent;
(c)
Indebtedness of any Joint Venture or Indebtedness of the Parent or any Restricted Subsidiary incurred on behalf of any Joint Venture or any guarantees by the Parent or any Restricted Subsidiary of Indebtedness of any Joint Venture in an aggregate outstanding principal amount for all such Indebtedness not to exceed at any time the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(d)
Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out or similar obligations), or payment obligations in respect of any non-compete, consulting or similar arrangements, in each case incurred in connection with any Disposition permitted hereunder, any acquisition or other Investment permitted hereunder or consummated prior to the Incremental B-8 Effective Date or any other purchase of assets or Equity Interests, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Parent or any such Restricted Subsidiary pursuant to any such agreement;
(e)
Indebtedness of the Parent and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations (including health, safety and environmental obligations), bids, leases, governmental contracts, trade contracts, surety, indemnity, stay, customs, judgment, appeal, performance, completion and/or return of money bonds or guaranties or other similar obligations incurred in the ordinary course of business (which shall be deemed to include any judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith and not constituting an Event of Default under Section 9.01(h)) and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(f)
Indebtedness in respect of Treasury Management Agreements and all other netting services, overdraft protections, treasury, depository, pooling and other cash management arrangements, including, in all cases, incentive, supplier finance or similar programs and in connection with deposit accounts;
(g)
(i) Guarantees by the Parent and/or any Restricted Subsidiary of the obligations of suppliers, customers, franchisees, licensees, sublicensees and cross-licensees in the ordinary course of business, (ii) Indebtedness (A) incurred in the ordinary course of business in respect of obligations of the Parent and/or any Restricted Subsidiary to pay the deferred purchase price of property or services or progress payments in connection with such property and services or (B) consisting of obligations under deferred purchase price or other similar arrangements incurred in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(h)
Guarantees (including any co-issuance) by the Parent and/or any Restricted Subsidiary of Indebtedness or other obligations of the Parent, and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 8.03 or other obligations not prohibited by this Agreement; provided that in the case of any such Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 8.02;
(i)
Indebtedness of the Parent and/or any Restricted Subsidiary (x) existing, or pursuant to commitments existing (or anticipated), on the Incremental B-8 Effective Date and, with respect to any such item of Indebtedness in an aggregate committed or principal amount in excess of $10,000,000, described on Schedule 8.03 and (y) under or of (including Guarantees) the March 2019 Senior Notes and the 2024 Senior Notes);

(j)
Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount at any time outstanding not to exceed the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(k)
Indebtedness of the Parent and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license, sublicense or similar agreements entered into in the ordinary course of business;
(l)
Indebtedness of the Parent and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;
(m)
Indebtedness of the Parent and/or any Restricted Subsidiary (i) incurred within two hundred and seventy (270) days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement thereof which in aggregate does not exceed the greater of $324,000,000 and 15% of Consolidated EBITDA at any time, (ii) with respect to Capital Leases which existed on or prior to the Incremental B-8 Effective Date (and any replacement thereof to the extent not exceeding the amount of the Capital Lease being replaced or refinanced or, if greater, the amount of such Capital Lease on the Incremental B-8 Effective Date) and (iii) with respect to any other Capital Lease or vendor finance not permitted by the preceding sub-clauses (i) and (ii) in relation to (x) vehicles, plant, equipment or computers, the aggregate capital element of all rentals under such other Capital Leases and agreements in an aggregate outstanding principal amount not to exceed the greater of $324,000,000 and 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (y) real estate (or any other assets not otherwise referred to in clause (x) above), the aggregate capital element of all rentals under such other Capital Leases and agreements not to exceed the greater of $432,000,000 and 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(n)
Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition or other Investment permitted hereunder after the Incremental B-8 Effective Date; provided that such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof;
(o)
[reserved];
(p)
the Parent and its Restricted Subsidiaries may become and remain liable for any Indebtedness extending, refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (c), (i), (j), (m), (n), (r), (u), (v), (y), (z), (dd), and (ll) of this Section 8.03 (in any case, including any extending, refinancing, refunding or replacing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, refunded or replaced, except (i) as expressly contemplated by such clause or (ii) by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant extension, refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 8.03 (provided that (1) any additional Indebtedness referred to in this clause (C) satisfies the other applicable requirements of this Section 8.03(p) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Liens securing such Indebtedness are permitted under of Section 8.01), (ii) in the case of Refinancing Indebtedness with respect to clauses (a) and (z) (subject to the Permitted Earlier Maturity Indebtedness Exception and other than Customary Term A Loans), such Refinancing Indebtedness has (A) a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the Latest Maturity Date at the time of the incurrence of such Refinancing Indebtedness and (y) the final maturity of the Indebtedness being extended, refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than (x) the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, refunded or replaced or (y) the Weighted Average Life to Maturity of the outstanding Term Loans at the time of the incurrence of such Refinancing Indebtedness, (iii) with respect to any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (other than Indebtedness of the type described in Section 8.03(m)) the terms thereof (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above and clause (z) below, security) are not, taken as a whole (as determined by the Parent in good faith), materially more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being extended, refinanced, refunded or replaced (other than any covenants or any other terms or provisions (X) applicable only to periods after the maturity date of the Indebtedness being extended, refinanced, refunded or replaced at the time of the incurrence of such Refinancing Indebtedness, (Y) that are then-current market terms (as determined by the Parent in good faith at the time of incurrence or issuance (or the obtaining of a commitment with respect thereto)) for the applicable type of Indebtedness or (Z) solely in the case of Refinancing Indebtedness in respect of Indebtedness incurred in reliance on clauses (a) and/or (z) of this Section 8.03, terms or other provisions which are conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent and/or the Collateral Agent, pursuant to an amendment to this Agreement effectuated in reliance on Section 11.01(d)(iv) or (v)), (iv) the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause of this Section 8.03 pursuant to which the Indebtedness being extended, refinanced, refunded or replaced was incurred (i.e., the incurrence of such Refinancing Indebtedness shall not create availability under such relevant clause), (v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 8.03, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such extension, refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is not incurred by a Restricted Subsidiary that was not an obligor in respect of the Indebtedness being extended, refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 8.03 and (C) if the Indebtedness being extended, refinanced, refunded or replaced was contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were contractually subordinated to the Liens on the Collateral securing the Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the relevant Collateral securing the Obligations) either (x) on terms not materially less favorable, taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being extended, refinanced, refunded or replaced, taken as a whole (as determined by the Parent in good faith) or (y) pursuant to an Intercreditor Agreement, (vi) except in the case of Refinancing Indebtedness with respect to clause (a) of this Section 8.03, as of the date of the incurrence of such Indebtedness and after giving effect thereto, there shall exist no Specified Event of Default and (vii) in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 8.03, (A) such Refinancing Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Intercreditor Agreement, (B) if such Refinancing Indebtedness is secured, it is not secured by any assets other than the Collateral, (C) if such Refinancing Indebtedness is guaranteed, it shall not be guaranteed by any Person other than a Loan Party and (D) such Refinancing Indebtedness shall be incurred under (and pursuant to) documentation other than this Agreement;
(q)
endorsement of instruments or other payment items for collection or deposit in the ordinary course of business;
(r)
Indebtedness in respect of any Additional Letter of Credit Facility in an aggregate amount at any time outstanding not to exceed the greater of $216,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(s)
Indebtedness of the Parent and/or any Restricted Subsidiary under any Swap Contract not entered into for speculative purposes;
(t)
[reserved];
(u)
Indebtedness of the Parent and/or any Restricted Subsidiary in an aggregate outstanding principal amount at any time outstanding not to exceed the greater of $1,080,000,000 and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(v)
Indebtedness of the Parent and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of any capital contributions or other proceeds received by the Parent in cash or cash equivalents (i) from the issuance or sale of its Qualified Capital Stock of the Parent or (ii) in the form of any cash contribution to the common equity of the Parent, in each case after the Incremental B-8 Effective Date, and in each case other than (A) any proceeds received from the sale of Equity Interests to, or contributions from, the Parent or any of its Restricted Subsidiaries and (B) to the extent the relevant proceeds have otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder;
(w)
[reserved];
(x)
[reserved];

(y)
[reserved];
(z)
Incremental Equivalent Debt; provided that no Specified Event of Default shall exist immediately prior to or after giving effect to such Incremental Equivalent Debt; provided, further that the aggregate principal amount of Incremental Equivalent Debt outstanding in respect of any Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of $1,080,000,000 and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(aa)
Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Parent and/or any Restricted Subsidiary in respect of workers’ compensation claims (or other Indebtedness in respect of reimbursement type obligations regarding workers’ compensation claims), unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(bb)
Indebtedness of the Parent and/or any Restricted Subsidiary representing (i) deferred compensation to Permitted Payees in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Permitted Acquisition or any other Investment permitted hereby;
(cc)
Indebtedness of the Parent and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing bank or swingline lender to support any defaulting lender’s participation in letters of credit issued, or swingline loans made, hereunder;
(dd)
Indebtedness of the Parent or any Restricted Subsidiary supported by any letter of credit issued hereunder or under any Additional Letter of Credit Facility or any other letters of credit or bank guarantees permitted hereunder;
(ee)
unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Parent and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 9.01(i);
(ff)
without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Parent and/or any Restricted Subsidiary hereunder;
(gg)
[reserved];
(hh)
customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(ii)
[reserved];
(jj)
[reserved];

(kk)
(i) Indebtedness in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s-length commercial terms and (ii) the incurrence of Indebtedness attributable to the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;
(ll)
obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any subsidiary of the Parent to the extent required by Law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; and
(mm)
Indebtedness arising under a Qualified Receivables Facility; provided that, the aggregate principal amount of Indebtedness outstanding pursuant to this clause (mm) that is recourse (other than pursuant to Standard Securitization Undertakings) to the Parent or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) shall not exceed the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period.
8.04
[Reserved].
8.05
Fundamental Changes; Dispositions. Other than in connection with the 2024 SS&C International Reorganization Transactions, merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or make any Disposition of assets having a fair market value in excess of $20,000,000 in a single transaction or in a series of related transactions or in excess of $75,000,000 in the aggregate for all such transactions in any Fiscal Year, except:
(a)
any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Parent or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into a Borrower, (A) such Borrower shall be the continuing or surviving Person or a Person that continues as an amalgamated corporation or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation (including any immediate and successive mergers, consolidations or amalgamations of entities) is not a Borrower (any such Person succeeding such Borrower after giving effect to such transaction or transactions, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the jurisdiction of organization of such Borrower or a political subdivision thereof, (y) the Successor Borrower shall expressly assume the Obligations of such Borrower, as applicable, in a manner reasonably satisfactory to the Administrative Agent and the Parent shall have provided at least 30 days’ notice of such transaction to the Lenders and shall have provided at least three Business Days prior to the date of such transaction all information requested by any Lender at least 10 business days prior to such transaction to comply with applicable “know your customer” requirements and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement and the other Loan Documents and (ii) in the case of any such merger, consolidation or amalgamation with or into any Guarantor, either (x) a Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the guarantee obligations of the Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and otherwise be made in compliance with Section 8.02;
(b)
Dispositions (including of Equity Interests) among the Parent and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as determined by such Person in good faith) or (ii) treated as an Investment and otherwise be made in compliance with Section 8.02 (other than on reliance of clause (j) thereof);
(c)
(i) the liquidation or dissolution of any Restricted Subsidiary (other than a Borrower) if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent, is not materially disadvantageous to the Lenders, and the Parent or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 8.05 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 8.02 (other than clause (j) thereof); provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Parent or a Borrower, (A) the Parent or such Borrower shall be the continuing or surviving Person or a Person that continues as an amalgamated corporation or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation (including any immediate and successive mergers, consolidations or amalgamations of entities) is not the Parent or such Borrower (any such Person succeeding to the Parent or such Borrower after giving effect to such transaction or transactions, the “Successor Person”), (x) the Successor Person shall be an entity organized or existing under the law of the jurisdiction of organization of the Parent or such Borrower or a political subdivision thereof, (y) the Successor Person shall expressly assume the Obligations of the Parent or such Borrower, as applicable, in a manner reasonably satisfactory to the Administrative Agent and the Parent shall have provided at least 30 days’ notice of such transaction to the Lenders and shall have provided at least three Business Days prior to the date of such transaction all information requested by any Lender at least 10 business days prior to such transaction to comply with applicable “know your customer” requirements and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Person will succeed to, and be substituted for, the Parent or such Borrower, as applicable, under this Agreement and the other Loan Documents and (iii) the Parent or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Guaranty or the Collateral, taken as a whole;
(d)
(x) Dispositions of inventory or goods held for sale, equipment or other assets in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e)
Dispositions of surplus, obsolete, used or worn out property or other property that, in the good faith judgment of the Parent, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Parent) or (B) otherwise economically impracticable or not commercially reasonable to maintain;
(f)
Dispositions of cash and/or Cash Equivalents or other assets that were cash and/or Cash Equivalents when the relevant original Investment was made;
(g)
Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (or are made in order to effectuate) Investments permitted pursuant to Section 8.02 (other than Section 8.02(j)), Permitted Liens, Restricted Payments permitted by Section 8.06(a) (other than Section 8.06(a)(ix));
(h)
Dispositions for fair market value; provided that with respect to any single Disposition transaction or a series of related transactions with respect to assets having a fair market value in excess of the greater of $162,000,000 and 7.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period, at least 75% of the consideration for such Disposition, shall consist of cash or Cash Equivalents (provided that for purposes of the 75% cash consideration requirement, (u) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are expressly subordinated in right of payment to the Obligations or that are owed to the Parent or any Restricted Subsidiary) of the Parent or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet (or in the notes thereto), or if the incurrence of such Indebtedness or other liability took place after the date of such balance sheet, that would have been shown on such balance sheet or in the notes thereto, as determined in good faith by the Parent) that are (i) assumed by the transferee of any such assets and for which the Parent and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing or (ii) otherwise cancelled or terminated in connection with such Disposition, (v) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (w) future payments to be made in cash or Cash Equivalents owed to the Parent or a Restricted Subsidiary in the form of licensing, royalty, earnout or milestone payment (or similar deferred cash payments), (x) any Securities or other obligations or assets received by the Parent or any Restricted Subsidiary from such transferee (including earn-outs or similar obligations) that are converted by such Person into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (y) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (y) that is at that time outstanding, not in excess of the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case shall be deemed to be cash); provided, further, that the Net Cash Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.05(b)(iv);
(i)
to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)
Dispositions of Investments in (or assets of) Joint Ventures or other non-Wholly Owned Subsidiaries to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements, or made on a pro rata basis to the owners thereof (or on a greater than pro rata basis to the extent the recipient of such greater amount is the Parent or a Restricted Subsidiary);
(k)
Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof, or as part of any bankruptcy or similar proceeding;
(l)
Dispositions and/or terminations of, or constituting, leases, subleases, licenses, sublicenses or cross-licenses (including the provision of software under any open source license), the Dispositions or terminations of which (i) do not materially interfere with the business of the Parent and its Restricted Subsidiaries, (ii) relate to closed facilities or the discontinuation of any product or (iii) are made in the ordinary course of business;
(m)
(i) any termination of any lease, sublease, license or sub-license in the ordinary course of business (and any related Disposition of improvements made to leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(n)
Dispositions of property subject to foreclosure, expropriation, forced disposition, casualty, eminent domain, expropriation or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)
Dispositions or consignments of equipment, inventory or other assets (including leasehold or licensed interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(p)
[reserved];
(q)
Dispositions of non-core assets and sales of Real Estate Assets, in each case acquired in any acquisition or other Investment permitted hereunder, including such Dispositions (x) made in order to obtain the approval of any anti-trust authority or otherwise necessary or advisable in the good faith determination of the Parent to consummate any acquisition or other Investment permitted hereunder or (y) which, within 90 days of the date of such acquisition or Investment, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Parent or any of its Restricted Subsidiaries or any of their respective businesses;
(r)
exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as determined by the Parent in good faith) for like property or assets or property, assets or services of greater value or usefulness to the business of the Parent and its Restricted Subsidiaries as a whole, as determined in good faith by the Parent; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute Excluded Property, the Collateral Agent has a perfected Lien with the same priority as the Lien held on the property or assets so exchanged or swapped;
(s)
[reserved];
(t)
(i) licensing and cross-licensing (including sub-licensing) arrangements involving any technology, intellectual property or other IP Rights of the Parent or any Restricted Subsidiary in the ordinary course of business, (ii) Dispositions, abandonments, cancellations or lapses of intellectual property or other IP Rights, including issuances or registrations thereof, or applications for issuances or registrations thereof, in the ordinary course of business or which, in the good faith determination of the Parent, are not necessary to the conduct of the business of the Parent or its Restricted Subsidiaries or are obsolete or no longer economical to maintain in light of their use, and (iii) Dispositions of any technology, intellectual property or other IP Rights of the Parent or any Restricted Subsidiary involving their customers in the ordinary course of business;
(u)
terminations or unwinds of Swap Contracts;
(v)
Dispositions of Equity Interests of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries, in each case other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents;
(w)
Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants, the Parent and/or any Restricted Subsidiary;
(x)
Dispositions made to comply with any order or other directive of any Governmental Authority or any applicable requirement of Law, including Dispositions of any Restricted Subsidiary’s Equity Interests required to qualify directors;
(y)
any merger, consolidation, amalgamation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize a Restricted Subsidiary that is not a Borrower (provided that if such Restricted Subsidiary is a Loan Party it must satisfy the Guaranty and Security Principles in such other jurisdiction to the extent otherwise required hereunder);
(z)
Dispositions constituting any part of a Permitted Reorganization;
(aa)
any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(bb)
other Dispositions involving assets with a fair market value of not more than, in the aggregate, the greater of $540,000,000 and 25% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(cc)
Dispositions contemplated on the Incremental B-8 Effective Date and described on Schedule 8.05 hereto;
(dd)
[reserved];

(ee)
any issuance, sale or Disposition of Equity Interests to directors, officers, managers or employees for purposes of satisfying requirements with respect to directors’ qualifying shares and shares issued to foreign nationals, in each case as required by applicable requirements of Law;
(ff)
any netting arrangement of accounts receivable between or among the Parent and its Restricted Subsidiaries or among Restricted Subsidiaries of the Parent made in the ordinary course of business;
(gg)
Dispositions of, or in connection with, any convertible Indebtedness and any Swap Contract related thereto (including upon settlement, repurchase, exchange, termination or unwind thereof);
(hh)
any “fee in lieu” or other Disposition of assets to any Governmental Authority that continue in use by the Parent or any Restricted Subsidiary, so long as such Parent or any Restricted Subsidiary may obtain title to such asset upon reasonable notice by paying a nominal fee;
(ii)
(i) the formation of any Restricted Subsidiary that is a Delaware Divided LLC and (ii) any Disposition to effect the formation of any Restricted Subsidiary that is a Delaware Divided LLC which Disposition is not otherwise prohibited hereunder; provided that in each case upon formation of a Delaware Divided LLC, the Company complies with Section 7.12 with respect to such Delaware Divided LLC to the extent applicable; and
(jj)
Dispositions or discounts of accounts receivable, or participations therein, or Receivables Facility Assets (including, without limitation, all trade receivables now owned or at any time hereafter acquired by the Parent and/or any Restricted Subsidiary) or any disposition of the Equity Interests in a Subsidiary all or substantially all of the assets of which are Receivables Facility Assets, or other rights to payment and related assets in connection with any Qualified Receivables Facility permitted by Section 8.03(mm).

To the extent that any Collateral is Disposed of as expressly permitted by this Section 8.05 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents (which Liens shall be automatically released upon the consummation of such Disposition) and the Administrative Agent shall be irrevocably authorized to take, and shall take, any actions reasonably requested by the Parent in writing or otherwise deemed appropriate in order to effect the foregoing (subject to the requirements of Section 11.20).

8.06
Restricted Payments; Restricted Debt Payments.
(a)
Other than in connection with the 2024 SS&C International Reorganization Transactions, declare or make, directly or indirectly, any Restricted Payment, except that:
(i)
Restricted Payments may be made by any Restricted Subsidiary of the Parent to the Parent or to any other Restricted Subsidiary; provided that in the case of a Restricted Payment made by non-Wholly Owned Subsidiary, such Restricted Payment shall be made by such Subsidiary to each direct parent company of such Subsidiary on a pro rata basis (or on a more favorable basis from the perspective of the Parent or any applicable Subsidiary thereof that is the direct parent company of such Subsidiary) based on their relative ownership interests;

(ii)
the Parent and its Restricted Subsidiaries may pay for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests held by any Permitted Payee:
(A)
[reserved]; plus
(B)
with the proceeds of any sale or issuance of, or of any capital contribution in respect of, the Equity Interests of the Parent; plus
(C)
with the net proceeds of any key-man life insurance policies; plus
(D)
with the amount of any cash bonuses otherwise payable to any Permitted Payee that are foregone in exchange for the receipt of Equity Interests of the Parent pursuant to any compensation arrangement, including any deferred compensation plan;
(iii)
the Parent and its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed, so long as no Event of Default exists or results therefrom, the portion, if any, of the Available Amount on such date that the Parent elects to apply to this clause (iii);
(iv)
the Parent and its Restricted Subsidiaries may (A) make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent, or in connection with dividends, share splits, reverse share splits (or any combination thereof) and mergers, consolidations, amalgamations or other business combinations, and acquisitions and other Investments permitted hereunder, (B) honor any conversion request by a holder of convertible Indebtedness, make any cash payments in lieu of fractional shares in connection with any conversion and make payments on convertible Indebtedness in accordance with its terms and (C) make Restricted Payments consisting of (x) payments made or expected to be made in respect of withholding or similar Taxes payable by any Permitted Payee and/or (y) repurchases of Equity Interests in consideration of the payments described in sub clause (x) above, including demand repurchases in connection with the exercise of stock options and the issuance of restricted stock units or similar stock based awards;
(v)
the Parent and its Restricted Subsidiaries may repurchase, redeem, acquire or retire Equity Interests upon (or make provisions for withholdings in connection with), the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise;
(vi)
[reserved];
(vii)
the Parent may declare and make annual cash dividend payments to its shareholders in an amount not to exceed the greater of (x) 7.00% per annum of the market capitalization of the Parent based on the Parent’s trailing 30 day weighted average stock price and (y) the amount necessary to pay a dividend of $0.96 per share (as adjusted so that the aggregate amount payable pursuant to this clause (y) is not increased or decreased solely as a result of any stock split, reverse stock split, stock dividend or similar reclassification occurring after the Incremental B-8 Effective Date);
(viii)
the Parent and its Restricted Subsidiaries may make Restricted Payments to (i) redeem, repurchase, defease, discharge, retire or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of the Parent in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Parent and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Parent (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to the Parent or a Restricted Subsidiary) of any Refunding Capital Stock;
(ix)
to the extent constituting a Restricted Payment, the Parent may consummate any transaction permitted by Section 8.02 (other than Sections 8.02(j) and (t)), Section 8.05 (other than Section 8.05(g)) and Section 8.08 (other than Section 8.08(d));
(x)
so long as no Event of Default exists or results therefrom, the Parent and its Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed the greater of $648,000,000 and 30% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(xi)
the Parent and its Restricted Subsidiaries may pay any dividend or other distribution or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend, distribution or redemption contemplated by such declaration or redemption notice would have complied with the provisions of this Section 8.06(a);
(xii)
[reserved];
(xiii)
so long as no Event of Default exists or results therefrom, the Parent and its Restricted Subsidiaries may make additional Restricted Payments so long as the Consolidated Net Leverage Ratio would not exceed 4.75:1.00, calculated on a Pro Forma Basis;
(xiv)
[reserved];
(xv)
[reserved];
(xvi)
[reserved];
(xvii)
the Parent and its Restricted Subsidiaries may make a distribution, by dividend or otherwise, of the Equity Interests of, or debt owed to any Loan Party or any Restricted Subsidiary by, any Unrestricted Subsidiary; provided that any such Equity Interests or debt that represents an Investment by the Parent or any Restricted Subsidiary

shall be deemed to continue to charge (as utilization) the respective clause under Section 8.02 pursuant to which such Investment was made;
(xviii)
the Parent and its Restricted Subsidiaries may make payments and distributions to satisfy dissenters’ rights (including in connection with, or as a result of, the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential)), pursuant to or in connection with any acquisition, merger, consolidation, amalgamation or Disposition that complies with Section 8.05 or any other transaction permitted hereunder;
(xix)
the Parent and its Restricted Subsidiaries may make a Restricted Payment in respect of payments made for the benefit of the Parent or any Restricted Subsidiary to the extent such payments could have been made by the Parent or any Restricted Subsidiary because such payments (A) would not otherwise be Restricted Payments and (B) would be permitted by Section 8.08;
(xx)
the Parent and its Restricted Subsidiaries may make a Restricted Payment in respect of any payments or deliveries in connection with a Swap Contract (a) by delivery of shares of the Parent’s Qualified Capital Stock or (b) otherwise, to the extent of a payment or delivery received from a Swap Contract (whether such payment or delivery is effected by netting, set-off or otherwise); and
(xxi)
the Parent and its Restricted Subsidiaries may make a Restricted Payment in respect of required withholding or similar non-U.S. Taxes with respect to any Permitted Payee and any repurchases of Equity Interests in consideration of such payments, including deemed repurchases in connection with the exercise of stock options or the issuance of restricted stock units or similar stock based awards.
(b)
Other than in connection with the 2024 SS&C International Reorganization Transactions, make any voluntary prepayment in cash on or in respect of principal of or interest on any Restricted Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(i)
any refinancing, purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 8.03;
(ii)
payments as part of, or to enable another Person to make, an “applicable high yield discount obligation” catch-up payment;
(iii)
payments of regularly scheduled principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Restricted Debt that are prohibited by the subordination provisions thereof);

(iv)
additional Restricted Debt Payments in an aggregate amount not to exceed so long as no Event of Default exists or results therefrom, the greater of (x) $648,000,000 and (y) 30% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(v)
(A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Parent and/or any capital contribution in respect of Qualified Capital Stock of the Parent, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Parent and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 8.03;
(vi)
Restricted Debt Payments in an aggregate amount not to exceed, so long as no Event of Default exists or results therefrom, the portion, if any, of the Available Amount on such date that the Parent elects to apply to this clause (vi);
(vii)
additional Restricted Debt Payments so long as the Consolidated Net Leverage Ratio would not exceed 5.00:1.00, calculated on a Pro Forma Basis;
(viii)
[reserved];
(ix)
[reserved];
(x)
[reserved]; and
(xi)
Restricted Debt Payments in respect of Restricted Debt permitted to be assumed pursuant to Section 8.03(n); provided that any such Restricted Debt Payment shall be deemed an Investment and shall only be permitted to the extent there exists the ability to make such Investment pursuant to Section 8.02 at such time.
8.07
Change in Nature of Business. Engage in any business, either directly or through any of its Restricted Subsidiaries, except for (a) the provision of specialized software, outsourcing services, application service provider solutions, fund administration and related services and various services relating, incidental or ancillary thereto or (b) a business reasonably related thereto or a reasonable extension thereof.
8.08
Transactions with Affiliates. Other than in connection with the 2024 SS&C International Reorganization Transactions, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of the greater of $216,000,000 and 10% of Consolidated EBITDA as of the last day of the most recently ended Test Period in any individual transaction with any officer, director or Affiliate of such Person on terms that are substantially less favorable to the Parent or such Restricted Subsidiary, as the case may be (as determined by the Parent in good faith), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:
(a)
any transaction between or among the Parent and/or one or more Restricted Subsidiaries;

(b)
any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of the Parent or any Restricted Subsidiary;
(c)
(i) any collective bargaining, employment, indemnification, expense reimbursement or severance agreement or compensatory (including profit sharing) arrangement entered into by the Parent or any of its Restricted Subsidiaries with any Permitted Payee, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with any Permitted Payee and (iii) payments or other transactions pursuant to any management equity plan, employee compensation, benefit plan, stock option plan or arrangement, equity holder arrangement, supplemental executive retirement benefit plan, any health, disability or similar insurance plan, or any employment contract or arrangement which covers any Permitted Payee and payments pursuant thereto;
(d)
(i) any Restricted Payment or Investment permitted by this Agreement and (ii) any transaction specifically permitted by Sections 8.03(d), (bb) and (ee) and 8.09;
(e)
the existence of, or performance by the Parent or any Restricted Subsidiary of its obligations under the terms of, any transaction or agreement in existence on the Incremental B-8 Effective Date and set forth on Schedule 8.08 and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not materially (i) adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Incremental B-8 Effective Date;
(f)
[reserved];
(g)
[reserved];
(h)
(i) transactions with a Person that is an Affiliate of the Parent (other than an Unrestricted Subsidiary) solely because the Parent or any Restricted Subsidiary owns Equity Interests in such Person or Controls such Person and (ii) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Parent or any Restricted Subsidiary;
(i)
any transaction or transactions approved by a majority of the disinterested members of the board of directors (or similar governing body) of the Parent at such time;
(j)
Guarantees permitted or not restricted by Section 8.03 or Section 8.02;
(k)
[reserved];
(l)
the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Parent and/or any of its Restricted Subsidiaries in the ordinary course of business;

(m)
transactions with customers, clients, suppliers, licensees, Joint Ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Parent and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Parent or the senior management thereof or (ii) on terms not substantially less favorable to the Parent and/or its applicable Restricted Subsidiary as might reasonably be obtained from a Person other than an Affiliate;
(n)
the payment of reasonable out-of-pocket costs and expenses related to registration rights and indemnities provided to shareholders under any shareholder agreement and the existence or performance by the Parent or any Restricted Subsidiary of its obligations under any such registration rights or shareholder agreement;
(o)
(i) any purchase or redemption by the Parent of the Equity Interests of (or contribution to the equity capital of) the Parent and (ii) any intercompany loans made by Parent to any Restricted Subsidiary;
(p)
any transaction in respect of which the Parent delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Parent from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not substantially less favorable to the Parent or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;
(q)
[reserved];
(r)
payments to or from, and transactions with, an Unrestricted Subsidiary in the ordinary course of business (including, any cash management or administrative activities related thereto);
(s)
any lease entered into between the Parent or any Restricted Subsidiary, as lessee, and any Affiliate of the Parent, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by a majority of the disinterested members of the board of directors or senior management of the Parent in good faith; and
(t)
transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium.
8.09
Burdensome Agreements.
(a)
Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) in the case of any Restricted Subsidiary, make Restricted Payments in respect of Equity Interests issued by it, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party or (iv) transfer any of its property to any Loan Party, except for (1) this Agreement and the other Loan Documents, (2) any restrictions regarding licenses or sublicenses by the Parent and its Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property), (3) restrictions contained in any agreement or instrument governing or evidencing any Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 8.03, so long as such restrictions do not impair in the ability of the Loan Parties to perform their obligations under this Agreement, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Sections 8.04 or 8.05 pending the consummation of such sale, (5) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to such joint venture and entered into in the ordinary course of business, (6) customary provisions in leases and other contracts restricting the assignment thereof, (7) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (8) any agreements existing on the Incremental B-8 Effective Date and (9) Contractual Obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary.
(b)
Enter into, or permit to exist, any Contractual Obligation that (1) encumbers or restricts the ability of any Loan Party (other than a Designated Borrower) to pledge its property pursuant to the Loan Documents (or any renewals, refinancings, exchanges, refundings or extensions thereof), except for (i) this Agreement and the other Loan Documents, (ii) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iii) software and other intellectual property licenses pursuant to which the Parent or Restricted Subsidiary is the licensee of the relevant software or intellectual property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets which are the subject of the applicable license), (iv) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (v) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to such joint venture and are entered into in the ordinary course of business, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) any Permitted Lien or any document or instrument governing a Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (viii) any agreements existing on the Incremental B-8 Effective Date and (ix) Contractual Obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary or (2) requires the grant of any security for any obligation if such property is given as security for the Obligations.
8.10
Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in violation of Regulation U or X of the FRB.
8.11
Financial ~~Covenants~~Covenant.

~~(a) Consolidated Net Secured Leverage Ratio. With respect to the Revolving Facility only, permit the Consolidated Net Secured Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio specified below for the periods specified below:~~

~~Beginning with the first full fiscal quarter following the Restatement Effective Date, the following fiscal quarters~~	~~Consolidated Net Secured Leverage Ratio~~
~~The fiscal quarter ending September 30, 2018, through and including the fiscal quarter ending September 30, 2019~~	~~7.25 to 1.00~~
~~The fiscal quarter ending December 31, 2019, through and including the fiscal quarter ending December 31, 2020~~	~~6.75 to 1.00~~

~~The fiscal quarter ending March 31, 2021 and each fiscal quarter thereafter~~	~~6.25 to 1.00~~
(a)
[Reserved].

~~Notwithstanding the foregoing, this Section 8.11(a) shall be in effect only if, as of the last day of any fiscal quarter, the aggregate Outstanding Amount of all Revolving Loans and/or L/C Obligations (other than (i) Letters of Credit having an aggregate amount available to be drawn thereunder not to exceed $20,000,000 and (ii) Letters of Credit which have been Cash Collateralized in an amount equal to 105% of the amount available to be drawn under such Letters of Credit) at such time is equal to or greater than 30% of the Aggregate Revolving Commitments as of the end of the most recently ended period of four fiscal quarters.~~

(b)
~~With~~with respect to the Term A-9 Facility and the Revolving Facility and solely for the benefit of the Term A-9 Lenders and the Revolving Lenders, permit the Consolidated Net Secured Leverage Ratio as of the end of any fiscal quarter of the Parent (commencing with the fiscal quarter ending ~~December 31, 2024~~September 30, 2026) to be greater than (i) 5.25:1.00, or, (ii) at the option of the Borrower, as elected in a written notice to the Term Facilities Administrative Agent and the Revolving Facility Administrative Agent, for the four consecutive fiscal quarters following a Material Permitted Acquisition, 5.75:1.00 (the “FC Step-up”); provided, that the FC Step-up may not be triggered (x) for more than four consecutive fiscal quarters in a row and (y) more than three times over the life of the Term A-9 Facility and the Revolving Facility. Only the written consent of the Borrower, the Required ~~Term~~Pro Rata Lenders ~~for~~, the Term ~~A-9 Loans and the Term~~Facility Administrative Agent and the Revolving Facility Administrative Agent shall be required and be sufficient to amend, waive or otherwise modify any term or provision of Section 8.11(b) or Section 9.01(b) (solely as it relates to Section 8.11(b)).
8.12
Amendments of or Waivers with Respect to Restricted Debt.. Other than in connection with the 2024 SS&C International Reorganization Transactions, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.
8.13
Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
(a)
Other than in connection with the 2024 SS&C International Reorganization Transactions, amend, modify or change its Organization Documents in a manner adverse to the Lenders.
(b)
Change its fiscal year from that in effect on the Incremental B-8 Effective Date.

In the case of a Loan Party, without providing prompt written notice to the Administrative Agents (and in any event not later than ten (10) days following such change), change its name, state or jurisdiction of formation or form of organization.

Article IX

EVENTS OF DEFAULT AND REMEDIES
9.01
Events of Default. Any of the following shall constitute an Event of Default:
(a)
Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid by it herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount (other than principal described in clause (i) above) payable hereunder or under any other Loan Document; or
(b)
Specific Covenants. Any Loan Party fails to perform or observe any of the Flex Provisions (and such failure continues for two Business Days) or any term, covenant or agreement contained in any of Section 7.03(a), Section 7.11 Section 7.21, or Article VIII; provided that an Event of Default under Section 8.11(a) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have actually terminated the Aggregate Revolving Commitments and/or declared all Revolving Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Required Lenders declare an Event of Default with respect to Section 8.11(a); provided, further, that an Event of Default under Section 8.11(b) shall not constitute an Event of Default for purposes of any Term Loan ~~or Revolving Loan~~ other than the Term A-9 Loans unless and until the Required ~~Term~~Pro Rata Lenders ~~for the Term A-9 Loans~~ have actually terminated the Aggregate Revolving Commitments and/or declared all Term A-9 Loans, all Revolving Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Required Lenders declare an Event of Default with respect to Section 8.11(b); or

(c)
Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the receipt of written notice thereof by the Company from any of the Administrative Agents; or
(d)
Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or in any certificate required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made without being corrected or otherwise cured following the earlier of (i) the receipt of written notice thereof by the Company from any of the Administrative Agents and (ii) a Responsible Officer of the Company becomes aware of such failure; or
(e)
Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond the applicable grace period in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond the applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (1) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the Disposition of the assets subject to such Lien so long as such Disposition is permitted by this Agreement, (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition, provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of the Credit Extensions are used to make such repayment, repurchase or redemption, (3) for the Existing Target Senior Notes Waiting Period, the Existing Target Senior Notes; provided that the Existing Target Senior Notes Condition shall have been satisfied, and (4) if the Target Tranche C Senior Notes have not been issued prior to the Restatement Effective Date, for the Target Tranche C Senior Notes Waiting Period, the Target Tranche C Senior Notes; provided, that the Target Tranche C Senior Notes Condition shall have been satisfied), the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract; provided, that in respect of any Swap Contract that is governed by a Master Agreement, such Early Termination Date must be in respect of all transactions governed by such master agreement) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) an Additional Termination Event (as defined in such Swap Contract) or Credit Event Upon Merger

(as defined in such Swap Contract) as to which any Loan Party or any Restricted Subsidiary is the sole Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by any Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)
Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or
(h)
Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by (A) independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage, (B) escrow funds held for the benefit of such Loan Party or Restricted Subsidiary as to which the applicable trustee has not disputed the availability of such funds for such Loan Party or Restricted Subsidiary in connection with such judgment or order or (C) contractual indemnification in favor of such Loan Party or Subsidiary from third parties that have not disputed responsibility in writing and who the Administrative Agents in their discretion have determined to be creditworthy), and there is a period of sixty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or such judgment is not otherwise satisfied or discharged; or
(i)
ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount and, in the case of any event or failure described in clauses (i) and (ii), such event or failure would reasonably be expected to result in a Material Adverse Effect ; or

(j)
Invalidity of Loan Documents. (i) Any material provision of any Loan Document (including any Collateral Documents), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made), ceases to be in full force and effect; or (ii) any Loan Party contests in any manner the validity or enforceability of any Loan Document (including any Collateral Documents); or (iii) any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document (including any Collateral Documents); or
(k)
Change of Control. There occurs any Change of Control.
9.02
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, any of the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders (other than an Event of Default arising under Section 9.01(b) on account of a violation of Section 8.11), take any or all of the following actions:
(a)
declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)
require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)
exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or at equity;

provided, however, that (x) upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Revolving Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the any of the Administrative Agents or any Lender, (y) during the continuance of any Event of Default arising under Section 9.01(b) on account of a violation of Section 8.11(a), upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Revolving Facility Administrative Agent shall, by notice to the Company, (1) terminate the Revolving Commitments, and thereupon such Revolving Commitments shall terminate immediately, (2) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and (3) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof), and (z) during the continuance of any Event of Default arising under Section 9.01(b) on account of a violation of Section 8.11(b), upon the request of the Required ~~Term~~Pro Rata Lenders ~~for~~, (1) the Term ~~A-9 Loans (but not the Required Lenders or any other Lender or group of Lenders), the Term~~ Facility Administrative Agent shall, by notice to the Company, declare the Term A-9 Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term A-9 Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company~~.~~, (2) the Revolving Facility Administrative Agent shall, by notice to the Company, terminate the Revolving Commitments and declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and (3) the Revolving Facility Administrative Agent shall, by notice to the Company, require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof).

Notwithstanding anything in this Article 9 to the contrary, neither the Required Lenders nor the Administrative Agent may take any action after the date that is two years after the earlier of (x) notice to the Administrative Agent of the Default or Event of Default or (y) disclosure to the Lenders of the applicable event leading to such Default or Event of Default; provided that (i) it is understood and agreed that a press release, a filing with the SEC or a posting to the applicable Platform for the Facilities shall constitute notice to the Lenders and (ii) this clause (y) may not be relied on if a Responsible Officer of the Parent or the Company has actual knowledge of such Default or Event of Default and failed to notify the Administrative Agent as required hereby; provided, further that, no such two-year limitation shall apply if prior to the expiration of such two-year period, the Administrative Agent has commenced any remedial action with respect to such Default or Event of Default or has provided the Parent with a reservation of rights letter with respect to such Default or Event of Default.

9.03
Application of Funds. In all cases subject to an Intercreditor Agreement, after the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02):
(a)
Subject to clauses (b), (c) and (d) below, any amounts received by any of the Administrative Agents (or, to the extent that any Collateral Document requires proceeds of collateral under such Collateral Document to be applied in accordance with the provisions of this

Agreement, the collateral agent, mortgagee, security trustee, pledgee or other “Secured Party” under such Collateral Document) on account of the Obligations (including upon any sale or other Disposition of any Collateral or any distribution under a proceeding under any Debtor Relief Laws with respect to any Loan Party), shall be applied by the Administrative Agents in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agents in their capacity as such;

Second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Revolving Facility Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, ratably among the Lenders (and, in the case of such Secured Swap Contracts, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, (c) payments of amounts due under any Secured Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Secured Swap Contracts and Secured Treasury Management Agreements, Affiliates of Lenders) and the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

(b)
[reserved].
(c)
Notwithstanding the foregoing provisions of this Section 9.03, any of the Administrative Agents may in its sole discretion (and, at the request of the Required Lenders, shall) apply any amounts described in clause (a) above, to the extent representing proceeds under any U.S. Collateral Document or otherwise received from any Domestic Loan Party (a) first, to the

Direct U.S. Loan Party Obligations as provided in the First, Second, Third, Fourth and Fifth clauses thereof (as if each reference in said clauses to “Obligations” were to “Direct U.S. Loan Party Obligations”) and (b) second, after repayment in full of all Direct U.S. Loan Party Obligations, to all other Obligations as provided in the First, Second, Third, Fourth and Fifth clauses thereof.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth of clause (a) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Contracts shall be excluded from the application described above if the Administrative Agents have not received written notice thereof, together with such supporting documentation as the Administrative Agents may request, from the Lender or Affiliate of a Lender party to such Secured Treasury Management Agreement or such Secured Swap Contract, as the case may be. Each holder of any such Obligations arising under Secured Swap Contracts or Secured Treasury Management Agreements that is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agents pursuant to the terms of Article X hereof for itself and its Affiliates as if it were a “Lender” party hereto.

Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, in no circumstances shall proceeds of any Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Obligations under Secured Swap Contracts.

Article X

ADMINISTRATIVE AGENTS
10.01
Appointment and Authority. Each of the Term Lenders hereby irrevocably appoints MSSF to act on its behalf as the Term Facilities Administrative Agent and each of the Revolving Lenders and the L/C Issuers hereby irrevocable appoints MSSF to act on its behalf as the Revolving Facility Administrative Agent, in each case hereunder and under the other Loan Documents and authorizes the Applicable Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Applicable Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided in Section 10.05 and 10.06, the provisions of this Article are solely for the benefit of the Administrative Agents, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

CS shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Swap Contract providers and potential Treasury Management Agreement providers) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, CS, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02
Rights as a Lender. The Persons serving as the Administrative Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not any of the Administrative Agents and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Administrative Agents hereunder in their individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Persons was not the Administrative Agents hereunder and without any duty to account therefor to the Lenders.
10.03
Exculpatory Provisions. The Administrative Agents shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Administrative Agents:
(a)
shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)
shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that any of the Administrative Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that none of the Administrative Agents shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Applicable Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)
shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Persons serving as the Administrative Agents or any of their Affiliates in any capacity.

None of the Administrative Agents shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Applicable Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or

(ii) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). None of the Administrative Agents shall be deemed to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agents by the Company, a Lender or an L/C Issuer.

The Administrative Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agents.

10.04
Reliance by Administrative Agents. Each of the Administrative Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, signature, representation, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Applicable Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Applicable Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Administrative Agents may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05
Delegation of Duties. The Administrative Agents may perform any and all of their duties and exercise their rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Applicable Administrative Agent. The Administrative Agents and any such sub‑agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agents and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agents.
10.06
Resignation of Administrative Agents. The Applicable Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and, unless an Event of Default under Section 9.01(f) then exists, the Company. Upon receipt of any such notice of resignation, the Required Term Lenders, in the case of the Administrative Agent, or the Required Revolving Lenders, in the case of the Revolving Facility Administrative Agent, shall have the right, with the consent of the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Term Lenders or the Required Revolving Lenders, as the case may be, and shall have accepted such appointment within 30 days after the retiring Applicable Administrative Agent gives notice of its resignation, then the retiring Applicable Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Applicable Administrative Agent meeting the qualifications set forth above; provided that if the Applicable Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Applicable Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Applicable Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Applicable Administrative Agent shall continue to hold such collateral security until such time as a successor Applicable Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Applicable Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Term Lenders or the Required Revolving Lenders, as the case may be, appoint a successor Applicable Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as an Applicable Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Applicable Administrative Agent, and the retiring Applicable Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section ). The fees payable by the Company to a successor Applicable Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Applicable Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Applicable Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Applicable Administrative Agent was acting as an Applicable Administrative Agent.

Any resignation by CS or MSSF as Administrative Agent or Revolving Facility Administrative Agent, respectively, pursuant to this Section shall also constitute its resignation as an L/C Issuer, so long as, effective upon such resignation, at least one L/C Issuer remains in such capacity and/or a successor L/C Issuer is appointed in accordance with the immediately following sentence and the aggregate Letter of Credit Sublimits of all remaining L/C Issuers is not less than the Letter of Credit Sublimit as in effect immediately prior to the effectiveness of such resignation. Upon the acceptance of a successor’s appointment as an Applicable Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) such retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

10.07
Non-Reliance on Administrative Agents and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon any of the Administrative Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made (i) its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon any of the Administrative Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08
No Other Duties; Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents in respect of the Facilities (including the Arrangers and the Co-Managers) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Applicable Administrative Agent, a Lender or an L/C Issuer hereunder; it being understood and agreed that such bookrunners, arrangers, syndication agents, documentation agents or co-agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agents as, and to the extent, provided for under Section 11.04. Without limitation of the foregoing, any such bookrunners, arrangers, syndication agents, documentation agents or co-agents shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other person.
10.09
Administrative Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, any of the Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any of the Administrative Agents shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and any of the Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agents under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to any of the Administrative Agents and, if the Administrative Agents shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agents and their agents and counsel, and any other amounts due the Administrative Agents under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agents to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

10.10
Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of (a) all principal of and interest accrued to such date which constitute Obligations (other than (A) Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable provider thereof shall have been made), (b) all fees, expenses and other amounts then due and payable which constitute Obligations (other than (A) Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable provider thereof shall have been made) and (c) the expiration or termination of all Letters of Credit (other than Letters of Credit that have been fully Cash Collateralized or secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Administrative Agent and the Applicable L/C Issuer), (ii) that is transferred or to be transferred to a non-Loan Party (with the effectiveness of such release to be contingent upon consummation of such transaction) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;
(b)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and
(c)
to release any Guarantor (other than the Parent) from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

10.11
Secured Swap Contracts and Secured Treasury Management Agreements. No Lender or any Affiliate of a Lender that is party to any Secured Swap Contract or any Secured Treasury Management Agreement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, none of the Administrative Agents shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Contracts and Secured Treasury Management Agreements unless the Administrative Agents have received written notice of such Obligations, together with such supporting documentation as the Administrative Agents may request, from the applicable Lender or Affiliate of a Lender that is party to such Secured Swap Contract or such Secured Treasury Management Agreement, as the case may be.
10.12
Delivery of Information. None of the Administrative Agents shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by any of the Administrative Agents from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of any of the Administrative Agents at the time of receipt of such request and then only in accordance with such specific request.
10.13
Erroneous Payment.If the Revolving Facility Administrative Agent (x) notifies a Revolving Lender or any Person who has received funds on behalf of a Revolving Lender (any such Revolving Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Revolving Facility Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Revolving Facility Administrative Agent) received by such Payment Recipient from the Revolving Facility Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Revolving Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Revolving Facility Administrative Agent pending its return or repayment as contemplated below in this Section 10.13 and held in trust for the benefit of the Revolving Facility Administrative Agent, and such Revolving Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Revolving Facility Administrative Agent may, in its sole discretion, specify in writing), return to the Revolving Facility Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Revolving Facility Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Revolving Facility Administrative Agent in same day funds at the greater of the Federal Funds Rate, or with respect to Alternative Currencies, the applicable benchmark rate, and a rate determined by the Revolving Facility Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Revolving Facility Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(a)
Without limiting immediately preceding clause (a), each Revolving Lender or any Person who has received funds on behalf of a Revolving Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Revolving Facility Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Revolving Facility Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Revolving Facility Administrative Agent (or any of its Affiliates), or (z) that such Revolving Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)
it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Revolving Facility Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Revolving Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Revolving Facility Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Revolving Facility Administrative Agent pursuant to this Section 10.13(b).
(b)
Each Revolving Lender hereby authorizes the Revolving Facility Administrative Agent to set off, net and apply any and all amounts at any time owing to such Revolving Lender under any Loan Document, or otherwise payable or distributable by the Revolving Facility Administrative Agent to such Revolving Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Revolving

Facility Administrative Agent has demanded to be returned under immediately preceding clause (a).
(c)
(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Revolving Facility Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Revolving Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Revolving Facility Administrative Agent’s notice to such Revolving Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Revolving Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Revolving Facility Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Revolving Facility Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Revolving Facility Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Revolving Lender shall deliver any Notes evidencing such Loans to the Borrower or the Revolving Facility Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Revolving Facility Administrative Agent as the assignee Revolving Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Revolving Facility Administrative Agent as the assignee Revolving Lender shall become a Revolving Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Revolving Lender shall cease to be a Revolving Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Revolving Lender, (D) the Revolving Facility Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Revolving Facility Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Revolving Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 11.06 (but excluding, in all events, any assignment consent or approval requirements (other than the consent of the Borrower, to the extent required under Section 11.06)), the Revolving Facility Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the Revolving Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the

Revolving Facility Administrative Agent shall retain all other rights, remedies and claims against such Revolving Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the Revolving lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Revolving Facility Administrative Agent on or with respect to any such Loans acquired from such Revolving Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Revolving Facility Administrative Agent) and (y) may, in the sole discretion of the Revolving Facility Administrative Agent, be reduced by any amount specified by the Revolving Facility Administrative Agent in writing to the Revolving Lender from time to time.

(d)
The parties hereto agree that (x) irrespective of whether the Revolving Facility Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Revolving Facility Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Revolving Lender, to the rights and interests of such Revolving Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Revolving Facility Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Revolving Facility Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Revolving Facility Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(e)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Revolving Facility Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Revolving Facility Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Revolving Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

10.14
Release of Foreign Guarantors .

As of the Incremental B-8 Effective Date, the Administrative Agents, the Collateral Agent and the Required Lenders hereby agree that the Guarantees by the Foreign Guarantors under the Foreign Collateral Documents and the other Loan Documents are hereby terminated in full, that all Liens and security interests granted by the Foreign Guarantors in favor of the Administrative Agents, the Collateral Agent, the Revolving Lenders and/or any other Secured Parties under any of the foregoing Loan Documents are hereby terminated in full, and that the Foreign Guarantors are no longer Loan Parties. The Administrative Agents and Collateral Agent shall (and the Required Lenders hereby authorize the Administrative Agents and Collateral Agent to) execute and deliver any instruments, documents and agreements necessary to evidence, effect or confirm the release provided in this Section 10.14; provided that such release shall be without recourse to or warranty by the Administrative Agents or Collateral Agent, other than as to the authority of the Administrative Agents or Collateral Agent to execute and deliver any such document or instrument. The Loan Parties agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agents or the Collateral Agent (and their respective representatives) in connection with taking such actions. In connection with any release pursuant to this Section 10.14, the Administrative Agents and the Collateral Agent shall, at the Borrower’s expense, promptly execute and deliver to each Foreign Guarantor and/or file with any relevant governmental authority all documents that such Foreign Guarantor shall reasonably request to evidence or effect such release under the laws of any relevant jurisdiction.

Article XI

MISCELLANEOUS
11.01
Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agents with the consent of the Required Lenders) and the Borrowers and/or the applicable Loan Parties, as the case may be, and acknowledged by the Administrative Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that
(a)
no such amendment, waiver or consent shall:
(i)
extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended, increased or reinstated (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension, increase or reinstatement of the Commitments of any Lender);
(ii)
postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced, it being understood that the waiver of any mandatory prepayment of Loans under any Facility shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(iii)
reduce the principal of, or the rate of interest or any fees specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender and/or the Applicable L/C Issuer (as applicable) entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) only the consent of the Required Revolving Lenders shall be necessary to amend any financial covenant in Section 8.11(a) (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)
change (A) Section 2.13 or 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby, (B) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is a Term Facility, the Required Term Lenders under such Facility and (ii) if such Facility is the Revolving Facility, the Required Revolving Lenders or (C) any provision of this Agreement that by its terms affects the rights or duties of the Revolving Lenders (but not the Term Lenders) without the written consent of the Required Revolving Lenders;
(v)
subject to Section 2.01(f), Section 2.17(d), Section 2.18(d) and the penultimate paragraph of this Section 11.01, change (A) any provision of this Section 11.01(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Commitments on the Restatement Effective Date) or the definition of “Required Lenders”, without the written consent of each Lender, (B) the definition of “Required Revolving Lenders” or “Required Term Lenders”, without the written consent of each Lender under the applicable Facility or Facilities or (C) any provision of the Re-Allocation Agreement, except in accordance with the requirements of Section 3.2 of the Re-Allocation Agreement (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the “Required Lenders”, the “Required Revolving Lenders” and the “Required Term Lenders” on substantially the same basis as the extensions of Term Loans and/or Revolving Commitments, as applicable, are included on the Restatement Effective Date);
(vi)
except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii)
amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender that is obligated to make Credit Extensions to any Borrower in Alternative Currencies; or
(viii)
release any Borrower from its obligations under any Loan Document without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, any material Guarantor without the written consent of each Lender whose Obligations are guaranteed thereby.
(b)
unless also signed by such L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of an L/C Issuer under this Agreement (including, without limitation, any increase to the applicable Letter of Credit Sublimit applicable to such L/C Issuer) or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(c)
[Reserved]; and
(d)
unless also signed by the Applicable Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of such Applicable Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv) a Commitment Increase Amendment and/or the Incremental Joinder shall be effective if executed by the Loan Parties, each Lender providing an Incremental Term Loan Commitment or an increase in Revolving Commitments and the Applicable Administrative Agent, (v) no Lender consent is required to effect a Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.17 or 2.18, as applicable), (vi) the Administrative Agents and the Borrower may amend other provisions of this Agreement or any other Loan Document to the extent explicitly permitted to do so by the terms of this Agreement or of any other Loan Document, (vii) only the written consent of the Borrowers, Required Revolving Lenders and the Revolving Facility Administrative Agent shall be required to amend, waive or otherwise modify any term or provision of Section 8.11(a) or Section 9.01(b) (solely as it relates to Section 8.11(a)) and (viii) any amendment necessary to effect the provisions of the “Flex Rights” section of the Fee Letter (the “Flex Provisions”) shall only require the consent of the Administrative Agent and the Company; provided that, the Company hereby agrees and agrees to cause any other Loan Party to execute and deliver any amendment to this Agreement necessary to effect the Flex Provisions.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything else to the contrary contained in this Section 11.01, (a) if the Administrative Agents and the Borrowers shall have jointly identified any error or omission of a technical nature in any provision of the Loan Documents, then the Administrative Agents and the Borrowers shall be permitted to amend such provision and (b) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof. The Lenders hereby expressly authorize the Administrative Agents to enter into any amendment to the Loan Documents contemplated by the preceding sentence.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company, the Designated Borrowers and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans under a given Term Facility (the “Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (the “Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall equal the aggregate principal amount of such Refinanced Term Loans, (b) the Effective Yield with respect to such Replacement Term Loans shall not be higher than the Effective Yield with respect to such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prior prepayments of the Refinanced Term Loans), (d) such Replacement Term Loans shall satisfy the requirements of Credit Agreement Refinancing Indebtedness, (e) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing and (f) no Default shall have occurred and be continuing or would result from such Replacement Term Loans.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of each Revolving Lender, the Revolving Facility Administrative Agent and the Borrowers to the extent necessary to integrate any Alternative Currency (other than any Alternative Currency permitted as of the Restatement Effective Date) in accordance with Section 1.06.

11.02
Notices; Effectiveness; Electronic Communications.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to the Company, a Borrower or any other Loan Party, any of the Administrative Agents or any L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)
if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company or its Affiliates, or the respective securities of any of the foregoing).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day of the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Applicable Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Applicable Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Applicable Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall any of the Administrative Agents or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, the L/C Issuers or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party or any of the Administrative Agents’ transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)
Change of Address, Etc. Each Loan Party, any of the Administrative Agents and each L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Applicable Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Applicable Administrative Agent from time to time to ensure that the Applicable Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its Affiliates or the respective securities of any of the foregoing for purposes of United States Federal or state securities Laws.
(e)
Reliance by Administrative Agents, L/C Issuer and Lenders. The Administrative Agents, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each of the Administrative Agents, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Applicable Administrative Agent may be recorded by such Applicable Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03
No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or any of the Administrative Agents to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agents in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agents from exercising on their own behalf the rights and remedies that inure to their respective benefit (solely in their respective capacities as Administrative Agents) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as an Applicable Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agents pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04
Expenses; Indemnity; and Damage Waiver.
(a)
Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Arrangers, the Co-Managers and the Administrative Agents and their Affiliates (including the reasonable and documented fees, charges and disbursements of a single counsel (and any appropriate local counsel) for the Arrangers, the Co-Managers and the Administrative Agents), in connection with the syndication of the credit facilities provided for herein and the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (it being understood that such amounts shall be paid on the Restatement Effective Date (so long as invoices in reasonable detail shall have been provided to the Company at least three (3) Business Days prior to the Restatement Effective Date) (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of a single counsel (and any appropriate local counsel) for the Administrative Agents), in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (including, for the avoidance of doubt, in connection with any amendment to implement the Flex Provisions) (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable and documented out‑of‑pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such L/C Issuer or any demand for payment thereunder and (iv) all out‑of‑pocket expenses incurred by any of the Administrative Agents, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for any of the Administrative Agents, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
Indemnification by the Loan Parties. The Loan Parties shall indemnify and hold harmless each of the Administrative Agents (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agents (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from such Indemnitee’s breach in bad faith of its obligations hereunder or under any other Loan Document, or (y) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Company or any other Loan Party and arises solely from a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an agent, arranger, bookrunner, co-manager or other agency capacity and, in such case, excepting only such party). This Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(c)
Reimbursement by Lenders. (i) To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to any of the Administrative Agents (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such of the Administrative Agents (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, and calculated, solely for this purpose, on an aggregate basis across all Facilities then in effect) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such of the Administrative Agents (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such of the Administrative Agents (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(ii)
Each of the Administrative Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, in each case, as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)
Payments. Except as expressly provided otherwise herein, all amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)
Survival. The agreements in this Section shall survive the resignation of any of the Administrative Agents and any L/C Issuer, the replacement of any Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all the other Obligations.
11.05
Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any of the Administrative Agents, any L/C Issuer or any Lender, or any of the

Administrative Agents, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such of the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent permitted by applicable law, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agents upon demand their respective applicable share (without duplication) of any amount so recovered from or repaid by any of the Administrative Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agents and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts. Except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund:
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the related Loans at the time owing to it under any Facility, no minimum amount need be assigned; and

(B)
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Applicable Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such trade date, shall not be less than (i) $5,000,000 in the case of an assignment under the Revolving Facility and (ii) $1,000,000 in the case of an assignment under any Term Facility unless each of the Applicable Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments of the applicable Class, and rights and obligations under this Agreement with respect thereto, assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)
the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (or, in the case of any assignment of Revolving Commitments or Revolving Loans, a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund in respect of a Revolving Lender), or (3) such assignment is during the primary syndication of the Loans and Commitments to Persons identified by the Administrative Agent to the Company and approved by the Company (acting reasonably) on or prior to the Restatement Effective Date; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Applicable Administrative Agent within ten (10) Business Days after having received written notice thereof in accordance with Section 11.02;
(B)
the consent of the Applicable Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)
the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Commitments or any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)
Assignment and Assumption. The parties to each assignment shall (A) execute and deliver to the Applicable Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to such Applicable Administrative Agent or (B) if previously agreed with the Applicable Administrative Agent, manually execute and deliver to the Applicable Administrative Agent an Assignment and Acceptance, in each case, together with a processing and recordation fee in the amount of $3,500 (to be paid by the assignor or the assignee); provided, however, that the Applicable Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Applicable Administrative Agent an Administrative Questionnaire and all applicable tax forms.
(v)
No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates (including the Parent and the Designated Borrowers) or Subsidiaries (other than pursuant to and in accordance with Section 11.06(i) below), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.
(vi)
No Assignment Resulting in Additional Indemnified Taxes. No such assignment under the Revolving Facility shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to either of the Borrowers without the imposition of any additional Indemnified Taxes.
(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Revolving Facility Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Revolving Facility Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Revolving Facility Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage of the Revolving Facility.

Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Applicable Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and shall have acknowledged in writing that it is bound by the terms of the Re-Allocation Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the Re-Allocation Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the Re-Allocation Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto and to the Re-Allocation Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)
Register. The applicable Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the applicable Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations (and stated interest thereon) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Applicable Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Applicable Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Applicable Administrative Agent and, if required, the Borrower and the issuing bank to such assignment and any applicable tax forms, the Applicable Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (c).

(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Company, any of the Administrative Agents or any L/C Issuer, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agents, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that, to the fullest extent permitted under applicable law, each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, none of the Administrative Agents (in their capacity as Administrative Agents) shall have responsibility for maintaining a Participant Register.
(e)
Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the sale of the participation is pursuant to the Re-Allocation Agreement. A Participant shall not be entitled to the benefits of Section 3.01 unless (i) such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(f) as though it were a Lender or (ii) the sale of the participation is pursuant to the Re-Allocation Agreement and, in each case, such Participant delivers the forms required by Section 3.01(f) to such Participant’s participating Lender.

(f)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over it; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time an L/C Issuer assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, such L/C Issuer may, so long as at least one other L/C Issuer shall then exist, upon thirty days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that any such resignation as L/C Issuer shall not be effective if there are no L/C Issuers (including any successor L/C Issuer appointed in accordance with this sentence) under this Agreement. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C Issuer and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.
(h)
[reserved].
(i)
Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans of any Class hereunder to the Parent or any of its Subsidiaries, but only if:
(i)
such assignment is made pursuant to (x) a Dutch Auction open to all Term Lenders of the applicable Class on a pro rata basis or (y) an open-market purchase;
(ii)
no Default has occurred or is continuing or would result therefrom;
(iii)
any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Parent or any of its Subsidiaries; and
(iv)
the Parent and its Subsidiaries do not use the proceeds of the Revolving Facility (whether or not the Revolving Facility has been increased pursuant to Section 2.01 or otherwise modified pursuant to Section 2.17 or 2.18) to acquire such Term Loans.
11.07
Treatment of Certain Information; Confidentiality. Each of the Administrative Agents, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its

Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, numbering, administration and settlement service providers and other representatives who have a need to know such Information in connection with the transactions contemplated by the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(f), 2.17, 2.18 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) with the prior written consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any of the Administrative Agents, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or any of its Subsidiaries (which source is not known by the recipient to be in breach of confidentiality obligations with the Parent or any Subsidiary) (i) for purposes of establishing a due diligence defense or (j) to any credit insurance provider relating to the Company and its obligations.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to any of the Administrative Agents, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than any such information received from a source that is known by the recipient to be in breach of confidentiality obligations with such Loan Party or any Subsidiary). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agents, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08
Set-off; Several Obligations.
(a)
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document then due to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Revolving Facility Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Revolving Facility Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Revolving Facility Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Revolving Facility Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the any of the Administrative Agents or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Applicable Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the Second Amendment, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each of the Administrative Agents and each Lender, regardless of any investigation made by any of the Administrative Agents or any Lender or on their behalf and notwithstanding that any of the Administrative Agents or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than contingent indemnification, tax gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made).
11.12
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Revolving Facility Administrative Agent or each L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13
Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) either Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) the obligation of any Lender to make or maintain Loans as Eurocurrency Rate Loans, SONIA Loans or SOFR Loans has been suspended pursuant to Section 3.02, (iv) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (v) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)
unless waived by the Applicable Administrative Agents (in its sole discretion), the Company shall have paid to the Applicable Administrative Agent the assignment fee specified in Section 11.06(b);
(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and 2.09(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)
in the case of any such assignment resulting from a suspension of a Lender’s obligation to make or maintain Loans as Eurocurrency Rate Loans, SONIA Loans or SOFR Loans, the assignee of such assignment shall not be prohibited from making or maintaining Loans as Eurocurrency Rate Loans, SONIA Loans or SOFR Loans;
(e)
such assignment does not conflict with applicable Laws; and
(f)
in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination;

provided that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.14
Governing Law; Jurisdiction; Etc.
(a)
GOVERNING LAW. THIS AGREEMENT AND ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT (I) THE INTERPRETATION OF THE DEFINITION OF “TARGET MATERIAL ADVERSE EFFECT” AND WHETHER THERE SHALL HAVE OCCURRED A TARGET MATERIAL ADVERSE EFFECT, (B) WHETHER THE TARGET ACQUISITION HAS BEEN CONSUMMATED AS CONTEMPLATED BY THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE REPRESENTATIONS MADE BY OR WITH RESPECT TO THE TARGET OR ANY OF ITS AFFILIATES ARE ACCURATE AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY SUCH REPRESENTATIONS A PARTY TO THE MERGER AGREEMENT (OR ITS APPLICABLE AFFILIATES) HAS THE RIGHT TO TERMINATE ITS (OR THEIR) OBLIGATIONS, OR HAS THE RIGHT NOT TO CONSUMMATE THE MERGER, UNDER THE MERGER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE DOMESTIC LAWS

OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.
(b)
SUBMISSION TO JURISDICTION. EXCEPT AS OTHERWISE SPECIFIED IN ANY COLLATERAL DOCUMENT, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY OF THE ADMINISTRATIVE AGENTS, ANY LENDER, ANY ISSUING LENDER OR THE HOLDER OF ANY NOTE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15
Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agents, the Arrangers, the Co-Managers and the Lenders, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agents, the Arrangers, the Co-Managers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agents, each of the Arrangers and each of the Co-Managers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties (including pursuant to Section 11.06(c) hereof), has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person, (B) none of any of the Administrative Agents, any Arrangers or Co-Manager has assumed or will assume, except as expressly agreed in writing by the relevant parties (including pursuant to Section 11.06(c) hereof), an advisory, agency or fiduciary responsibility in favor of either Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Administrative Agents or any Arrangers have advised or is currently advising either Borrower, the other Loan Parties or their respective Affiliates on other matters in any other capacity) and (C) none of the Administrative Agents, the Arrangers or the Co-Managers have any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agents, the

Arrangers, the Co-Managers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Administrative Agents, the Arrangers or the Co-Managers have any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agents, the Arrangers, the Co-Managers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17
Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in the Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.18
USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agents (for themselves and not on behalf of any Lender) hereby notify the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and, if applicable, tax identification number of each Loan Party and other information that will allow such Lender or the Applicable Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Company shall, promptly following a request by the any of the Administrative Agents or any Lender, provide all documentation and other information that the Applicable Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.19
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Applicable Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Applicable Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Applicable Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Applicable Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Administrative Agent in such currency, the Applicable Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).
11.20
Release of Collateral and Guaranty Obligations.
(a)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Company in connection with any Disposition permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Company, take such actions as shall be required to release its security interest in any Collateral Disposed of to a non-Loan Party in such Disposition, and to release any Guaranty under any Loan Document of any Person Disposed of in such Disposition (other than the Parent), upon consummation of such Disposition in accordance with the Loan Documents; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt or any Indebtedness incurred under Section 8.03(f).
(b)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, at such time as (a) all principal of and interest accrued to such date which constitute Obligations (other than (A) Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable provider thereof shall have been made) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations (other than (A) Obligations for indemnification, expense reimbursement, tax gross-up or yield protection for which no claim has been made and (B) obligations and liabilities under Secured Treasury Management Agreements and Secured Swap Contracts as to which arrangements satisfactory to the applicable holder(s) of such obligations and/or liabilities shall have been made) shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to each Applicable L/C Issuer, and (d) the Commitments shall have expired or been terminated in full, the Administrative Agent shall at the expense of the Company take such actions as shall be required to release its security interest in all Collateral, and to release any Guaranty under any Loan Document. Any such release of any Guaranty shall be deemed subject to the provision that such Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(c)
Any execution and delivery of documents pursuant to this Section 11.20 shall be without recourse to or warranty by the Administrative Agent.

11.21
Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 11.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
11.22
Intercreditor Agreements.
(a)
EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS MAY BE CREATED ON THE COLLATERAL (OR ANY PORTION THEREOF) IN CONNECTION WITH A BORROWER’S INCURRENCE OF ANY PERMITTED FIRST PRIORITY REFINANCING DEBT AND PERMITTED JUNIOR PRIORITY REFINANCING DEBT, WHICH LIENS, IN EACH CASE, SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT. THE EXPRESS TERMS OF ANY SUCH INTERCREDITOR AGREEMENT SHALL PROVIDE THAT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF SUCH INTERCREDITOR AGREEMENT, ON THE ONE HAND, AND ANY OF THE LOAN DOCUMENTS, ON THE OTHER HAND, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(b)
EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENTS TO ENTER INTO ANY SUCH INTERCREDITOR AGREEMENTS ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE AMENDMENTS THERETO AND ALL OTHER DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY THEM.
11.23
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975 such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agents, in their sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that:
(i)
none of the Administrative Agents or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agents under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)
no fee or other compensation is being paid directly to the Administrative Agents or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) Each of the Administrative Agents and each of the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, facility fees, arrangement fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing

11.24
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely with respect to the Term Loans other than the Term A-9 Loans, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
11.25
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)
As used in this Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

11.26
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely with respect to the Revolving Loans and the Term A-9 Loans, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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